Exhibit 10.249

CREDIT AGREEMENT

Dated as of February 16, 2012

among

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as a Borrower,

DTG OPERATIONS, INC.,
as a Borrower

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWERS,
as the Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C Issuer,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

THE BANK OF NOVA SCOTIA,
U.S. BANK NATIONAL ASSOCIATION
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES LLC
as Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	32
1.03	Accounting Terms	33
1.04	Rounding	33
1.05	Times of Day	33
1.06	Letter of Credit Amounts	33
1.07	Exchange Rates; Currency Equivalents	34
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	34
2.01	Commitments	34
2.02	Borrowings, Conversions and Continuations of Loans	34
2.03	Letters of Credit	36
2.04	Swing Line Loans	45
2.05	Prepayments	47
2.06	Termination or Reduction of Aggregate Revolving Commitments	49
2.07	Repayment of Loans	49
2.08	Interest	49
2.09	Fees	50
2.10	Computation of Interest and Fees	50
2.11	Evidence of Debt	51
2.12	Payments Generally; Administrative Agent’s Clawback	51
2.13	Sharing of Payments by Lenders	53
2.14	Cash Collateral	53
2.15	Defaulting Lenders	54
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	56
3.01	Taxes	56
3.02	Illegality	61
3.03	Inability to Determine Rates	61
3.04	Increased Costs	61
3.05	Compensation for Losses	63
3.06	Mitigation Obligations; Replacement of Lenders	63
3.07	Survival	64
ARTICLE IV GUARANTY	64
4.01	The Guaranty	64
4.02	Obligations Unconditional	64
4.03	Reinstatement	65
4.04	Certain Additional Waivers	66
4.05	Remedies	66
4.06	Rights of Contribution	66
4.07	Guarantee of Payment; Continuing Guarantee	66
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	66
5.01	Conditions of Initial Credit Extension	66
5.02	Conditions to all Credit Extensions	69
ARTICLE VI REPRESENTATIONS AND WARRANTIES	70
6.01	Existence, Qualification and Power	70
6.02	Authorization; No Contravention	70
6.03	Governmental Authorization; Other Consents	70

i

6.04	Binding Effect	71
6.05	Financial Statements; No Material Adverse Effect	71
6.06	Litigation	71
6.07	No Default	71
6.08	Ownership of Property; Liens	72
6.09	Environmental Compliance	72
6.10	Insurance	73
6.11	Taxes	73
6.12	ERISA Compliance	73
6.13	Subsidiaries	74
6.14	Margin Regulations; Investment Company Act	74
6.15	Disclosure	74
6.16	Compliance with Laws	74
6.17	Intellectual Property; Licenses, Etc.	75
6.18	Solvency	75
6.19	Perfection of Security Interests in the Collateral	75
6.20	Business Locations	75
6.21	Labor Matters	75
6.22	OFAC	75
ARTICLE VII AFFIRMATIVE COVENANTS	76
7.01	Financial Statements	76
7.02	Certificates; Other Information	77
7.03	Notices	79
7.04	Payment of Obligations	79
7.05	Preservation of Existence, Etc.	79
7.06	Maintenance of Properties	80
7.07	Maintenance of Insurance	80
7.08	Compliance with Laws	80
7.09	Books and Records	81
7.10	Inspection Rights	81
7.11	Use of Proceeds	81
7.12	Additional Subsidiaries	81
7.13	ERISA Compliance	82
7.14	Pledged Assets	82
7.15	Post-Closing Obligations	83
ARTICLE VIII NEGATIVE COVENANTS	85
8.01	Liens	85
8.02	Investments	87
8.03	Indebtedness	88
8.04	Fundamental Changes	90
8.05	Dispositions	91
8.06	Restricted Payments	91
8.07	Change in Nature of Business	91
8.08	Transactions with Affiliates	91
8.09	Burdensome Agreements	92
8.10	Use of Proceeds	92
8.11	Financial Covenants	93
8.12	Capital Expenditures	93
8.13	Prepayment of Other Indebtedness, Etc.	93
8.14	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity	93

8.15	Ownership of Subsidiaries	93
8.16	Sale Leasebacks	93
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	94
9.01	Events of Default	94
9.02	Remedies Upon Event of Default	96
9.03	Application of Funds	96
ARTICLE X ADMINISTRATIVE AGENT	97
10.01	Appointment and Authority	97
10.02	Rights as a Lender	98
10.03	Exculpatory Provisions	98
10.04	Reliance by Administrative Agent	99
10.05	Delegation of Duties	99
10.06	Resignation of Administrative Agent	100
10.07	Non-Reliance on Administrative Agent and Other Lenders	101
10.08	No Other Duties; Etc.	101
10.09	Administrative Agent May File Proofs of Claim	101
10.10	Collateral and Guaranty Matters	102
ARTICLE XI MISCELLANEOUS	103
11.01	Amendments, Etc.	103
11.02	Notices and Other Communications; Facsimile Copies	104
11.03	No Waiver; Cumulative Remedies; Enforcement	106
11.04	Expenses; Indemnity; and Damage Waiver	107
11.05	Payments Set Aside	109
11.06	Successors and Assigns	109
11.07	Treatment of Certain Information; Confidentiality	113
11.08	Set-off	114
11.09	Interest Rate Limitation	114
11.10	Counterparts; Integration; Effectiveness	115
11.11	Survival of Representations and Warranties	115
11.12	Severability	115
11.13	Replacement of Lenders	115
11.14	Governing Law; Jurisdiction; Etc.	116
11.15	Waiver of Right to Trial by Jury	117
11.16	Electronic Execution of Assignments and Certain Other Documents	118
11.17	USA PATRIOT Act	118
11.18	No Advisory or Fiduciary Relationship	118
11.19	Joint and Several Liability of the Borrowers	119
11.20	No Bankruptcy Petition Against SPC’s	119
11.21	Collateral Documents	119

SCHEDULES

2.01	Commitments and Applicable Percentages
6.11	Tax Sharing Agreement
6.13	Subsidiaries
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Formation and Structure
7.15	Post-Closing Obligations
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.02	Indebtedness Existing on the Closing Date
11.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Swing Line Loan Notice
C	Form of Revolving Note
D	Form of Swing Line Note
E	Form of Compliance Certificate
F	Form of Joinder Agreement
G	Form of Assignment and Assumption
H	Forms of U.S. Tax Compliance Certificates
J	Form of Enhancement Letter of Credit Application and Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of February 16, 2012 among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) and DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors (defined herein), the Lenders (defined herein) and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Borrowers have requested that the Lenders provide credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01           Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person, or any division, line of business or other business unit of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of indebtedness, securities or otherwise.

“Adjusted Net Income” means, with respect to any period, the sum of (a) Net Income for such period plus (b) to the extent deducted in calculating such Net Income for such period, non-cash charges resulting from changes in GAAP or changes in the application of GAAP by DTAG in response to the occurrence of an event which affects, or a change in the conditions affecting, DTAG or any of its Subsidiaries (other than changes in the nature of establishing a reserve and other charges that reflect a determination that the future cash flow of DTAG and its Subsidiaries is likely to be adversely affected).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Interest Expense” has the meaning set forth in clause (a) of the definition of “Non-Vehicle Interest Expense.”

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.  The aggregate amount of the Aggregate Revolving Commitments in effect on the Closing Date is FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000).

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender’s Revolving Commitment at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means with respect to Revolving Loans, Swing Line Loans, Letters of Credit and the Commitment Fee, subject to the last sentence of this definition, the following percentages per annum, based on the amount of Availability as of the last Business Day of any fiscal quarter, as determined by the Administrative Agent:

Pricing Tier	Availability	Commitment Fee	Letter of Credit Fee	Eurodollar Rate Loans	Base Rate Loans
1	> $180,000,000	0.50%	3.00%	3.00%	2.00%
2	> $90,000,000 but < $180,000,000	0.50%	3.25%	3.25%	2.25%
3	< $90,000,000	0.50%	3.50%	3.50%	2.50%

Any increase or decrease in the Applicable Rate shall become effective as of the first day of the fiscal quarter immediately following the Administrative Agent’s above referenced determination on the last Business Day of the immediately preceding fiscal quarter.  The Applicable Rate in effect from the Closing Date to and including March 31, 2012 shall be determined based upon Pricing Tier 1.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person, prepared as of such date in accordance with GAAP and

(b) in respect of any Synthetic Lease of any Person, subject to Section 1.03(a), the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of DTAG and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of DTAG and its Subsidiaries, including the notes thereto, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP.

“Availability” means, as of any date of determination, an amount equal to the sum of (a) the Aggregate Revolving Commitments minus (b) Total Revolving Outstandings as of such date.

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A.

“Base Indenture” means the Amended and Restated Base Indenture, dated as of February 14, 2007, between RCFC and Deutsche Bank Trust Company Americas, as trustee, together with the Base Indenture Supplements thereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Base Indenture Supplement” means any supplement (as the same may be amended from time to time) to the Base Indenture, including (a) the Series 2011-1 Supplement dated as of July 28, 2011, (b) the Series 2011-2 Supplement dated as of October 26, 2011, (c) the Amended and Restated Series 2010-3 Supplement dated as of September 29, 2011 and (d) the Series 2007-1 Supplement dated as of May 23, 2007.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means each of the following: (a) a borrowing of Swing Line Loans pursuant to Section 2.04 and (b) a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Businesses” means, at any time, a collective reference to the businesses operated by any Loan Party and its Subsidiaries at such time.

“Canadian Dollar” and “CAN$” mean the lawful currency of Canada.

“Canadian Dollar Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Canadian Dollars with Dollars.

“Canadian Securitization Program” means any Canadian securitization or other vehicle funding program of DTAG or any of its Subsidiaries.

“Capital Expenditures” means, for any period, for DTAG and its Subsidiaries on a consolidated basis, all expenditures for fixed or capital assets for such period, as determined in accordance with GAAP; provided, however, that Capital Expenditures shall not include (a) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to repair or to purchase property that is the same as or similar to the property subject to such Involuntary Disposition, (b) expenditures made or incurred in connection with Permitted Acquisitions or (c) for the avoidance of doubt, expenditures for the purchase of motor vehicles to be used in the rental fleet of DTAG and its Subsidiaries.

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support (which, for the avoidance of doubt, shall not include any Excluded Property), in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date:

(a) (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) U.S. Dollar denominated time deposits and certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank referred to in clauses

(A) through (C) being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (iv) repurchase agreements entered into by any Person (x) with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $500,000,000, (y) on securities that are direct obligations issued by or fully guaranteed by the United States and having a fair market value on the date of purchase thereof of at least 100% of the repurchase obligations or (z) on securities in which such Person has perfected ownership or a security interest prior to all other Liens (other than Permitted Liens), (v) Investments  in a money-market fund which may be a 2a-7 fund as registered under the Investment Company Act of 1940 and is rated at least equivalent to (A) AAm or AAm-G by S&P and Aa by Moody’s if such money-market fund is rated by both such rating agencies or (B) AAm or AAm-G by S&P or Aa by Moody’s if such money-market fund is rated by only one such rating agency, (vi) deposits (including Eurodollar time deposits), federal funds or bankers acceptances (maturing in not more than 365 days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States) or Canadian bank, which: (A) has an unsecured, uninsured and unguaranteed obligation that is rated at least equivalent to (x) A-1 by S&P and P-1 by Moody’s if such unsecured, uninsured and unguaranteed obligation is rated by both such rating agencies or (y) A-1 by S&P or P-1 by Moody’s if such unsecured, uninsured and unguaranteed obligation is rated by only one such rating agency; (B) is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in the preceding clause (A); (C) has combined capital, surplus and undivided profits of not less than $500,000,000 and an unsecured, uninsured and unguaranteed long-term obligation that is rated at least equivalent to (x) A by S&P and Moody’s if such unsecured, uninsured and unguaranteed long-term obligation is rated by both such rating agencies or (y) A by S&P or Moody’s if such unsecured, uninsured and unguaranteed long-term obligation is rated by only one such rating agency; or (D) is a Lender; and (vii ) deposits of any bank or savings and loan association that serves the local and non-centralized corporate operations of a Borrower or a Subsidiary of the Borrowers which (a) has combined capital, surplus and undivided profits of not less than $100,000,000 or (b) is a bank or branch of a bank holding company which has combined capital, surplus and undivided profits of not less than $100,000,000, which deposits shall not exceed $3,000,000 at any such bank or savings and loan association; and

(b) solely in the case of any Foreign Subsidiary, (i) direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the national government of the jurisdiction in which such Foreign Subsidiary is organized; provided, that (A) such obligation matures in not more than 270 days and (B) such national government has an unsecured, uninsured and unguaranteed long-term obligation which is rated at least equivalent to (1) A by S&P and Moody’s if such unsecured, uninsured and unguaranteed obligation is rated by both rating agencies or (2) A by S&P’s or Moody’s if such unsecured, uninsured and unguaranteed long-term obligation is rated by only one such rating agency and (ii) deposits (including Eurodollar time deposits) maturing in not more than 365 days of any bank organized in the jurisdiction in which such Foreign Subsidiary is organized (including a branch office of a bank organized elsewhere, which branch office is located in such jurisdiction which: (A) has an unsecured, uninsured and unguaranteed obligation which is rated at least equivalent to (1) A-1 by S&P and P-1 by Moody’s if such unsecured, uninsured and unguaranteed obligation is rated by both such rating agencies or (2) A-1 by S&P or P-1 by Moody’s if such unsecured, uninsured and unguaranteed obligation is rated by only one such rating agency or (B) is the lead bank of a parent bank holding company with an unsecured, uninsured and unguaranteed obligation meeting the rating requirements set forth in the preceding clause (b)(ii)(A) or

(C) has combined capital, surplus and undivided profits of not less than $100,000,000 to the extent such deposits do not exceed $100,000 and such deposits are in each case fully insured by an agency of the national government in which such bank is organized which meets the requirements set forth in the preceding clause (b)(i) or (D) has combined capital, surplus and undivided profits of not less than $500,000,000 and an unsecured, uninsured and unguaranteed long-term obligation which is rated at least equivalent to (1) A by S&P and Moody’s if such unsecured, uninsured and unguaranteed long-term obligation is rated by both such rating agencies or (2) A by S&P or Moody’s if such unsecured, uninsured and unguaranteed long-term obligation is rated by only one such rating agency or (E) is a Lender.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Equity Interests of DTAG entitled to vote for members of the board of directors or equivalent governing body of DTAG on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           DTAG ceases to own all of the Equity Interests of Operations (other than the seven (7) shares of common stock of Operations owned by Thrifty), Dollar or Thrifty Holdco or DTAG ceases to have the ability to elect all of the members of the board of directors of Operations, Dollar or Thrifty Holdco; or

(c)           Thrifty Holdco ceases to own all of the Equity Interests of Thrifty or Thrifty Car Sales or Thrifty Holdco ceases to have the ability to elect all of the members of the board of directors of Thrifty or Thrifty Car Sales; or

(d)           during any period of 24 consecutive months following the Closing Date, a majority of the members of the board of directors or other equivalent governing body of DTAG cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses

(i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(e)           any Person or two or more Persons acting in concert acquires, by contract or otherwise, the power to direct or control, directly or indirectly, the management or policies of DTAG, Operations or Thrifty.

“Closing Date” means the date of this Agreement.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgages, any account control agreement entered into in connection with the Loan Documents and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Commitment” means, as to each Lender, the Revolving Commitment of such Lender.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Funded Indebtedness” means Funded Indebtedness of DTAG and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Corporate Debt” means, as of any date of determination, the sum, without duplication, of (a) Non-Vehicle Indebtedness as of such date plus (b) the aggregate amount of all drawings (which have not been reimbursed) under each letter of credit, bond, bankers’ acceptance or similar obligation (including Letters of Credit).

“Corporate EBITDA” means, for any period, an amount equal to the excess, if any, of (a) EBITDA for such period over (b) to the extent added in arriving at such EBITDA for such period, the sum of (i) the aggregate amount of depreciation in respect of Vehicles during such period plus (ii) Vehicle Interest Expense during such period.

“Corporate Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Corporate EBITDA for the period of the four fiscal quarters most recently ended to (b) Non-Vehicle Interest Expense for the period of the four fiscal quarters most recently ended.

“Corporate Leverage Ratio” means, as of any date of determination, the ratio of (a) Corporate Debt as of such date to (b) Corporate EBITDA for the period of the four fiscal quarters most recently ended.

“Corporate Vehicle” means any Vehicle other than a Rentable Vehicle or a Salvage Vehicle.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Adjusted Net Income” means, at any date of determination, Adjusted Net Income of DTAG and its Subsidiaries for the period (taken as one accounting period) commencing on January 1, 2012 and ending on the last day of the then most recently ended fiscal quarter of DTAG.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations under the Loan Documents other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within three (3) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Demand Capitalization Notes” means promissory notes issued by DTAG to any SPC (including RCFC) for the purpose of capitalizing such SPC in connection with a Securitization Program.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disclosure Letter” means the disclosure letter dated as of the Closing Date containing certain schedules delivered by the Loan Parties to the Administrative Agent and the Lenders.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary) (any of the foregoing, solely for purposes of this definition, a “disposition”), including any such disposition, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) any disposition of inventory (including motor vehicles used in the rental fleet of DTAG and its Subsidiaries, whether or not classified as inventory) in the ordinary course of business; (b) any disposition in the ordinary course of business of surplus, obsolete or worn out property or property no longer used or useful in the conduct of business of DTAG and its Subsidiaries; (c) any disposition of property (x) to any Loan Party by DTAG or any of its Subsidiaries or (y) to any Subsidiary that is not a Loan Party by any other Subsidiary that is not a Loan Party, (d) without limiting the effect in any manner of Article IX, any disposition of property of an SPC as a result of an amortization event or otherwise pursuant to Securitization Program Documents relating to such property, (e) dispositions of cash and Cash Equivalents, (f) dispositions of property (other than Collateral) to the extent such property is exchanged for, or for credit against the purchase price of, similar replacement property, (g) dispositions in connection with like-kind exchanges of property for purposes of Section 1031 of the Internal Revenue Code, (h) the unwinding of any Swap Contract or other derivative instrument (including any currency hedge, commodity hedge, credit default swap, equity or equity index swap or option or other transaction of any kind which is subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any master agreement), (i) dispositions permitted under Sections 8.02, 8.04 or 8.06 and Liens permitted by Section 8.01, (j) Operations’ disposition of the Spruce Street Real Property and (k) any Involuntary Disposition.

“Dollar” means Dollar Rent A Car, Inc., an Oklahoma corporation.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Dollar Thrifty Funding” means Dollar Thrifty Funding Corp., a special purpose, bankruptcy remote, Subsidiary of DTAG.

 “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia (other than a Foreign Subsidiary).

“DTAG” has the meaning specified in the introductory paragraph hereto.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of DTAG or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition.  For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.  For purposes of determining the amount of any Earn Out Obligations to be included in the definition of Funded Indebtedness, the amount of Earn Out Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EBITDA” means, for any period, for DTAG and its Subsidiaries on a consolidated basis, an amount equal to Adjusted Net Income for such period (excluding extraordinary gains and losses and any write-up (or write-down) in the value of any asset) plus the following to the extent deducted in calculating such Adjusted Net Income: (a) Aggregate Interest Expense for such period, (b) the provision for federal, state, local and foreign taxes computed on the basis of income payable by DTAG and its Subsidiaries for such period, (c) depreciation and amortization expense for such period and (d) non-cash charges in respect of non-cash awards under DTAG’s incentive compensation programs, all as determined in accordance with GAAP.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Enhancement Letter of Credit” means any Letter of Credit issued as credit support and/or enhancement for any Securitization Program.

“Enhancement Letter of Credit Application and Agreement” means, with respect to each Enhancement Letter of Credit, the application and agreement therefor (or, in connection with any amendment, increase or extension of a previously issued Enhancement Letter of Credit, any form for such request set forth in the related application and agreement) completed by the account party or parties in respect of such Enhancement Letter of Credit and accepted by the L/C Issuer, (a) with respect to Enhancement Letters of Credit issued after the Closing Date pursuant to the Existing RCFC Securitization Program, in substantially the form of

Exhibit J or in such other form as DTAG, the Administrative Agent and the L/C Issuer may agree, (b) with respect to Enhancement Letters of Credit issued pursuant to the Canadian Securitization Program, in the form of a Letter of Credit Application for a General Letter of Credit and (c) with respect to other Enhancement Letters of Credit, in such form as DTAG, the Administrative Agent and the L/C Issuer may agree.

“Environmental Laws” means any and all applicable federal, state, local, foreign and other statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release or threatened release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of DTAG, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with DTAG within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of DTAG or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by DTAG or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon DTAG or any ERISA Affiliate.

“Eurodollar Base Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or, if not then so published, such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m. London time determined two London Banking Days prior to such date for U.S. Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Eurodollar Reserve Percentage” means, for any Interest Period or any day during any Interest Period, as applicable, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect during such Interest Period or on such day, as applicable, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan and for each outstanding Base Rate Loan the interest on which is determined by reference to the Eurodollar Rate, in each case, shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real or personal property which is located outside of the United States, (b) any personal property (other than any Vehicles) in respect of which perfection of a Lien is not either (i) governed by the UCC or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (c) applications filed in the United States Patent and Trademark Office to register trademarks or service marks but only to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use trademark or service mark applications under federal law, (d) the Equity Interests in any direct or indirect Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.14, (e) any assets of any direct or indirect Foreign Subsidiary of a Loan Party, (f) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(b), (f), (i) or (s) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (g) any leasehold interest of any Loan Party in real property, (h) any Excluded Receivables, (i) any Vehicles other than Material Rentable Vehicles, (j) subject to the last sentence of Section 7.15, the Spruce Street Real Property and (k) any permit or license or any Contractual Obligation constituting Collateral entered into by any Loan Party (A) that prohibits, or requires the consent of any Person other than a Loan Party and its Affiliates which has not been obtained as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such permit, license or Contractual Obligation or (B) to the extent that any requirement of Law applicable thereto prohibits the creation of a Lien thereon, provided that the foregoing exclusions in (A) and (B) shall not apply to the extent, and for as long as, such prohibition is terminated, unenforceable, illegal, prohibited or otherwise deemed ineffective by the UCC or any other Law.

“Excluded Receivables” means any receivable or other right of DTAG, Operations, Thrifty or any Subsidiary that is (a) subject to a Lien which is not a Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations and (b) (i) an obligation payable to RCFC in respect of Vehicles leased or financed pursuant to the Lease (as defined in the Base Indenture) or the Master Lease (as defined in the Base Indenture) or similar obligations payable to a SPC under leases between such SPC, on the one hand, and DTAG or any of its Subsidiaries, on the other hand, pursuant to any Securitization Program, (ii) an obligation of a manufacturer of a Vehicle securing Vehicle Debt pursuant to a Vehicle Disposition Program (as defined in the Base Indenture) or otherwise, including any right to receive incentive payments in respect of any transportation allowance, return allowance, retention bonus or otherwise, (iii) an obligation of an insurer or governmental entity in respect of a Vehicle securing Vehicle Debt, (iv) an obligation of a Person in respect of the purchase price of a Vehicle securing Vehicle Debt, (v) an obligation of a Person, as lessee or sublessee, to Operations, Thrifty or any Subsidiary, as lessor or sublessor, in respect of any lease or sublease of a Vehicle securing Vehicle Debt, (vi) an obligation of any Person under an insurance contract in respect of any Vehicle securing Vehicle Debt or (vii) proceeds of any of the items set forth in the preceding clauses (b)(i) through (vi), excluding, for the avoidance of doubt, monies due or to become due from the retail rental of Vehicles.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 11.13)

or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(i) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any  U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of June 15, 2007 among DTAG, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent, as amended or modified from time to time.

“Existing Letters of Credit” means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1 to the Disclosure Letter.

“Existing RCFC Securitization Program” means the securitization program of RCFC pursuant to the Base Indenture, the Base Indenture Supplements and the other Securitization Program Documents in place from time to time with respect thereto.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated January 10, 2012, among DTAG, Bank of America and MLPFS relating to payment of certain fees.

“Financing Lease” means any “Financing Lease” as defined in the Base Indenture as in effect on the date hereof or any other lease under a Securitization Program that constitutes a financing arrangement with respect to the purchase of Vehicles by the lessee thereunder.

“Foreign Lender” means (a) if the Borrowers are U.S. Persons, a Lender that is not a U.S. Person, and (b) if the Borrowers are not U.S. Persons, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means (a) any Subsidiary that is not organized under the laws of any state of the United States or the District of Columbia and (b) any other Person so long as (x) it is directly or indirectly owned by a Loan Party, it is treated for U.S. federal income tax purposes as an entity disregarded as separate from its owner and substantially all of its assets consist of Equity Interests in one or more Foreign Subsidiaries or (y) it is owned, directly or indirectly, by a Foreign Subsidiary and treated for U.S. federal income tax purposes as a flow through entity.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations for borrowed money, whether current or long-term and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the principal portion of all payment obligations under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(c)           all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)           all payment obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including, without limitation, any Earn Out Obligations recognized as a liability on the balance sheet of DTAG and its Subsidiaries in accordance with GAAP;

(e)           the Attributable Indebtedness of Capital Leases and Synthetic Leases;

(f)           all payment obligations of such Person to purchase, redeem, retire, defease or otherwise make any liquidation payment in respect of Preferred Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference (including accrued and unpaid dividends thereon);

(g)           all Funded Indebtedness of others of the types specified in clauses (a) through (f) secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(h)           all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

(i)           all Funded Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“General Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder (other than an Enhancement Letter of Credit) and shall include the Existing Letters of Credit.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such indebtedness or other obligation of the payment or performance of such indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any indebtedness or other obligation of any other Person, whether or not such indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary of DTAG identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.03(c).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all Funded Indebtedness;

(b)           the Swap Termination Value of any Swap Contract;

(c)           all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d)           all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Ineligible Person” means any Person designated by DTAG on Schedule 2 to the Disclosure Letter.

“Information” has the meaning specified in Section 11.07.

“Insurance Subsidiary” means (a) AmeriGuard Risk Retention Group, Inc. and (b) any Subsidiary of DTAG established after the Closing Date (i) that is engaged in the business of insurance underwriting or providing reinsurance under applicable insurance laws or regulations of the United States or any state of the United States or any similar provision of any foreign jurisdiction, (ii) that is subject to the insurance holding company laws of any state of the United States and (iii) that is (x) prohibited by applicable Law in its jurisdiction of formation or incorporation from guaranteeing the Obligations or providing a perfected security interest in its assets in support of the Obligations or (y) required to obtain the consent, approval, license or authorization of a Governmental Authority for such Subsidiary to guarantee the Obligations or provide a perfected security interest in its assets in support of the Obligations, unless such consent, approval, license or authorization has been obtained.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date and, in addition, where the Interest Period for a Eurodollar Rate Loan exceeds three months, the date every three months after the beginning of such Interest Period; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Loan Notice;  provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period with respect to any Loan shall extend beyond the Maturity Date.

“Interim Financial Statements” has the meaning set forth in Section 5.01(c)(ii).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (net of dividends, interest, distributions, returns of principal or capital, repayments, income and similar amounts actually received by such Person in respect of any such Investment), without adjustment for subsequent increases or decreases in the value of such Investment.  For the avoidance of doubt, Enhancement Letters of Credit and obligations under motor vehicle leases between any SPC and any Loan Party, including without limitation, the master leases under the Existing RCFC Securitization Program, are not Investments.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.

“IP Rights” has the meaning specified in Section 6.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit (excluding Securitization Program Documents (other than Enhancement Letter of Credit Applications and Agreements)).

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.

“Joint Lead Arrangers” means MLPFS and J.P. Morgan Securities LLC, in their respective capacities as joint lead arrangers and joint book managers.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date required to be reimbursed or refinanced as a Borrowing of Revolving Loans.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof (other than pursuant to automatic increases pursuant to the existing terms of such Letter of Credit).

“L/C Issuer” means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, (b) any other Lender designated by the Borrowers in consultation with the Administrative Agent that agrees in writing to become a L/C Issuer after the Closing Date, in its capacity as an issuer of Letters of Credit hereunder and (c) any successor thereto that is an issuer of Letters of Credit hereunder.  All singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit or all L/C Issuers, as the context may require.  For the avoidance of doubt, each Person that is an L/C Issuer pursuant to any of the foregoing clauses (a) through (c) shall be subject to all obligations of an L/C Issuer hereunder, including the obligation to issue any Letter of Credit or Enhancement Letter of Credit in accordance with the terms hereof, and, unless otherwise expressly specified herein, the Borrowers may determine in their sole discretion which L/C Issuer hereunder at any time shall fulfill the obligation to issue any Letter of Credit hereunder.  Notwithstanding the foregoing, Deutsche Bank Trust Company Americas shall be the L/C Issuer with respect to the Existing Letters of Credit.

“L/C Obligations” means, as at any date of determination, without duplication, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts and all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and permitted assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means, collectively, Enhancement Letters of Credit and General Letters of Credit, which letters of credit, in each case, shall be irrevocable standby letters of credit in such form as may be requested by a Borrower and approved by the L/C Issuer.

“Letter of Credit Application” means (a) with respect to Enhancement Letters of Credit, an Enhancement Letter of Credit Application and Agreement or (b) with respect to General Letters of Credit, an application and agreement for the issuance or amendment of a General Letter of Credit in the form from time to time in use by the L/C Issuer and executed by the Borrower requesting same.

“Letter of Credit Facility Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date then in effect.

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement, in each case, in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14 of this Agreement, the Collateral Documents, the Fee Letter and each fee arrangement referred to in the first parenthetical in Section 2.03(i).

“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Collateral Agency Agreement” means the Second Amended and Restated Master Collateral Agency Agreement dated as of February 14, 2007, among RCFC, Operations and Thrifty, as grantors, the various financing sources and beneficiaries parties thereto and Deutsche Bank Trust Company Americas, as master collateral agent, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Rentable Vehicle” means (a) any Rentable Vehicle owned by any Loan Party that is not subject to or required to be subject to any Lien securing financing for such Rentable Vehicle that is perfected or required to be perfected within ninety (90) days after the closing of such financing and that has not been, and is not for the immediately following sixty (60) day period scheduled to be, delivered to auction or otherwise sold and (b) any Corporate Vehicle owned by any Loan Party that is not subject to or required to be subject to any Lien securing financing for such Rentable Vehicle that is perfected or required to be perfected within ninety (90) days after the closing of such financing and that has not been, and is not for the immediately following sixty (60) day period scheduled to be, delivered to auction or otherwise sold; provided, that, no Vehicle pledged under the Master Collateral Agency Agreement, or subject to a lease, in either case in connection with any Securitization Program shall be a Material Rentable Vehicle.

“Maturity Date” means February 16, 2017.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued by it and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i) or (a)(ii), an amount equal to 105% of the Outstanding Amount of all L/C Obligations.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as a joint lead arranger and joint book manager.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” means any real property that is owned by a Loan Party and is subject to a Mortgage.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent, for the benefit of the holders of the Obligations, a security interest in the fee interest of any Loan Party in real property (other than Excluded Property).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which DTAG or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including DTAG or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Income” means, for any period, the aggregate of all amounts which, in accordance with GAAP, would be included as net earnings (or net loss) on a consolidated statement of operations of DTAG and its Subsidiaries for such period (excluding therefrom non-cash gains and non-cash charges arising from marking to market the fair value of Swap Contracts in accordance with FASB ASC 815 and any related income tax effects).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Vehicle Indebtedness” means, as of any date of determination, an amount equal to (a) Consolidated Funded Indebtedness (other than Indebtedness of the type described in clauses (c) and, to the extent in respect of such type of Indebtedness, clauses (h) and (i) of the definition of “Funded Indebtedness”) minus (b) to the extent included in such Consolidated Funded Indebtedness described in clause (a) of this definition, Vehicle Debt and Indebtedness under Swap Contracts permitted by Section 8.03(d) relating to such Vehicle Debt.

“Non-Vehicle Interest Expense” means, for any period, for DTAG and its Subsidiaries on a consolidated basis, an amount equal to the excess, if any, of:

(a)           the aggregate gross interest expense of DTAG and its Subsidiaries for such period, as determined in accordance with GAAP (“Aggregate Interest Expense”), including (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, (iii) all fees paid or owed with respect to the issuance or maintenance of contingent liabilities (including letters of credit), in each case to the extent treated as interest in accordance with GAAP, (iv) net costs or benefits under interest rate Swap Contracts and (v) the implied interest component of Synthetic Leases with respect to such period;

over

(b)           to the extent included in the preceding clause (a) for such period, gross interest expense in respect of Vehicle Debt and Indebtedness under Swap Contracts permitted by Section 8.03(d) relating to such Vehicle Debt (“Vehicle Interest Expense”).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” or “Notes” means the Revolving Notes and/or the Swing Line Note, individually or collectively, as appropriate.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include

(a) all obligations under any Swap Contract between any Loan Party and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank.

“Operations” has the meaning set forth in the introductory paragraph hereto.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by DTAG and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means an Investment consisting of an Acquisition by any Loan Party, provided that (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as DTAG and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) the Administrative Agent shall receive all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) if the aggregate consideration (including cash and non-cash consideration, any assumption of Indebtedness, deferred purchase price and any Earn-Out Obligations) paid by the Loan Parties for any such Acquisition exceeds $15,000,000, DTAG shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which DTAG was required to deliver financial statements pursuant to Section 7.01(a) or (b), (vi) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (vii) the aggregate consideration (including cash and non-cash consideration, any assumption of indebtedness, deferred purchase price and any Earn-Out Obligations) paid by the Loan Parties for all such Acquisitions shall not exceed (without the consent of the Required Lenders) (A) $75,000,000 in any fiscal year and (B) $250,000,000 during the term of this Agreement.

“Permitted Investments” means, at any time, Investments by any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Permitted Unsecured Indebtedness” means any unsecured indebtedness incurred under the Permitted Unsecured Notes and the other Permitted Unsecured Note Documents which satisfies the following requirements: (a) DTAG shall have delivered to the Administrative Agent drafts of the Permitted Unsecured Note Documents proposed to be executed no fewer than one (1) Business Day prior to the incurrence of the related Permitted Unsecured Notes (with any final versions of such Permitted Unsecured Note Documents to be delivered within five (5) Business Days after the date of incurrence of such indebtedness), (b) the final maturity thereof is no earlier than six (6) months following the Maturity Date, (c) the respective Permitted Unsecured Note Documents do not contain (i) any financial maintenance covenants (or defaults having the same effect as a financial maintenance covenant) (it being understood that incurrence covenants included in a customary indenture for a high yield bond offering shall not be considered financial maintenance covenants) or (ii) any cross-default provisions to the credit facilities established under this Agreement or any other Loan Documents (other than an Event of Default which results in Indebtedness under this Agreement being declared due and payable prior to scheduled maturity), (d) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the maturity of the Permitted Unsecured Notes except (x) pursuant to customary change of control provisions or (y) upon a sale of assets and (e) the other terms and conditions of such incurrence of Permitted Unsecured Notes shall not be materially more restrictive on DTAG and its Subsidiaries, taken as a whole, than the terms and conditions contained in this Agreement, taken as a whole, as reasonably determined by DTAG.

“Permitted Unsecured Notes” means unsecured indebtedness (including convertible indebtedness) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, Rule 144A thereunder or in a private placement.

“Permitted Unsecured Note Documents” means the principal documentation (including, without limitation, any indenture or purchase agreement) entered into by the issuer in connection with any issuance of Permitted Unsecured Notes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of DTAG or any ERISA Affiliate or any such Plan to which DTAG or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Preferred Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Preferred Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not Preferred Equity Interests), in whole or in part, (c) provides for scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Preferred Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date; provided, that if such Equity Interests are issued pursuant to a plan for the benefit of employees of any Loan Party or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Preferred Equity Interests solely because such Equity Interests may be required to be repurchased by a Loan Party or any Subsidiary in order to satisfy applicable statutory or regulatory obligations.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 8.11, that any Disposition, Involuntary Disposition or Acquisition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrowers were required to deliver financial statements pursuant to Section 7.01(a) or (b).  In connection with the foregoing, (i)(a) with respect to any such Disposition or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, (x) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent

(A) such items are not otherwise included in such income statement items for DTAG and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (y) such calculations may include cost savings, operating expense reductions and synergies in connection any Acquisition permitted by Section 8.02, in each case projected by the Borrowers in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken relating to such Acquisition, net of the amount of actual benefits realized during such period from such actions so long as (A) such amounts are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Borrowers and (B) such cost savings, operating expense reductions and synergies are projected in the good faith judgment of the Borrowers to be realized within twelve months of such Acquisition and (ii) any indebtedness incurred or assumed by DTAG or any Subsidiary (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of DTAG containing reasonably detailed calculations of the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which DTAG was required to deliver financial statements pursuant to Section 7.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Public Lender” has the meaning specified in Section 7.02.

“RCFC” means Rental Car Finance Corp., a special purpose, bankruptcy remote Subsidiary of DTAG.

“Recipient” means the Administrative Agent, any Lender (including the Swing Line Lender), the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rentable Vehicle” means a vehicle, including all tires and other accessions and appurtenances to the vehicle, identified, in accordance with DTAG’s past practices, in DTAG’s Legacy fleet computer system as “Rentable” (as opposed to “Unrentable”, “Stolen” or “Undelivered”).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided, that, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided, further, that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to DTAG’s stockholders.

“Revaluation Date” means each of the following: (a) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (b) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (c) each date of any payment by the L/C Issuer under any Letter of Credit denominated in Canadian Dollars, (d) the last Business Day of each calendar month and (e) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Note” has the meaning specified in Section 2.11(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Salvage Vehicle” means (a) a Vehicle having only salvage value or (b) a previously stolen Vehicle returned and held only for salvage value or otherwise not held for rental.

“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securitization Program” means any securitization program of DTAG or any of its Subsidiaries pursuant to which Vehicle Debt is issued by any SPC, including, without limitation, the Existing RCFC Securitization Program and any Canadian Securitization Program.

“Securitization Program Documents” means the indentures (including, for the avoidance of doubt the Base Indenture), the supplements (including, for the avoidance of doubt the Base Indenture Supplements), motor vehicle leases, collateral agreements (including, for the avoidance of doubt, the Master Collateral Agency Agreement), Vehicle Disposition Programs (as defined in the Base Indenture), and other agreements entered into with manufacturers in respect of Vehicles securing Vehicle Debt and other agreements, instruments and documentation entered into by DTAG or any of its Subsidiaries in connection with any Securitization Program.

“Security Agreement” means the security agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.

“Series Insurer” means a Person providing or issuing a note guaranty insurance policy or similar credit enhancement under any indebtedness issued pursuant to a Securitization Program.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” means each Subsidiary of DTAG that is a special purpose entity formed for the sole purpose of financing the acquisition of Vehicles and certain activities related thereto, including the leasing of Vehicles to one or more Subsidiaries (including, for the avoidance of doubt, RCFC, Dollar Thrifty Funding, TCL Funding Limited Partnership, 2240919 Ontario Inc., DTGC Car Rental Limited Partnership and 2232560 Ontario Inc., in each case solely for so long as such Person is a special purpose entity meeting the requirements of this definition).

“Spot Rate” for a currency means the rate determined by the L/C Issuer to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the L/C Issuer may obtain such spot rate from another financial institution designated by the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“Spruce Street Real Property” means that certain fee owned real property of Operations located at 4720 Spruce Street, Tampa, Florida.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of DTAG.

“Surety Bond” means any instrument pursuant to which the issuer thereof agrees to pay on behalf of a Borrower or any Subsidiary an amount then due and payable by such Borrower or such Subsidiary to another Person (including an insurer of such Borrower or such Subsidiary).

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date, in each case to the extent permitted by Section 8.03(d).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $45,000,000 and (b) the Aggregate Revolving Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $15,000,000.

“Thrifty” means Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, and a Subsidiary of DTAG.

“Thrifty Car Sales” means Thrifty Car Sales, Inc., an Oklahoma corporation, and a Subsidiary of DTAG.

“Thrifty Holdco” means Thrifty, Inc., an Oklahoma corporation, and a Subsidiary of DTAG.

“Title Policy” has the meaning specified in Section 7.15(c).

“Title Report” has the meaning specified in Section 7.15(c).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means all cash and Cash Equivalents that are free of any Lien (other than (i) common law “banker’s liens” or rights of setoff, unless such liens or rights of setoff have been exercised or, to DTAG’s knowledge, are threatened to be exercised and (ii) Liens in favor of the holders of the Obligations under the Loan Documents).

“U.S. Dollar” and “$” mean lawful money of the United States.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Vehicles” means all existing and hereafter acquired motor vehicle inventory or motor vehicle equipment of DTAG and its Subsidiaries (including such inventory owned by Subsidiaries of DTAG, including RCFC, that is leased to Operations, Thrifty, Dollar or their respective Subsidiaries), consisting of passenger automobiles, shuttle buses, vans and light and medium duty trucks, whether owned or leased and whether held for purposes of sale, lease, rental or internal management use.

“Vehicle Debt” means Indebtedness of (a) any SPC relating solely to the financing or leasing of any Vehicle and secured thereby (and by related collateral) and (b) any Person under any Financing Lease.

“Vehicle Interest Expense” has the meaning set forth in clause (b) of the definition of “Non-Vehicle Interest Expense”.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests (other than director’s qualifying shares or similar shares required pursuant to applicable Law) are at the time owned by DTAG directly or indirectly through other Persons 100% of whose Equity Interests (other than director’s qualifying shares or similar shares required pursuant to applicable Law) are at the time owned, directly or indirectly, by DTAG.

1.02           Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless specified otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)           For purposes of determining compliance with any covenant in Article VIII, in the event that an item or action, as applicable, meets the criteria of more than one of the clauses of such covenant setting forth exceptions or other permissive provisions with respect to the restrictions imposed by such covenant, the Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item (or any portion thereof) or such action, as the case may be, and will only be required to include the amount and type of such item, or the taking of such action, as the case may be, in one or more of such exceptions or clauses, in each case unless otherwise expressly provided in such covenant.

1.03           Accounting Terms.

(a)           Generally.  Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by DTAG in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.

(b)           Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)           Calculations.  Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.11 shall be made on a Pro Forma Basis.

(d)           FASB ASC 825 and FASB ASC 470-20.  Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, indebtedness of DTAG and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

1.04           Rounding.

Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05           Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06           Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07           Exchange Rates; Currency Equivalents.

(a)           The L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements, projections or other financial information delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the L/C Issuer.

(b)           Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01           Commitments.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in U.S. Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment.  Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01.  Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, or a combination thereof, as further provided herein.

2.02           Borrowings, Conversions and Continuations of Loans.

(a)           Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify

(i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If a Borrower fails to specify a Type of a Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date of a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the applicable Borrower as provided above.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)           The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.  Upon request by the Borrowers, the Administrative Agent shall notify the Borrowers of the rate set as the Base Rate as determined by the Administrative Agent.

(e)           After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to all Eurodollar Rate Loans.

2.03           Letters of Credit.

(a)           The Letter of Credit Commitment.

(i)           Subject to the terms and conditions set forth herein and, to the extent applicable, in a related Enhancement Letter of Credit Application and Agreement, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Facility Expiration Date, to issue Letters of Credit denominated in U.S. Dollars or Canadian Dollars for the account of any Borrower or any Subsidiary, and to amend, increase or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers or their respective Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment.  Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the applicable Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  Furthermore, each Lender acknowledges and confirms that it has a participation interest in the liability of the L/C Issuer under the Existing Letters of Credit in a percentage equal to its Applicable Percentage.  The Borrowers’ reimbursement obligations in respect of the Existing Letters of Credit, and each Lender’s obligations in connection therewith, shall be governed by the terms of this Agreement.

(ii)	The L/C Issuer shall not issue any Letter of Credit if:

(A)            subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur (x) in the case of General Letters of Credit, more than one year after the date of issuance or last extension, unless the Required Lenders have approved such expiry date and (y) in the case of Enhancement Letters of Credit, more than three years after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Facility Expiration Date, unless all the Lenders have approved such expiry date.

(iii)	The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)           except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(D)           such Letter of Credit is to be denominated in a currency other than U.S. Dollars or Canadian Dollars; or

(E)           any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to the L/C Issuer with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)           The L/C Issuer shall not amend any Letter of Credit if (A) the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v)           The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended (including to effect any extension thereof, or any increase or decrease in the stated amount thereof in accordance with the terms hereof), as the case may be, upon the request of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower and, in the case of an Enhancement Letter of Credit Application and Agreement, each other party thereto (if applicable).  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application

(x) in respect of a General Letter of Credit shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require and (y) in respect of an Enhancement Letter of Credit, shall be in the form of the applicable Enhancement Letter of Credit Application and Agreement.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall, in the case of amendment of any Enhancement Letter of Credit, conform to the requirements specified for such amendment request in the applicable Enhancement Letter of Credit Application and Agreement (if so specified), or, otherwise, shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.  Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Except as otherwise specified in Section 2.03(b)(vi), unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)           If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that (x) the expiry date of any issued General Letter of Credit may only be extended to a date no later than the earlier of (A) one year from its date of extension and (B) the Letter of Credit Facility Expiration Date, (y) the expiry date of any issued Enhancement Letter of Credit may only be extended to a date no later than the earlier of (A) two years from its date of extension and (B) the Letter of Credit Facility Expiration Date and (z) any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month (or, in the case of Enhancement Letters of Credit only, twenty-four month) period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period (or, in the case of Enhancement Letters of Credit only, twenty-four month period) to be agreed upon at the time such Letter of Credit is issued.

The Borrowers shall not be required to make a specific request to the L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Facility Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a)), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

(iv)           If a Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion (in the case of General Letters of Credit) and shall (in the case of Enhancement Letters of Credit, to the extent provided in any related Enhancement Letter of Credit Application and Agreement), agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  In the case of any such Enhancement Letter of Credit, and in the case of any other Auto-Reinstatement Letter of Credit, except as otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(vi)           Notwithstanding anything to the contrary in this Section 2.03 or Section 5.02, with respect to Enhancement Letters of Credit only, a L/C Issuer may issue an Enhancement Letter of Credit (a “Replacement Enhancement Letter of Credit”) to replace another outstanding Enhancement Letter of Credit issued by another L/C Issuer (an “Outstanding Enhancement Letter of Credit”) where it has received notice from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 5.02(a) or (b) is not then satisfied so long as (x) the issuance of the Replacement Enhancement Letter of Credit is required under the Enhancement Letter of Credit Application and Agreement relating to the Outstanding Enhancement Letter of Credit, (y) the Replacement Enhancement Letter of Credit has terms substantially identical to those of the Outstanding Enhancement Letter of Credit and (z) the Outstanding Enhancement Letter of Credit is terminated contemporaneously with the issuance of the Replacement Enhancement Letter of Credit.

(vii)           Notwithstanding any provision to the contrary in this Agreement, the L/C Issuer shall not have any obligation to issue, any Letter of Credit at any time when, and so long as, there shall be outstanding in the aggregate 75 or more Letters of Credit, unless otherwise consented to by the L/C Issuer and the Administrative Agent.

(viii)           Notwithstanding any provision to the contrary in this Agreement, the L/C Issuer with respect to the Existing Letters of Credit is under no obligation to extend, renew, amend or otherwise modify any Existing Letter of Credit or to issue any further Letter of Credit.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)           Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof.  In the event that such notice is received by the applicable Borrower prior to 1:00 p.m. (or, (x) in the case of Enhancement Letters of Credit issued on the Closing Date in connection with the Existing RCFC Securitization Program, 2:00 p.m. or (y) in the case of Enhancement Letters of Credit issued in connection with any other Securitization Program, such other time as may be agreed by the applicable Borrower and the L/C Issuer) on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the Honor Date, or, in the event that such notice is received by the applicable Borrower after the applicable time set forth in the first sentence of this Section 2.03(c)(i), in each case, on the Honor Date, on the Business Day next succeeding receipt of such notice.  In the case of any drawing under a Letter of Credit denominated in Canadian Dollars, the L/C Issuer shall promptly notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing following the determination thereof and the applicable Borrower shall reimburse the L/C Issuer in Dollars.  If the applicable Borrower does not reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) (such amount, for so long as the same shall remain unreimbursed, the “Unreimbursed Amount”, it being understood that such Unreimbursed Amount shall be zero upon replacement by a Borrowing of Revolving Loans and/or an L/C Borrowing pursuant to the provisions hereof), and the amount of such Lender’s Applicable Percentage thereof.  In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date (or such later date as specified in the second sentence of this section) in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)           With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, a Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by a Borrower of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)           If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)           At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Obligations Absolute.  The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)	any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v)           honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)           any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)
any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will promptly (and in any event, within three (3) Business Days) notify the L/C Issuer.  The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)           Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Each Lender and the Borrowers agree that the L/C Issuer shall not have any responsibility for (i) dishonoring any presentation which does not strictly comply with the terms of the applicable Letter of Credit, (ii) honoring any presentation which complies substantially with the terms of the applicable Letter of Credit, except in such cases where the Letter of Credit requires strict compliance or (iii) defending or settling any claim of wrongful dishonor or repudiation with or without joining any Borrower in the applicable action.  Other than in the case of Enhancement Letters of Credit, the L/C Issuer may assert or waive or, provided that any required consents have been received from the applicable Borrower or other Person, amend any provision of any Letter of Credit that primarily concerns the operations of the L/C Issuer.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority.

In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)           Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit) and except as otherwise specified in any Enhancement Letter of Credit Application and Agreement, the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)           Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue and be payable at the Default Rate.  Each L/C Issuer (other than Bank of America) agrees, by no later than ten (10) Business Days prior to the last day of each March, June, September and December, to provide the Administrative Agent with a certificate (such certificate to be in form and detail reasonably satisfactory to the Administrative Agent) setting forth the stated amount and expiration date of each Letter of Credit issued by such L/C Issuer.

(i)           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum specified in the Fee Letter (or, solely with respect to Letters of Credit not issued by Bank of America, as separately agreed in writing by DTAG and such L/C Issuer with respect to the Letters of Credit issued by it), computed on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears.

Such fronting fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Facility Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued by it as from time to time in effect.  Such customary fees and standard costs and charges are due and payable within ten (10) Business Days after demand and are nonrefundable.

(j)           Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document (other than any Enhancement Letter of Credit Application and Agreement in connection with the Existing RCFC Securitization Program, to the extent such conflict cannot be avoided after construing the terms of this Agreement and such Enhancement Letter of Credit Application and Agreement in a manner that would seek to avoid any purported inconsistency or conflict between the terms of this Agreement, on the one hand, and such Enhancement Letter of Credit Application and Agreement, on the other hand, in which case such Enhancement Letter of Credit Application and Agreement controls), the terms hereof shall control.

(k)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of such Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

2.04           Swing Line Loans.

(a)           Swing Line Facility.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to the Borrowers in U.S. Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension would have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Borrowing of Swing Line Loans shall be made upon a Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify

(i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.

(c)           Refinancing of Swing Line Loans.

(i)           The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments.  The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to DTAG in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02.  No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)           At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans.  Until each Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender.  The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05           Prepayments.

(a)           Voluntary Prepayments.

(i)           Revolving Loans.  Upon notice from the Borrowers to the Administrative Agent, the Borrowers may at any time or from time to time voluntarily prepay Revolving Loans, in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii)           Swing Line Loans.  The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)           Mandatory Prepayments of Loans.

(i)           Revolving Commitments.  If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and the Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.

(ii)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to Section 2.05(b)(i) shall be applied ratably to Revolving Loans and Swing Line Loans and (after all Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations.

Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.06           Termination or Reduction of Aggregate Revolving Commitments.

(a)           Optional Reductions.  The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments to an amount not less than the Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments or (B) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.

(b)           Mandatory Reductions.  If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Swing Line Sublimit exceeds the Aggregate Revolving Commitments at such time, the Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c)           Notice.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Swing Line Sublimit or the Aggregate Revolving Commitments under this Section 2.06.  Upon any reduction of the Aggregate Revolving Commitments, the Revolving Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.  All fees in respect of the Aggregate Revolving Commitments accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.07           Repayment of Loans.

(a)           Revolving Loans.  The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b)           Swing Line Loans.  The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date within one (1) Business Day of demand therefor by the Swing Line Lender and (ii) the Maturity Date.

2.08           Interest.

(a)           Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate, (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)           (i)           If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all outstanding Obligations hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           If any amount due under the Loan Documents (other than principal of any Loan) is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)           Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09           Fees.

In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)           Commitment Fee.  The Borrowers shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (y) the Outstanding Amount of Revolving Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the Commitment Fee.  The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date; provided, that (A) no Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)           Fee Letter.  The Borrowers shall pay to the Administrative Agent for its own account the administrative agency fee in the amount and at the times specified in the Fee Letter.

2.10           Computation of Interest and Fees.

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11           Evidence of Debt.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C (a “Revolving Note”) and (ii) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”).  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12           Payments Generally; Administrative Agent’s Clawback.

(a)           General.  All payments to be made by the Borrowers under the Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in U.S. Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  Subject to the definition of “Interest Period”, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)           (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)           Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)           Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to a Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)           Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint.

The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)           Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13           Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (excluding any amounts applied by the Swing Line Lender to outstanding Swing Line Loans) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)           if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14           Cash Collateral.

(a)           Certain Credit Support Events.  If (i) as of the Letter of Credit Facility Expiration Date, any L/C Obligation for any reason remains outstanding, (ii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iii) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, interest bearing deposit accounts at the Administrative Agent.  The Borrowers shall pay, no later than ten (10) Business Days after demand therefor, from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)           Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)           Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15           Defaulting Lenders.

(a)           Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)           Waivers and Amendment.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)           Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)           Certain Fees.

(A)           No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)           Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C)           With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall

(x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)           Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under applicable Law, (x) first, prepay Swing Line Loans in any amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b)           Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01           Taxes.

(a)           Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or a Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)           If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)           If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)           Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Tax Indemnifications.  (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to DTAG by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 Business Days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)           Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 Business Days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)           Evidence of Payments.  Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Loan Party shall, as soon as practicable, deliver to the Administrative Agent or the Administrative Agent shall deliver to DTAG, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to DTAG or the Administrative Agent, as the case may be.

(e)           Status of Lenders; Tax Documentation.  (i) Any Lender (including for purposes of this Section 3.01(e), the Swing Line Lender) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to DTAG and the Administrative Agent, at the time or times reasonably requested by DTAG or the Administrative Agent, such properly completed and executed documentation reasonably requested by DTAG or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by DTAG or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by DTAG or the Administrative Agent as will enable DTAG or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)           any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(I)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed originals of Internal Revenue Service Form W-8ECI,

(III)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)           Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f)           Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Parties pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)           Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02           Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent) convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted.

3.03           Inability to Determine Rates.

If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrowers and all Lenders.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice.  Upon receipt of such notice, the Borrowers may, notwithstanding anything to the contrary contained in Section 2.02(a) or Section 3.05, revoke without penalty any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04           Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay (in accordance with the provisions of Section 3.04(c)) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay pursuant to Section 3.04(c) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05           Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by a Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by a Borrower pursuant to Section 11.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06           Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07           Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

GUARANTY

4.01           The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof.  The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

4.02           Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been paid in full (other than contingent indemnification obligations and other similar obligations in each case for which no claim has been asserted) and the Commitments have expired or terminated.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank, or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(c)           the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)           any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract between any Loan Party and any Swap Bank or any Treasury Management Agreement between any Loan Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03           Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04           Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05           Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.  The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

4.06           Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted) and the Commitments have terminated.

4.07           Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01           Conditions of Initial Credit Extension.

This Agreement shall become effective upon and the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Loan Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.

(b)           Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c)           Financial Statements.  The Administrative Agent shall have received:

(i)           the Audited Financial Statements; and

(ii)           unaudited consolidated financial statements of DTAG and its Subsidiaries for the fiscal quarter ended September 30, 2011, including balance sheets and statements of income or operations and cash flows (the “Interim Financial Statements”);

(iii)           financial projections for DTAG and its Subsidiaries for each year commencing with the fiscal year ended December 31, 2012 through December 31, 2016; and

(iv)           a 2012 budget of DTAG and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrowers, of consolidated balance sheets and statements of operations and cash flows of DTAG and its Subsidiaries on a quarterly basis for the first year following the Closing Date.

(d)           No Material Adverse Change.  There shall not have occurred a material adverse change since December 31, 2010 in the operations, business, assets, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.

(e)           Litigation.  There shall not exist any action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened against the Borrowers or their Subsidiaries in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(f)           Organization Documents, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise indicated, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)           copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii)           such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(g)           Perfection and Priority of Liens.  Receipt by the Administrative Agent of the following:

(i)           searches of UCC filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii)           UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(iii)           all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv)           searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate governmental offices; and

(v)           duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the intellectual property of the Loan Parties.

(h)           Evidence of Insurance.  Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

(i)           Closing Certificate.  Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of DTAG certifying that (i) the conditions specified in Sections 5.01(d) and (e) and Sections 5.02(a) and (b) have been satisfied and (ii) DTAG and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis.

(j)           Termination of Existing Credit Agreement.  Receipt by the Administrative Agent of evidence that the Existing Credit Agreement concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement concurrently with the Closing Date are being released or, in the case of certain Liens on owned real property, assigned to the Administrative Agent in accordance with Section 7.15.

(k)           Fees.  Receipt by the Administrative Agent, the Joint Lead Arrangers and the Lenders of any fees required to be paid to them on or before the Closing Date.

(l)           Attorney Costs.  Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date.

(m)           Other.  Receipt by the Administrative Agent and the Lenders of such other documents and information as reasonably requested by the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02           Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of each Borrower and each other Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except that (x) any such representation and warranty that is qualified by materiality or a reference to Material Adverse Effect shall be true and correct in all respects on and as of the date of such Credit Extension and (y) to the extent that any such representation and warranty specifically refers to an earlier date, each such representation and warranty shall be true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect shall be true and correct in all respects as of such earlier date), and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)           No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)           The Administrative Agent and, if applicable, the L/C Issuer and/or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)           In the event such Credit Extension is in respect of an Enhancement Letter of Credit, the conditions to such Credit Extension set forth in the Enhancement Letter of Credit Application and Agreement with respect to such Enhancement Letter of Credit shall have been satisfied.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

DTAG (with respect to Sections 6.05, 6.14 and 6.18) represents and warrants and each Loan Party (with respect to each Section other than Sections 6.05, 6.14 and 6.18) represents and warrants, in each case to the Administrative Agent and the Lenders (each Loan Party with respect to itself unless otherwise specified) that:

6.01           Existence, Qualification and Power.

Such Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02           Authorization; No Contravention.

The execution, delivery and performance by such Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect (i) any Law applicable to such Person or any of its Subsidiaries or (ii) Regulation U or Regulation X issued by the FRB, except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

6.03           Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, (c) with respect to any securities pledged under the Collateral Documents, such actions as may be required under federal or state or other applicable securities laws in connection with a disposition of such securities upon the exercise of remedies under the Collateral Documents and (d) those approvals, consents, exemptions, authorizations, actions, notices or filings described in the Collateral Documents.

6.04           Binding Effect.

Each Loan Document has been duly executed and delivered by such Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of such Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms.

6.05           Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;  and (ii) fairly present the financial condition of DTAG and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)           The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of DTAG and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Loan Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Loan Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Loan Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d)           The financial statements delivered pursuant to Section 7.01(a) and (b) (when so delivered) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.01(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of DTAG and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.06           Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Loan Party or any of its Subsidiaries or against any of their properties or revenues that if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07           No Default.

(a)           Neither such Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)	No Default has occurred and is continuing.

6.08           Ownership of Property; Liens.

Such Loan Party and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property of such Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09           Environmental Compliance.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a)           Each of the Facilities of such Loan Party and its Subsidiaries and all operations at such Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Facilities or the Businesses of such Loan Party and its Subsidiaries, and there are no conditions relating to such Facilities or Businesses that could reasonably be expected to give rise to liability under any applicable Environmental Laws.

(b)           None of such Facilities contains, or has previously contained, any Hazardous Materials at, on or under such Facilities in amounts or concentrations that constitute or, to the knowledge of the Loan Parties, constituted a violation of, or could reasonably be expected to give rise to liability under, Environmental Laws.

(c)           Neither such Loan Party nor any Subsidiary thereof has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of such Facilities or Businesses, nor does any Responsible Officer of such Loan Party have knowledge that any such notice will be received or is being threatened.

(d)           Hazardous Materials have not been transported or disposed of from such Facilities, or generated, treated, stored or disposed of at, on or under any of such Facilities or any other location, in each case by or on behalf of such Loan Party or any Subsidiary thereof in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e)           No judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Loan Party, threatened, under any Environmental Law to which such Loan Party or any Subsidiary thereof is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Loan Party, any Subsidiary, such Facilities or such Businesses.

(f)           There has been no release or threat of release of Hazardous Materials at or from such Facilities, or arising from or related to the operations (including, without limitation, disposal) of such Loan Party or any such Subsidiary in connection with such Facilities or otherwise in connection with such Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

6.10           Insurance.

The properties of such Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.  The general property and liability insurance coverage of such Loan Party and its Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 3 to the Disclosure Letter.

6.11           Taxes.

Such Loan Party and its Subsidiaries have filed all federal and state income and other material tax returns and reports required to be filed, and have paid all federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against such Loan Party or any Subsidiary thereof that would, if made, have a Material Adverse Effect.  Neither such Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with a Person other than a Loan Party other than as described on Schedule 6.11.

6.12           ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b)           There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           (i) No ERISA Event has occurred and neither any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) neither the Borrower nor any ERISA Affiliate has failed to meet all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid;

(v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PGBC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, that, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

6.13           Subsidiaries.

Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of such Loan Party, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by such Loan Party and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.  The outstanding Equity Interests of each Subsidiary of such Loan Party are validly issued, fully paid and non-assessable.

6.14           Margin Regulations; Investment Company Act.

(a)           The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15           Disclosure.

No report, financial statement, certificate or other information furnished in writing by or on behalf of such Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), as and when furnished and when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to financial projections or other forward-looking information, such Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared (it being understood that such financial projections and forward-looking information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial projections or forward-looking information may differ from the projected results set forth therein by a material amount).

6.16           Compliance with Laws.

Such Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17           Intellectual Property; Licenses, Etc.

Such Loan Party and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, except as could not reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by such Loan Party as of the Closing Date.  Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights of such Loan Party or the validity or effectiveness of any such IP Rights, nor does such Loan Party know of any such claim and (b) the use of such IP Rights by such Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any such IP Rights from such Loan Party or any of its Subsidiaries does not infringe on the rights of any Person.  As of the Closing Date, none of the IP Rights owned by such Loan Party or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

6.18           Solvency.

The Loan Parties are Solvent on a consolidated basis.

6.19           Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are (or upon the making of the filings and actions in the manner and at the time required in the relevant Collateral Documents, will be) currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.20           Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property located in the United States that is owned or leased by such Loan Party as of the Closing Date.  Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of such Loan Party as of the Closing Date.  The exact legal name and state of organization of such Loan Party is as set forth on the signature pages hereto.  Except as set forth on Schedule 6.20(c), such Loan Party has not during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

6.21           Labor Matters.

There are no material collective bargaining agreements and no Multiemployer Plans covering the employees of such Loan Party or any Subsidiary thereof as of the Closing Date and neither such Loan Party nor any such Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

6.22           OFAC.

Neither such Loan Party, nor, to the knowledge of such Loan Party, any Related Party of such Loan Party, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.

No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has been otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Joint Lead Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall and (with respect to Sections 7.04 through 7.10 and Section 7.13) shall cause each Subsidiary that is not a Loan Party to:

7.01           Financial Statements.

Deliver to the Administrative Agent and each Lender:

(a)           (i) upon the earlier of the date that is ninety days after the end of each fiscal year of DTAG and the date such information is filed with the SEC, a consolidated balance sheet of DTAG and its Subsidiaries at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or similar qualification or exception or any qualification or exception as to the scope of such audit and (ii) within ninety days after the end of each fiscal year of DTAG, a consolidating balance sheet of DTAG and its Subsidiaries at the end of such fiscal year, and the related consolidating statements of income or operations and cash flows for such fiscal year, prepared in accordance with GAAP, and certified by a Responsible Officer of DTAG to the effect that such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of DTAG and its Subsidiaries; and

(b)           (i) upon the earlier of the date that is forty-five days after the end of each of the first three fiscal quarters of each fiscal year of DTAG and the date such information is filed with the SEC, a consolidated balance sheet of DTAG and its Subsidiaries at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of DTAG’s fiscal year then ended and consolidated statement of cash flows for the portion of DTAG’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding prior periods, certified by a Responsible Officer of DTAG as fairly presenting, in all material respects, the financial condition, results of operations and cash flows of DTAG and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (ii) within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of DTAG, a consolidating balance sheet of DTAG and its Subsidiaries at the end of such fiscal quarter, and the related consolidating statements of income or operations and cash flows for such fiscal quarter and for the portion of DTAG’s fiscal year then ended, certified by a Responsible Officer of DTAG to the effect that such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of DTAG and its Subsidiaries.

7.02           Certificates; Other Information.

Deliver to the Administrative Agent and each Lender:

(a)           within ninety days after the end of each fiscal year of DTAG, a certificate of the independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

(b)           in connection with the financial statements delivered pursuant to Section 7.01, within ninety days after the end of each fiscal year of DTAG (with respect to the financial statements delivered pursuant to Section 7.01(a)) or, within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of DTAG (with respect to the financial statements delivered pursuant to Section 7.01(b)), a duly completed Compliance Certificate signed by a Responsible Officer of DTAG;

(c)           as soon as available and in any event no later than 45 days after the first day of each fiscal year of DTAG, beginning with the fiscal year beginning January 1, 2013, an annual budget of DTAG and its Subsidiaries on a consolidated basis containing, among other things, pro forma financial statements for each quarter of such fiscal year;

(d)           promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of DTAG, and copies of all annual, regular, periodic and special reports and registration statements which DTAG may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           concurrently with the delivery of each Compliance Certificate pursuant to Section 7.02(b), a certificate of a Responsible Officer of DTAG setting forth the amount of Restricted Payments made by DTAG pursuant to Section 8.06(c) during the period covered by the financial statements serving as the basis for the calculations set forth in such Compliance Certificate;

(f)           promptly, to the extent not already provided pursuant to clause (d) above, after authorizing any Person (other than DTAG, any Subsidiary of DTAG, any controlled affiliate of DTAG or any of their respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors or representatives) to make Restricted Payments pursuant to Section 8.06(c) on behalf of, or for the benefit of, DTAG, a certificate of a Responsible Officer of DTAG identifying the Person so authorized and describing the amount of Restricted Payments to be made pursuant to such authorization;

(g)           upon the request of any Lender, a duly completed Form FR U-1, in form and substance satisfactory to such Lender;

(h)           promptly, such additional information regarding the business or financial condition or operations of any Loan Party or any Subsidiary, as the Administrative Agent may from time to time reasonably request;

(i)           within ninety days after the end of each fiscal year of DTAG, (i) a certificate of a Responsible Officer of DTAG listing (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (C) all Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) entered into by any Loan Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (ii) if requested by the Administrative Agent, a certificate of a reputable insurance broker setting forth the nature and extent of all general liability and property insurance maintained by the Loan Parties at such time; and

(j) (A) as soon as possible and in any event within sixty (60) days after an Event of Bankruptcy or equivalent term (as defined in the applicable Base Indenture Supplement or other applicable Securitization Program Document and for purposes of this clause, an “Event of Bankruptcy”) with respect to a Series Insurer under a Securitization Program has occurred, a detailed financial plan (including, but not limited to, cash flow projections prepared on a monthly basis for the 12 month period following the Event of Bankruptcy) as to the effects on DTAG and its Subsidiaries as a result of such Event of Bankruptcy and what actions DTAG and its Subsidiaries have taken or propose to take with respect thereto and (B) as soon as possible and in any event within thirty (30) days after the end of each month ending after the delivery of the financial plan pursuant to the preceding sub-clause (A) (but only for so long as the sooner to occur of the following (x) the Event of Bankruptcy does not continue or (y) repayment in full of the notes issued under the applicable Securitization Program Documents that are affected by such Event of Bankruptcy), a detailed update to such financial plan (which update shall also include (without limitation) a 12 month cash flow projection prepared on a monthly basis and rolled forward by an additional month in each subsequent monthly update, as well as a variance report comparing the actual results for such month and the then year-to-date period against the plan for such month and year-to-date period).

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which DTAG posts such documents, or provides a link thereto on DTAG’s website on the Internet at the website address listed on Schedule 11.02 or at www.sec.gov; (ii) on which such documents are posted on DTAG’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such documents are filed with the SEC on EDGAR; provided, that: (A) DTAG shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its written request to DTAG to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) DTAG shall promptly notify the Administrative Agent (by facsimile or electronic mail) of the posting or filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by DTAG with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a  “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities.  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”

7.03           Notices.

(a)           Promptly (and in any event, within three Business Days) notify the Administrative Agent of the occurrence of any Default.

(b)           Promptly (and in any event, within five Business Days) notify the Administrative Agent of the occurrence of any ERISA Event.

Each notice pursuant to this Section 7.03(a) through (b) shall be accompanied by a statement of a Responsible Officer of DTAG setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto.  Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04           Payment of Obligations.

Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including (a) all federal and state income and other material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property other than Permitted Liens; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.05           Preservation of Existence, Etc.

(a)           Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b)           Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)           Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d)           Preserve (to the extent legally permissible) or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06           Maintenance of Properties.

(a)           Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b)           Make all necessary repairs to its material properties and equipment and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.07           Maintenance of Insurance.

Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance and property insurance, including extra expense insurance) with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.   The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent at least thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled.  Without limiting the foregoing, the Borrowers shall and shall cause each appropriate Loan Party to (i) maintain, if available, fully paid flood hazard insurance on all owned real property that is located in a special flood hazard area and that constitutes collateral security for the Obligations, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

7.08           Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09           Books and Records.

(a)           Maintain proper books of record and account, in a manner to allow financial statements of DTAG and its Subsidiaries to be prepared in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)           Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

7.10           Inspection Rights.

Permit representatives and (subject to appropriate confidentiality agreements) independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrowers; provided, however, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 7.10 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence and continuance of an Event of Default; and provided further that, when an Event of Default exists and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

7.11           Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to refinance certain existing indebtedness, (b) to finance working capital and capital expenditures and (c) for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

7.12           Additional Subsidiaries.

Within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) after the acquisition or formation of any Subsidiary:

(a)           notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by DTAG or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b)           if such Subsidiary is a Domestic Subsidiary (other than an SPC or any Insurance Subsidiary), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent may reasonably require for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) and, to the extent required by the Administrative Agent in its reasonable discretion, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

7.13           ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code such that, in each case, individually or in the aggregate, failure to do so could reasonably be expected to result in a Material Adverse Effect.

7.14           Pledged Assets.

(a)           Equity Interests.  Cause (a) 100% of the issued and outstanding Equity Interests in each Domestic Subsidiary (other than an Insurance Subsidiary) and (b) 65% of each class of the issued and outstanding Equity Interests in each Foreign Subsidiary directly owned by a Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the holders of the Obligations, pursuant to the terms and conditions of the Collateral Documents, together with such opinions of counsel as may be required by the Administrative Agent in its reasonable discretion and any filings and deliveries necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.  It is understood and agreed that (x) Thrifty shall not be required to pledge its Equity Interests in Thrifty Rent-A-Car Ltd., a New Zealand limited company pursuant to this Section 7.14(a) and (y) each Loan Party shall have sixty (60) days from the date of acquisition of any Equity Interests in a Foreign Subsidiary (or, in the case of Equity Interests in any Foreign Subsidiary owned by any Person that becomes a Loan Party after the date hereof at the time such Person becomes a Loan Party, sixty (60) days from the date such Person becomes a Loan Party) to comply with the terms of this Section 7.14(a) solely with respect to such Equity Interests.

(b)           Other Property.  With respect to each Loan Party, cause all of its owned and leased real and personal property (to the extent of such Loan Party’s interest therein) other than Excluded Property to be subject at all times to perfected (subject to the perfection exceptions and time periods set forth in Sections 7.14(a) and (c) and, in the case of real property, Section 7.15) and, in the case of owned real property with a net book value in excess of $500,000, title insured, Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request (consistent, in the case of owned real property, with the requirements set forth in Section 7.15), prior to all Liens other than Permitted Liens.  It is understood and agreed that, to the extent any property acquired by any Loan Party after the Closing Date is not automatically, upon the acquisition of such property by such Loan Party, subject to the perfected security interests created under the Collateral Documents, the Loan Parties shall have sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion and ninety (90) days in the case of owned real property) after the acquisition of such property to cause such property to be subject to perfected liens (prior to all Liens other than Permitted Liens) in favor of the Administrative Agent, for the benefit of the holders of the Obligations, and to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing (but, in the case of owned real property, consistent in all cases with the requirements set forth in Section 7.15, including the distinction in deliverables based on whether the net book value of a particular property is above or below $500,000), including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord’s waivers

(i.e., agreements by the applicable landlord to subordinate any statutory Lien for rent to the Lien of the Administrative Agent on any pledged property at such location and to provide reasonable access to the Administrative Agent to such location in order to exercise its remedies with respect to such pledged property; provided, however, that a Loan Party shall only be required to make commercially reasonable efforts to obtain such waiver and without incurring any non-ministerial third-party costs or any requirement to pay consideration to the applicable landlord), certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 5.01(g) and Section 7.15, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)           Material Rentable Vehicles.  Within sixty (60) days after the date on which any Loan Party acquires any Material Rentable Vehicle, if (x) at such time an Event of Default exists and is continuing upon the request of the Administrative Agent and/or (y) after giving effect to the acquisition of such Material Rentable Vehicle the aggregate book value of all Material Rentable Vehicles exceeds $60,000,000, then, in the case of each of clauses (x) and (y), the applicable Loan Party will make the filings and take such other actions as may be necessary (in the good faith judgment of the Administrative Agent) to perfect (and provide for the first priority thereof (subject to Liens permitted by Section 8.01(c), (d), (h) and/or (j))) the Administrative Agent’s Lien on such Material Rentable Vehicle and all other Material Rentable Vehicles (including, for the avoidance of doubt, the first $60,000,000 of book value thereof) then owned by the Loan Parties.  It is understood and agreed that the Administrative Agent has been granted a security interest in the Material Rentable Vehicles of the Loan Parties on the Closing Date pursuant to the Collateral Documents.

7.15           Post-Closing Obligations.

Within ninety (90) days of the Closing Date, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent:

(a)           with respect to each of the Mortgaged Properties designated on Schedule 7.15, (i) a fully executed and notarized Mortgage encumbering the fee interest of any Loan Party in such real property and (ii) such UCC-1 fixture filing financing statements, if any, as the Administrative Agent may reasonably request in connection with the foregoing;

(b)           with respect to each of the Mortgaged Properties designated with an asterisk on Schedule 7.15, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the title insurance company issuing the Title Policies referred to in clause (c)(i)(A) below in a manner reasonably satisfactory to each of the Administrative Agent and such title insurance company, dated on or after January 23, 2012, by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable Title Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2011 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9,10, 11(a), 13, 14, 16, 17, 18 and 19 from Table A thereof completed;

(c)           (i) with respect to each of the Mortgaged Properties designated with an asterisk on Schedule 7.15, (A) ALTA mortgagee title insurance policies (each, a “Title Policy”) issued by the Chicago Title Insurance Co. or such other title insurance company that is reasonably acceptable to the Administrative Agent with respect to each such Mortgaged Property, assuring the Administrative Agent that each of the Mortgages creates a valid and enforceable mortgage lien prior to all other Liens other than Permitted Liens on the applicable Mortgaged Property, which Title Policies shall otherwise be in form and substance satisfactory to the Administrative Agent and shall include such endorsements as are requested by the Administrative Agent; provided, however, that (i) the face amount of each such policy shall not exceed the market value of the applicable Mortgaged Property, as determined by a third-party appraisal obtained by Administrative Agent and provided to Borrowers, and (ii) Borrowers shall not be required to obtain zoning endorsements to any such policy if Borrowers deliver to Administrative Agent a zoning report issued by The Planning & Zoning Resource Corp. or a comparable company with respect to the property covered by such policy, (B) such affidavits, certificates, information and instruments of indemnification as shall be required by the applicable title insurance company to induce such title insurance company to issue the Title Policies contemplated in clause (c)(i)(A), (C) evidence reasonably acceptable to the Administrative Agent of payment by the appropriate Loan Party of all applicable title insurance premiums, search and examination charges, survey costs and related charges, mortgage recording taxes, reasonable fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to in clause (c)(i)(A) above and (D) an opinion of local counsel in a form reasonably satisfactory to the Administrative Agent and covering the validity and enforceability of the Lien created by the applicable Mortgage securing the Obligations and such other matters as the Administrative Agent may reasonably require and (ii) with respect to each of the Mortgaged Properties not designated with an asterisk on Schedule 7.15, a title report (each, a “Title Report”) prepared by the Chicago Title Insurance Co. or such other  title insurance company that is reasonably acceptable to the Administrative Agent showing no defects or encumbrances other than Permitted Liens;

(d)           evidence as to (A) whether any Mortgaged Property designated on Schedule 7.15 is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of DTAG and its Subsidiaries evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders;

(e)           with respect to each real property owned by the Loan Parties on the Closing Date (including without limitation the real properties listed on Schedule 7.15), such mortgage terminations or mortgage assignments, as applicable, and other documents as may be necessary (or as otherwise reasonably requested by the Administrative Agent or the applicable title company) to give effect to the release and termination of the liens and security interests under the Existing Credit Agreement;

(f)           evidence reasonably satisfactory to the Administrative Agent that all account control agreements described on Schedule 7.15 have been terminated;

(g)           evidence reasonably satisfactory to the Administrative Agent that a release of security interest in the copyrights described on Schedule 7.15 has been obtained; provided, that such evidence of release shall not be required to the extent not obtained by the Loan Parties upon their exercise of commercially reasonable efforts to obtain such release;

(h)           evidence reasonably satisfactory to the Administrative Agent that the actions required with respect to the instruments listed as “Intercompany Notes under the Existing Credit Agreement” under Section 5(b) of the Security Agreement have been taken;

(i)           a copy of insurance endorsements naming the Administrative Agent as additional insured, with respect to the liability insurance policies of the Loan Parties; provided that such endorsements shall not be required to the extent not obtained by the Loan Parties upon their exercise of commercially reasonable efforts to obtain such endorsements; and

(j)           a certificate evidencing 65% of Thrifty’s certificated Equity Interests in Dollar Thrifty Automotive Group Canada Inc., together with a duly executed in blank and undated stock power attached thereto; provided, that the Administrative Agent promptly returns to Thrifty any stock certificates and stock powers with respect to Thrifty’s Equity Interests in Dollar Thrifty Automotive Group Canada Inc. that are in the Administrative Agent’s possession immediately prior to the date of the Loan Parties’ compliance with this clause (j).

It is understood and agreed that none of the foregoing shall be applicable to the Spruce Street Property; provided, that if the Borrowers have not sold the Spruce Street Real Property within one hundred and twenty (120) days after the Closing Date, the Borrowers shall be required to deliver to the Administrative Agent, no later than two hundred and ten (210) days after the Closing Date (subject to extension in the reasonable discretion of the Administrative Agent, and unless the Spruce Street Real Property shall have been sold during such period), each of the items required to be delivered under this Section 7.15 applicable to a Mortgaged Property designated with an asterisk on Schedule 7.15.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted), or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01           Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens pursuant to any Loan Document;

(b)           Liens existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof; provided, that, (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c)           Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)           deposits to secure the performance of bids, trade contracts and leases (other than, in each case, Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           (x) minor imperfections of title and easements, rights-of-way, restrictions and other similar encumbrances affecting real property and fixtures which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, (y) Liens and other matters specifically disclosed on Schedule B of the Title Report or Title Policies, as applicable and (z) Laws relating to zoning, entitlement, building, environmental, safety and other land use regulations that are violated in any material respect by current occupancy or use;

(h)           Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i)           Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(j)           leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;

(k)           any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

(l)           (x) normal and customary Liens (including rights of setoff) encumbering deposits of cash in favor of banks or other depository institutions and (y) normal and customary Liens in the ordinary course of business attaching to securities or commodities trading accounts in favor of an intermediary in respect of assets credited to a securities or commodities account;

(m)           Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(n)           Liens of sellers of goods to DTAG and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(o)           Liens, if any, in favor of the Administrative Agent on Cash Collateral delivered pursuant to Section 2.14(a);

(p) Liens securing Indebtedness permitted under Section 8.03(f) outstanding at any time in an aggregate principal amount not to exceed $20,000,000;

(q) Liens granted to secure payment of Indebtedness permitted under Section 8.03(l) and covering only assets of the Foreign Subsidiary obligated under such Indebtedness;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) Liens granted to secure payment of Vehicle Debt and covering only Vehicles financed by such Vehicle Debt, Excluded Receivables relating to such Vehicles, and, if applicable, rights under Demand Capitalization Notes and other rights of any SPC or any other Subsidiary under any Securitization Program Documents relating to such Vehicle Debt (including all rights of such SPC or such other Subsidiary under leases, subleases, enhancement agreements and collateral documents in connection with such Securitization Program), any other assets of such SPC or such other Subsidiary subject to a Lien pursuant to the Securitization Program Documents for such Securitization Program and all proceeds of the foregoing; provided, that, Liens granted to secure payment of Vehicle Debt by any Subsidiary that is not a SPC shall only be in respect of assets (including rights under Securitization Program Documents) that consist of, or relate to, Vehicles financed by the relevant Vehicle Debt and are granted in connection with a Securitization Program pursuant to the applicable Securitization Program Documents; and

(t) other Liens securing Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

8.02           Investments.

Make any Investments, except:

(a)           Investments held by the Borrowers or their Subsidiaries in the form of cash or Cash Equivalents;

(b)           Investments existing as of the Closing Date and set forth in Schedule 8.02 and extensions, replacements of Investments in the same Person or renewals thereof; provided, that, no such extension, replacement or renewal shall be permitted if it would (x) increase the amount of such Investment at the time of such extension, replacement or renewal above the amount reflected on Schedule 8.02 for such Investment or (y) result in a Default;

(c)           Investments in any Person that is a Loan Party;

(d)           Investments by any Subsidiary of DTAG that is not a Loan Party in any other Subsidiary of DTAG that is not a Loan Party;

(e)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in order to prevent or limit loss;

(f)           Guarantees permitted by Section 8.03;

(g)           Permitted Acquisitions;

(h)           Investments in SPC’s that are Domestic Subsidiaries in an aggregate amount for all such Investments not to exceed $750,000,000 at any time outstanding;

(i)           Investments by Loan Parties in Subsidiaries organized or operating in Canada for the purpose of providing enhancement for, or facilitating, a Canadian Securitization Program and/or purchasing vehicles and/or funding payments on Indebtedness owed by any Subsidiary organized or operating in Canada under Canadian Securitization Programs, in an aggregate amount for all such Investments not to exceed $150,000,000 at any time outstanding;

(j)           Investments by Loan Parties in Subsidiaries of DTAG that are not Loan Parties (other than in any SPC or any Investment for the purposes described in the preceding clause (i)) in an aggregate amount for all such Investments made pursuant to this clause (j) not to exceed $50,000,000 at any time outstanding;

(k)           Investments evidenced by Demand Capitalization Notes permitted by Section 8.03(j);

(l)           Investments in franchisees of DTAG and its Subsidiaries in an aggregate amount for all such Investments not to exceed $10,000,000 at any time outstanding;

(m)           Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 8.01, 8.03, 8.04, 8.05 and 8.06, respectively; and

(n)           other Investments (other than Acquisitions and other than Investments of the type permitted under Section 8.02(h) or (i)) in an aggregate amount for all such Investments made pursuant to this clause (n) not to exceed $15,000,000 at any time outstanding.

8.03           Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness of the Borrowers and/or their Subsidiaries set forth in Schedule 8.03;

(c)           intercompany Indebtedness permitted under Section 8.02;

(d)           obligations (contingent or otherwise) of DTAG or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person or (ii) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with, or documenting, transactions permitted under Section 8.02 or 8.06 so long as such obligations are not entered into for purposes of speculation;

(e)           purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases but excluding Vehicle Debt) hereafter incurred by DTAG or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $10,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)           (i) any Loan Party may become and remain liable with respect to Indebtedness of any Person assumed in connection with any Permitted Acquisition and (ii) a Person that becomes a Subsidiary of DTAG as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such Permitted Acquisition; provided that such Indebtedness is not created in anticipation of such Permitted Acquisition;

(g)           Permitted Unsecured Indebtedness of DTAG in an aggregate outstanding principal amount not to exceed at any time $400,000,000 (or such greater amount as may be approved by the Required Lenders); provided, that the Administrative Agent shall have received a certificate of DTAG signed by a Responsible Officer of DTAG certifying and demonstrating in detail reasonably satisfactory to the Administrative Agent that (x) no Default or Event of Default exists immediately prior to and after the incurrence of any such Permitted Unsecured Indebtedness and (y) upon giving effect to such incurrence of Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which DTAG was required to deliver financial statements pursuant to Section 7.01(a) or (b);

(h)           Vehicle Debt;

(i)           unsecured Indebtedness of DTAG or any Subsidiary (other than a SPC) incurred in connection with a Permitted Acquisition; provided, that, upon giving effect to such incurrence of Indebtedness on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which DTAG was required to deliver financial statements pursuant to Section 7.01(a) or (b);

(j)           Indebtedness of DTAG and its Subsidiaries in respect of Demand Capitalization Notes identified on Schedule 8.03 (including increases in the principal amounts thereof as may be implemented pursuant to the terms of the applicable Securitization Program Documents from time to time after the Closing Date) and Demand Capitalization Notes issued following the Closing Date so long as such Demand Capitalization Notes are structured in a manner similar to the Demand Capitalization Notes identified on Schedule 8.03 and in a manner no less favorable to the Lenders; and

(k)           Indebtedness in respect of Surety Bonds in an aggregate amount not to exceed $175,000,000 at any time outstanding;

(l)           Indebtedness of Foreign Subsidiaries incurred (A) for working capital purposes and (B) in respect of letters of credit, to the extent the aggregate principal amount of such working capital Indebtedness, together with the aggregate stated amount of such letters of credit incurred in reliance on this clause (l) does not exceed at any time outstanding $20,000,000;

(m)           obligations in respect of Treasury Management Agreements and other Indebtedness in respect of netting services, overdraft protections and otherwise in connection with cash management and deposit accounts, in each case in the ordinary course of business;

(n)           other unsecured Indebtedness of DTAG and/or any Subsidiary not to exceed $10,000,000 in the aggregate at any one time outstanding for all such Indebtedness incurred in reliance on this clause (n); and

(o)           any extension, renewal, refinancing or replacement of any Indebtedness permitted by clauses (b), (f), (g) or (i) of this Section 8.03; provided that (i) the principal amount thereof does not exceed the principal amount of the Indebtedness so extended, renewed, refinanced or replaced (except by an amount not to exceed the amount of unpaid accrued interest and premium thereon, plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing or replacement, plus, if applicable, an amount up to the amount of any existing commitments unutilized and undrawn letters of credit thereunder), (ii) neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the Indebtedness outstanding as a result of any such extension, renewal, refinancing or replacement as on the Indebtedness being extended, renewed, refinanced or replaced, (iv) the security, if any, for the Indebtedness outstanding as a result of any such extension, renewal, refinancing or replacement shall be the same as (or less than) that for the Indebtedness being extended, renewed, refinanced or replaced (except to the extent that less security is granted to holders of the Indebtedness outstanding as a result of any such extension, renewal, refinancing or replacement), (v) the holders of the Indebtedness outstanding as a result of any such extension, renewal, refinancing or replacement are not afforded covenants, defaults, rights or remedies more materially burdensome to the obligor or obligors than those contained in the Indebtedness being extended, renewed, refinanced or replaced and (vi) the Indebtedness outstanding as a result of any such extension, renewal, refinancing or replacement is subordinated in right of payment to the Obligations to the same degree, if any, as the Indebtedness being extended, renewed, refinanced or replaced.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, none of DTAG or any Subsidiary will enter into any Financing Lease under a Securitization Program without the prior written consent of the Required Lenders.

8.04           Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) DTAG may merge or consolidate with any of its Subsidiaries provided that DTAG shall be the continuing or surviving corporation, (b) Operations may merge or consolidate with any of its Subsidiaries provided that Operations shall be the continuing or surviving corporation, (c) any Loan Party other than a Borrower may merge or consolidate with any other Loan Party other than a Borrower, (d) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (e) any Subsidiary that is not a Loan Party may be merged, amalgamated or consolidated with or into any Subsidiary that is not a Loan Party, (f) any Subsidiary (other than a Borrower) may be dissolved so long as all of the assets of such Subsidiary have been transferred or otherwise conveyed to (i) a Loan Party or (ii) a Subsidiary that is not a Loan Party (if the Subsidiary being dissolved is not a Loan Party), in each case, prior to or concurrently with such dissolution and (g) any Loan Party or any Subsidiary may make a Disposition permitted by Section 8.05.

8.05           Dispositions.

Make any Disposition unless (i) at least 80% of the consideration paid in connection therewith shall be in cash or Cash Equivalents paid contemporaneously with consummation of the transaction and all consideration shall be in an amount not less than the fair market value of the property disposed of and (ii) the aggregate net book value of all of the assets Disposed of by DTAG and its Subsidiaries in all such transactions occurring during any fiscal year shall not exceed $10,000,000.

8.06           Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           (i) each Subsidiary may make Restricted Payments to any Loan Party and (ii) each Subsidiary that is not a Loan Party may make Restricted Payments to any Subsidiary that is not a Loan Party;

(b)           DTAG and/or any Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests of such Person;

(c)           DTAG may make additional Restricted Payments; provided, that, (x) no Default or Event of Default exists immediately prior to and after giving effect to any such Restricted Payment, (y) both immediately prior to and after giving effect to any such Restricted Payment, the Borrowers and the Guarantors (on a consolidated basis) have at least $100,000,000 of Unrestricted Cash and/or Availability and (z) the aggregate amount of Restricted Payments made after the Closing Date pursuant to this clause (c) does not exceed the sum of (i) $300,000,000 plus (ii) 50% of Cumulative Adjusted Net Income at such time (or, if Cumulative Adjusted Net Income is less than zero, minus 100% of such loss); and

(d)           to the extent constituting Restricted Payments, the Borrowers and/or any Subsidiary may enter into and consummate transactions expressly permitted by Section 8.04 or 8.05.

8.07           Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by DTAG and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08           Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an Affiliate and (e) tax sharing agreements solely among the Loan Parties and any Insurance Subsidiaries.

8.09           Burdensome Agreements.

(a)           With respect to each Loan Party and each Domestic Subsidiary (other than any Insurance Subsidiary and any SPC): enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to act as a Loan Party pursuant to the Loan Documents.

(b)           Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05, pending the consummation of such sale, (iv) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.03(f), (g), (h) or (i) (or, with respect to the foregoing types of Indebtedness only, Section 8.03(o)) but solely to the extent that (A) any negative pledge relates to the property financed by or the subject of such Indebtedness or expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis or (B) such holder or an agent or representative thereof is or becomes party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (v) customary restrictions on leases, subleases, licenses or asset sale agreements, so long as such restrictions relate to the assets subject thereto, (vi) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (vii) restrictions on cash or other deposits imposed by customers entered into in the ordinary course of business, (viii) Contractual Obligations that are binding on a Subsidiary that is acquired in a Permitted Acquisition at the time such Person is acquired, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary and such Contractual Obligations apply only to such Subsidiary, (ix) (A) as to any SPC, restrictions pursuant to the Organization Documents of such SPC or pursuant to the Securitization Program Documents and (B) as to any Subsidiary (other than an SPC) party to any Securitization Program Documents, restrictions pursuant to such Securitization Program Documents that relate only to assets (including rights under Securitization Program Documents) that consist of or relate to Vehicles financed by Vehicle Debt issued pursuant to such Securitization Program Documents and (x) the restrictions set forth in Section 7.16 of the Base Indenture and any restrictions to substantially the same effect set forth in any other Securitization Program Document.

8.10           Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11           Financial Covenants.

(a)           Corporate Leverage Ratio.  Permit the Corporate Leverage Ratio as of the end of any fiscal quarter of DTAG to be greater than 3.0 to 1.0.

(b)           Corporate Interest Coverage Ratio.  Permit the Corporate Interest Coverage Ratio as of the end of any fiscal quarter of DTAG to be less than 2.0 to 1.0.

(c)           Corporate EBITDA.  Permit Corporate EBITDA as of the end of any four fiscal quarter period of DTAG to be less than $75,000,000.

8.12           Capital Expenditures.

Permit Capital Expenditures during any fiscal year of DTAG to exceed $50,000,000.

8.13           Prepayment of Other Indebtedness, Etc.

(a)           Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary incurred pursuant to Section 8.03(b), (f), (g), (i) or (o) (other than (x) intercompany Indebtedness, (y) in connection with the incurrence of Indebtedness permitted under Section 8.03(o) and (z) Indebtedness under the Securitization Program Documents; provided, that the aggregate amount of all Unrestricted Cash provided by the Loan Parties to SPC’s for the purpose of making prepayments of Indebtedness under the Securitization Program Documents shall not exceed an aggregate amount equal to $200,000,000 in any fiscal year).

(b)           Amend, modify or change (or permit the amendment, modification or change of) any of the terms or provisions of the Permitted Unsecured Note Documents or the Securitization Program Documents, in a manner which would materially adversely affect the rights or interests of the Administrative Agent, the L/C Issuer and/or the Lenders hereunder.

8.14           Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a)           Amend, modify or change its Organization Documents in a manner adverse to the Lenders.

(b)           Change its fiscal year, without the consent of the Administrative Agent.

(c)           Without providing at least ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.

8.15           Ownership of Subsidiaries.

(a) Permit any Person (other than any Loan Party or any Wholly-Owned Subsidiary of DTAG) to own any Equity Interests of any SPC, (b) permit any Loan Party or any Subsidiary of any Loan Party to issue or have outstanding any Preferred Equity Interests or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Loan Party, except for Permitted Liens.

8.16           Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01           Events of Default.

Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any unreimbursed L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any unreimbursed L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  Any Loan Party (i) fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.05(a) or 7.11 or Article VIII or (ii) fails to perform or observe any term, covenant or agreement contained in Section 7.14 and such failure continues unremedied for ten (10) Business Days; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of the date on which (i) a Responsible Officer of a Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to a Borrower by the Administrative Agent or the Required Lenders; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Subsidiary (A) fails to make any payment after the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and Indebtedness under Securitization Program Documents) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)           Insolvency Proceedings, Etc.  Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts.  Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(h)           Judgments.  There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of twenty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)           ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) DTAG or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)           Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations under the Loan Documents (other than contingent indemnification obligations and similar obligations in each case for which no claim has been asserted), ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)           Amortization Event.  An Amortization Event (as defined in the Base Indenture or other applicable Securitization Program Document) or equivalent term shall have occurred under any indebtedness issued pursuant to a Securitization Program (other than any Amortization Event resulting solely from an Event of Bankruptcy (as defined in the Base Indenture or other applicable Securitization Program Document) or equivalent term with respect to a Series Insurer in respect of affected indebtedness), or DTAG and its Subsidiaries, taken as a whole, shall become unable to finance the purchase of Vehicles in the ordinary course of business pursuant to the Securitization Programs and DTAG shall in either case have failed to replace or refinance the affected indebtedness or Securitization Program, as the case may be, with an alternative source of financing having terms reasonably acceptable to the Administrative Agent or the Required Lenders within thirty (30) days of such occurrence (or such longer period not to exceed ninety (90) days as the Administrative Agent may agree in its reasonable discretion); or

(l)           Change of Control.  There occurs any Change of Control.

9.02           Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)           require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

9.03           Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), ratably among the Lenders (and, in the case of such Swap Contracts, Swap Banks) and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Swap Contract between any Loan Party and any Swap Bank, to the extent such Swap Contract is permitted by Section 8.03(d), (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Treasury Management Bank and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders (and, in the case of such Swap Contracts and Treasury Management Agreements, Swap Banks or Treasury Management Banks, as applicable) and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations due and owing have been paid in full (other than contingent indemnification and similar Obligations to the extent no claim giving rise thereto has been asserted), to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X

ADMINISTRATIVE AGENT

10.01           Appointment and Authority.

(a)           Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

10.02           Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03           Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.04           Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05           Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.06           Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor reasonably acceptable to the Borrowers, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above and reasonably acceptable to the Borrowers.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law by notice in writing to the Borrowers and such Person remove such Person as the Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)           With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer and Swing Line Lender.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).

If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07           Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08           No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

10.09           Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on a Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10           Collateral and Guaranty Matters.

The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations then due and owing under the Loan Documents and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.

ARTICLE XI

MISCELLANEOUS

11.01           Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

(a)           no such amendment, waiver or consent shall:

(i)           extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);

(ii)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;

(iii)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

(iv)           change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;

(v)           except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

(vi)           release any Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); or

(vii)           change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby.

 (b)           unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(c)           unless also signed by the Swing Line Lender, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement; and

(d)           unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Notwithstanding the foregoing provisions of this Section 11.01, the Administrative Agent and the Borrowers may, in connection with the implementation or maintenance of any Securitization Program, without the consent of any Lender, enter into any amendment, supplement or other modification to any Enhancement Letter of Credit or Enhancement Letter of Credit Application and Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to cure any ambiguity or to correct or supplement any provision in this Agreement or any other Loan Document that may be inconsistent with any provision applicable to such Securitization Program; provided, however, that, (i) any such action shall not have an adverse effect on the interests of the Lenders and (ii) a copy of any such amendment, supplement or other modification shall be furnished to the Lenders and the L/C Issuer in accordance with the notice provisions hereof not later than five (5) days prior to the execution thereof by the Administrative Agent.

11.02           Notices and Other Communications; Facsimile Copies.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing (including by facsimile transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)           if to any Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to DTAG).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise)

arising out of any Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Party or any of its controlled affiliates, directors, officers, employees, agents, trustees or advisors; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of the Borrowers, the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to DTAG or its securities for purposes of United States Federal or state securities laws.

(e)           Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03           No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04           Expenses; Indemnity; and Damage Waiver.

(a)           Costs and Expenses.  The Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket documented expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the reasonable and documented fees, charges and disbursements of a primary counsel for the Administrative Agent, the Lenders and the L/C Issuer and any special or local counsel to the Administrative Agent and the Lenders), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, and/or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that if the representation by one counsel to the Administrative Agent and all the Lenders would be inappropriate due to the existence of an actual conflict between any Lender and another Lender or between the Administrative Agent and any Lender, then the Loan Parties shall be required to reimburse the reasonable documented fees, charges and disbursements of one counsel to any such Lender (or the Administrative Agent, as applicable) with the conflict.

(b)           Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than the Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s controlled affiliates, partners, directors, officers, employees, agents, trustees or (y) a claim brought by a Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any Loan Document.  Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes (including, for the avoidance of doubt, any Taxes referred to in Section 3.01(a)(i) or (ii)) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  It is understood and agreed that (x) the indemnification terms and provisions of this Section 11.04(b) replace the indemnification terms and provisions of the first two sentences of the eighth paragraph of that certain letter agreement dated as of January 10, 2012, by and among DTAG, Bank of America and MLPFS and (y) this Section 11.04(b) shall not cover or include compensation requested by a Lender under Sections 3.04 or 3.05, the Borrowers’ obligations with respect to which are governed by such Sections.

(c)           Reimbursement by Lenders.  To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)           Survival.  The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05           Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06           Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement or the other Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents; provided, that, each of Deutsche Bank Trust Company Americas together with its successors and assigns as trustee under the Base Indenture and each Base Indenture Supplement thereto and as master collateral agent under the Master Collateral Agency Agreement, each Enhancement Provider (as defined in the Base Indenture) that has an express right to the collateral granted under the Master Collateral Agency Agreement or any Base Indenture Supplement, and any other agent and/or trustee acting on behalf of the holders of Vehicle Debt of any SPC under a Securitization Program shall be third-party beneficiaries of Section 11.20 hereof.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations in such capacity under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, DTAG otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii)           Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of DTAG (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender provided, that, DTAG shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.

(iv)           Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to any Borrower or any Borrower’s Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.

(vi)           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender, an Ineligible Person or any Borrower or any of the Borrowers’ Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.01(a) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  The Administrative Agent (in its capacity as Administrative Agent) has no duty to, and shall not be liable to any Loan Party, any Lender, any Participant or any of their respective Affiliates for any failure to inquire or otherwise verify whether or not such participation is being sold to an Ineligible Person, and the Administrative Agent shall have no duty or obligation to enforce any prohibition on such sale.  Any participation sold to any Person in violation of Section 11.06(d) shall be void ab initio.

(e)           Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)           Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon ninety days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon ninety days’ notice to the Borrowers, resign as Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07           Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party.

For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08           Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the L/C Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have.  Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09           Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10           Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimilie or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11           Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12           Severability.

To the fullest extent permitted by law, if any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13           Replacement of Lenders.

If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by,

Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);

(b)           such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)           such assignment does not conflict with applicable Laws; and

(e)           in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14           Governing Law; Jurisdiction; Etc.

(a)           GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)           SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTWITHSTANDING THE FIRST SENTENCE OF THIS CLAUSE (B), NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THE COLLATERAL DOCUMENTS AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15           Waiver of Right to Trial by Jury.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16           Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17           USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.18           No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders on the other hand, (ii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrowers or any of their Affiliates or any other Person and (ii) neither the Administrative Agent, any Joint Lead Arrranger nor any Lender has any obligation to any Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent, any Joint Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or their Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, any Joint Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19           Joint and Several Liability of the Borrowers.

Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Administrative Agent and the Lenders the prompt payment of, all Obligations.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by the Administrative Agent or any Lender in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code of the United States; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code of the United States or otherwise; (g) the disallowance of any claims of the Administrative Agent or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code of the United States or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all Obligations.

11.20           No Bankruptcy Petition Against SPC’s.

Each of the Administrative Agent, the Swing Line Lender, the L/C Issuer, and each of the Lenders hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of the latest maturing indebtedness issued under any Securitization Program Document of a SPC (including, without limitation, the Base Indenture), it will not institute against, or join with any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 11.20 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Loan Party pursuant to this Agreement or any other Loan Document.  In the event that any Lender takes action in violation of this Section 11.20, the Borrowers agree, for the benefit of the holders of any such indebtedness issued under the Base Indenture or other Securitization Program Document, that it shall cause such SPC to file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lender against such SPC or the commencement of such action and raise the defense that such Lender has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.  Each of the Administrative Agent, the Swing Line Lender, the L/C Issuer, and each of the Lenders hereby further expressly acknowledges and agrees that, notwithstanding anything to the contrary in any Loan Document, no SPC (including, without limitation, RCFC, for so long as RCFC is a SPC) is a borrower, guarantor or otherwise obligated on any indebtedness of any Loan Party hereunder or under any Loan Document, and no SPC (including, without limitation, RCFC, for so long as RCFC is a SPC) has pledged any of its assets as collateral supporting any of the Obligations.  The provisions of this Section 11.20 shall survive the termination of the Agreement.

11.21           Collateral Documents.

REFERENCE IS MADE TO THE COLLATERAL DOCUMENTS.  EACH LENDER HEREUNDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE COLLATERAL DOCUMENTS ON BEHALF OF SUCH LENDER.  THE FORGOING PROVISION IS INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THIS AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE ENTITLED TO AND ACCEPT THE BENEFITS UNDER THE COLLATERAL DOCUMENTS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:                                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:_____________________________
Name:
Title:

DTG OPERATIONS, INC.,
an Oklahoma corporation

By:_____________________________
Name:
Title:

GUARANTORS:                                   [INSERT GUARANTORS]

By:_____________________________
Name:
Title:

ADMINISTRATIVE
AGENT:                                           BANK OF AMERICA, N.A.,
                                                          as Administrative Agent

By:_____________________________
Name:
Title:

LENDERS:                                           BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By:_____________________________
Name:
Title:

________________________,
as a Lender

By:_____________________________
Name:
Title:

SCHEDULE 2.01
Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$65,000,000	14.444444444%
JPMorgan Chase Bank, N.A.	$55,000,000	12.222222222%
The Bank of Nova Scotia	$40,000,000	8.888888889%
US Bank National Association	$40,000,000	8.888888889%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$40,000,000	8.888888889%
Amegy Bank, N.A.	$35,000,000	7.777777778%
BOKF, N.A. dba Bank of Oklahoma	$25,000,000	5.555555556%
Deutsche Bank Trust Company Americas	$25,000,000	5.555555556%
INTRUST Bank, N.A.	$25,000,000	5.555555556%
Wells Fargo Bank, N.A.	$25,000,000	5.555555556%
Bank of Montreal, Chicago Branch	$15,000,000	3.333333333%
One West Bank, FSB	$15,000,000	3.333333333%
MidFirst Bank, a federally chartered savings association	$15,000,000	3.333333333%
Arvest Bank	$10,000,000	2.222222222%
Goldman Sachs Bank USA	$10,000,000	2.222222222%
International Bank of Commerce	$10,000,000	2.222222222%
Total:	$450,000,000	100.000000000%

SCHEDULE 6.11
Tax Sharing Agreement

•
Amended and Restated Tax Sharing Agreement, dated as of October 10, 2005, by and between Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc. (formerly Dollar Rent A Car Systems, Inc.), Dollar Rent A Car, Inc., Thrifty, Inc., Thrifty Rent-A-Car System, Inc., Thrifty Car Sales, Inc., DTG Supply, Inc., and Ameriguard Risk Retention Group, Inc.

SCHEDULE 6.13
Subsidiaries

Subsidiary	Jurisdiction of Formation	Number of Shares of Capital Stock	Number and Percentage Ownership of Outstanding Shares
Dollar Thrifty Europe Limited	United Kingdom	1,000	100 (100%)
DTG Operations, Inc.	Oklahoma	50,000	1,007 (100%)
Dollar Rent A Car, Inc.	Oklahoma	10,000	1,000 (100%)
Thrifty, Inc.	Oklahoma	5,000,000	1,000 (100%)
Dollar Thrifty Funding Corp.	Oklahoma	1,000	1,000 (100%)
Rental Car Finance Corp.	Oklahoma	20,000	500 (100%)
AmeriGuard Risk Retention Group, Inc.	Vermont	100,000	100,000 (100%)
DTG Supply, Inc.	Oklahoma	50,000	500 (100%)
Dollar Rent A Car Pty Limited	Australia	100	100 (100%)
Thrifty Car Sales, Inc.	Oklahoma	5,000,000	1,000 (100%)
Thrifty Insurance Agency, Inc.	Arkansas	100,000	1,000 (100%)
Thrifty Rent-A-Car System, Inc.	Oklahoma	26,000,000: 25,000,000 Common; 1,000,000 Preferred	1,000 (100%)
TRAC Asia Pacific, Inc.	Oklahoma	50,000	3,000 (100%)

Dollar Thrifty Automotive Group Canada, Inc.	Canada	Unlimited	520,000 Common (100%) 96,886 Class A (100%)
Thrifty Rent-A-Car Ltd.	New Zealand	10	10 (100%)
2240919 Ontario Inc.	Canada	Unlimited	1 (100%)
2232560 Ontario Inc.	Canada	Unlimited	1 (100%)
DTG Operations Canada Inc.	Canada	Unlimited	100 (100%)
DTG Canada Corp.	Canada	100,000	10,000 (100%)
DTGC Car Rental LP	Canada	N/A	N/A (100% owned)
TCL Funding Limited Partnership	Canada	N/A	N/A (100% owned)

SCHEDULE 6.17
IP Rights

Registered IP Rights- Trademarks

Trademark Name	App Number	Reg Number	Country	Reg Date	Owner
DAILY DIVIDENDS	77/444234	3542242	United States of America	02-Dec-2008	Dollar Rent A Car, Inc.
DOLLAR	72/403630	948360	United States of America	05-Dec-1972	Dollar Rent A Car, Inc.
DOLLAR	73/691617	1492628	United States of America	14-Jun-1988	Dollar Rent A Car, Inc.
DOLLAR	74/402731	1825518	United States of America	08-Mar-1994	Dollar Rent A Car, Inc.
DOLLAR	75/126035	2170106	United States of America	30-Jun-1998	Dollar Rent A Car, Inc.
DOLLAR	75/626483	2326037	United States of America	07-Mar-2000	Dollar Rent A Car, Inc.
DOLLAR & DESIGN (B&W)	74/161770	1782238	United States of America	13-Jul-1993	Dollar Rent A Car, Inc.
DOLLAR & DESIGN (B&W)	75/126237	2182755	United States of America	18-Aug-1998	Dollar Rent A Car, Inc.
DOLLAR & DESIGN (Color)	74/161769	1768245	United States of America	27-Apr-1993	Dollar Rent A Car, Inc.
DOLLAR & DESIGN (Color)	74/402732	1826644	United States of America	15-Mar-1994	Dollar Rent A Car, Inc.
DOLLAR & DESIGN (Color)	75/126242	2245294	United States of America	18-May-1999	Dollar Rent A Car, Inc.
DOLLAR (Stylized)	73/687371	1493576	United States of America	21-Jun-1988	Dollar Rent A Car, Inc.
DOLLAR 4BUSINESS & Design	85/516199		United States of America		Dollar Rent A Car, Inc.
DOLLAR DIVIDENDS	78/843244	3304461	United States of America	02-Oct-2007	Dollar Rent A Car, Inc.
DOLLAR EXPRESS	78/379451	3021940	United States of America	29-Nov-2005	Dollar Rent A Car, Inc.
DOLLAR EXPRESS & DESIGN	78/388369	3021985	United States of America	29-Nov-2005	Dollar Rent A Car, Inc.
DOLLAR EXPRESS RENTER REWARDS	78/379461	3230530	United States of America	17-Apr-2007	Dollar Rent A Car, Inc.
DOLLAR MAKES SENSE.	75/067836	2024146	United States of America	17-Dec-1996	Dollar Rent A Car, Inc.
DOLLAR RAPID RENTAL & Design (B&W)	77/952390	3872656	United States of America	09-Nov-2010	Dollar Rent A Car, Inc.
DOLLAR RENT A CAR	75/148667	2110019	United States of America	28-Oct-1997	Dollar Rent A Car, Inc.
DOLLAR RENT A CAR & DESIGN (COLOR)	75/156741	2079330	United States of America	15-Jul-1997	Dollar Rent A Car, Inc.
FASTLANE	77/857570	3861959	United States of America	12-Oct-2010	Dollar Rent A Car, Inc.
GREAT DRIVES	74/685653	2023133	United States of America	17-Dec-1996	Dollar Rent A Car, Inc.
GREAT RATES! GOOD CALL.	78/531686	3105179	United States of America	13-Jun-2006	Dollar Rent A Car, Inc.
HOME OF OUR LOWEST RATES	78/375332	3005071	United States of America	04-Oct-2005	Dollar Rent A Car, Inc.
RAPID RENTAL & Design (Color)	77/952392	3863484	United States of America	19-Oct-2010	Dollar Rent A Car, Inc.

RIGHT ON THE AIRPORT. RIGHT ON THE MONEY.	74/392895	1823254	United States of America	22-Feb-1994	Dollar Rent A Car, Inc.
ROADSAFE	77/132027	3395601	United States of America	11-Mar-2008	Dollar Rent A Car, Inc.
SHOOTING STARS & DESIGN	74/706053	2044962	United States of America	11-Mar-1997	Dollar Thrifty Automotive Group, Inc.
SILVER DOLLAR CLUB	75/209644	2209577	United States of America	08-Dec-1998	Dollar Rent A Car, Inc.
STYLESERIES	77/081693	3333669	United States of America	13-Nov-2007	Dollar Rent A Car, Inc.
1-800-FOR-CARS	74/600,472	1974685	United States of America	21-May-1996	Thrifty, Inc.
1-800-THRIFTY	75/802728	2375277	United States of America	08-Aug-2000	Thrifty, Inc.
1-877-BUY-BLUE	76/343137	2609786	United States of America	20-Aug-2002	Thrifty, Inc.
BE SMART, BUY THRIFTY	76/298495	2550112	United States of America	19-Mar-2002	Thrifty, Inc.
BEYOND LUXURY	77/148,875	3410099	United States of America	08-Apr-2008	Thrifty, Inc.
BEYOND LUXURY & Design	77/205,432	3496723	United States of America	02-Sep-2008	Thrifty, Inc.
BLUE CHIP & DESIGN	75/245,413	2237403	United States of America	06-Apr-1999	Thrifty, Inc.
BLUE CHIP EXPRESS RENTAL PROGRAM	75/376,105	2216214	United States of America	05-Jan-1999	Thrifty, Inc.
BUY LIKE AN INSIDER. GO STRAIGHT TO THE OUTLET.	85/429305		United States of America		Thrifty, Inc.
CLICK AND SAVE	76/187579	2743243	United States of America	29-Jul-2003	Thrifty, Inc.
CLICK AND SAVE (Car Rental Services)	77/880423	3817621	United States of America	13-Jul-2010	Thrifty, Inc.
CONNECT THE DOTS	76/219610	2867142	United States of America	27-Jul-2004	Thrifty, Inc.
DRIVEWISE	85/195083		United States of America		Thrifty, Inc.
GET A TITLE WITHOUT A FIGHT	77/081,157	3340743	United States of America	20-Nov-2007	Thrifty, Inc.
MISS THRIFTY	72/228,759	840196	United States of America	05-Dec-1967	Thrifty, Inc.
NEIGHBORS TOGETHER & DESIGN	74/695306	2062058	United States of America	13-May-1997	Dollar Thrifty Automotive Group, Inc.
THE COLOR BLUE USED ON BUILDINGS	75/377453	2608362	United States of America	20-Aug-2002	Thrifty, Inc.
THE COLOR BLUE USED ON VEHICLES	75/377466	2608363	United States of America	20-Aug-2002	Thrifty, Inc.
THE FRANCHISE WITHOUT THE FACTORY	77/114,393	3355175	United States of America	18-Dec-2007	Thrifty, Inc.
THRIFTY	75/163690	2427743	United States of America	13-Feb-2001	Thrifty, Inc.
THRIFTY	75/163475	2427742	United States of America	13-Feb-2001	Thrifty, Inc.
THRIFTY	72/430414	986155	United States of America	11-Jun-1974	Thrifty, Inc.
THRIFTY	72/315,114	880666	United States of America	11-Nov-1969	Thrifty, Inc.
THRIFTY	72/228,758	816350	United States of America	04-Oct-1966	Thrifty, Inc.
THRIFTY & DESIGN	76/039687	2477739	United States of America	14-Aug-2001	Thrifty, Inc.

THRIFTY (stylized)	73/629,578	1570143	United States of America	05-Dec-1989	Thrifty, Inc.
THRIFTY (stylized) (BLUE)	73/629,577	1570142	United States of America	05-Dec-1989	Thrifty, Inc.
THRIFTY & DESIGN (COLOR)	73/629,574	1570141	United States of America	05-Dec-1989	Thrifty, Inc.
THRIFTY & DESIGN Color	75/446465	2240661	United States of America	20-Apr-1999	Thrifty, Inc.
THRIFTY & DESIGN ELONGATE BLUE	75/015380	2427731	United States of America	13-Feb-2001	Thrifty, Inc.
THRIFTY AUTO LOAN	77/032227	3319278	United States of America	23-Oct-2007	Thrifty, Inc.
THRIFTY AUTO LOAN Logo	77/194,803	3375745	United States of America	29-Jan-2008	Thrifty, Inc.
THRIFTY CAR RENTAL (stylized)	73/629,580	1566277	United States of America	14-Nov-1989	Thrifty, Inc.
THRIFTY CAR RENTAL & DESIGN	73/629,579	1572308	United States of America	19-Dec-1989	Thrifty, Inc.
THRIFTY CAR RENTAL (stylized) (BLUE)	73/629,581	1570144	United States of America	05-Dec-1989	Thrifty, Inc.
THRIFTY CAR RENTAL ON A BLUE BACKGROUND	76/105373	2575433	United States of America	04-Jun-2002	Thrifty, Inc.
THRIFTY CARE	76/219618	2856276	United States of America	22-Jun-2004	Thrifty, Inc.
THRIFTY CARE	76/219611	2571205	United States of America	21-May-2002	Thrifty, Inc.
THRIFTY CERTIFIED	75/629753	2398617	United States of America	24-Oct-2000	Thrifty, Inc.
THRIFTY TIMESAVER & Design (B&W)	77/952398	3863485	United States of America	19-Oct-2010	Thrifty, Inc.
THRIFTY UNIVERSITY	76/455,117	2805641	United States of America	13-Jan-2004	Thrifty, Inc.
THRIFTY.COM LOGO	76/143018	2580130	United States of America	11-Jun-2002	Thrifty, Inc.
TIMESAVER & Design	77/952401	3863487	United States of America	19-Oct-2010	Thrifty, Inc.
TRIPSAVER	77/132102	3389631	United States of America	26-Feb-2008	Thrifty, Inc.
TRUE BLUE	75/931721	2428452	United States of America	13-Feb-2001	Thrifty, Inc.
TRUE BLUE	76/508775	2875496	United States of America	17-Aug-2004	Thrifty, Inc.
TRY IT BEFORE YOU BUY IT & Design	85/285551		United States of America		Thrifty, Inc.
VALUE EVERY TIME	76/574568	2998789	United States of America	20-Sep-2005	Dollar Thrifty Automotive Group, Inc.
VALUE IS OUR DOMAIN	78/845,553	3205746	United States of America	06-Feb-2007	Thrifty, Inc.
WILD CAR	77/299,333	3479510	United States of America	05-Aug-2008	Thrifty, Inc.

Registered IP Rights- Copyrights

Dollar Rent-a-Car Systems, Inc.:

Title of Work                                                                                             Reg. No.                                Reg. Date
Projection, Analysis, Staffing
  & Scheduling System                                                                           TX 5-089-381                                9/23/99

Thrifty Rent-A-Car System, Inc.

Title of Work                                                                                             Reg. No.                                Reg. Date                      Docket No.

Best Of All It's Thrifty                                                                           PA 879-611                      11/20/96                                70942-00319
(Neighborhood :30 TV)

Best Of All It's Thrifty                                                                           PA 879-610                      11/20/96                                70942-00320
(Business/Airport :30 TV)

Best Of All It's Thrifty                                                                           PA 879-609                      11/20/96                                70942-00321
(Adult/Comtemp :60 Radio)

Best Of All It's Thrifty                                                                           PA 879-613                      11/20/96                                70942-00322
(Country :60 Radio)

Best Of All It's Thrifty                                                                           PA 879-612                      11/20/96                                70942-00323
(Blues :60 Radio)

Best Of All It's Thrifty                                                                           PA 821-631                      11/20/96                                70942-00324
(Blues :30 Radio)

Best Of All It's Thrifty                                                                           PA 821-632                      11/20/96                                70942-00325
(Adult/Contemp :30 radio)

Best Of All It's Thrifty                                                                           PA 821-633                      11/20/96                                70942-00425
(Country :30 radio)

Best Of All It's Thrifty                                                                           PA 849-373                      1/31/97                                70942-00426
(Leisure/Airport :30 TV)

Thrifty car rental worldwide
directory, summer/fall 1987                                                                   TX 2-593-402                                4/12/88

Thrifty car rental worldwide
directory, 1988                                                                                        TX 2-593-403                                4/11/88

Exclusive franchise information                                                           TX 174-254                                   2/16/78

Easy Street                                                                                               VA 314-156                                  8/10/88

How to be a customer service
Representative with Thrifty pride                                                        PA 395-785                                   9/30/88

How to be a customer service
Representative with Thrifty pride                                                        TX 2407-088                                 9/30/88

Automate 2; software/By Bluebird
Auto Rental Systems, LP                                                                      TXu 777-540                                (purchase agmt. recorded on 1/15/98)

How to be a Thrifty customer service
representative with Thrifty pride & 2
other titles; videotaped presentations
and related training materials                                                               V 2399P003                             (assignment recorded from Universal Video, Inc.)

Implementing the Thrifty car rental
Customer service representative
Training program; site manager’s guide                                             TX 245-1141                                9/3/88

Lenny                                                                                                       VA 615-615                                 11/3/93

Spaceship, rocket                                                                                   VA 314-158                                 8/10/88

Survey Master 2.0; source code                                                          TX 4-058-906                               5/30/95

Take your pick.                                                                                        VA 314-157                                 8/10/88

Thrifty Automated Rental Center
(controller) computer software                                                             TX 3-159-027                              9/27/91

Thrifty Automated Rental Center
(kiosk) computer software                                                                     TX 3-159-026                             9/27/91

Thrifty car rental worldwide directory                                                 CSN 86171                                 10/4/89

Thrifty car rental worldwide directory                                                 TX2688613                                 10/4/89

Registered IP Rights- Patents

No active patents.

Licensing Arrangements

Loan Party trademarks are being non-exclusively licensed on a regular basis pursuant to the franchise agreements.

SCHEDULE 6.20(a)
Locations of Real Property

Owned Real Property

	Owner	Address
1.	Dollar Thrifty Automotive Group, Inc.	5310-5350 East 31st St. Tulsa, OK 74135
2.	DTG Operations, Inc.	4775 Swenson Street Las Vegas, NV 89119-6696
3.	DTG Operations, Inc.	4720 Spruce Street Tampa, FL 33607
4.	Thrifty Rent-A-Car System, Inc.	2400 Miami Road Ft. Lauderdale, FL 33316-3927
5.	Thrifty Rent-A-Car System, Inc.	4405 Reese Drive Irving, TX 75063-4018
6.	Thrifty Rent-A-Car System, Inc.	7700 Esters Blvd. Irving, TX 75063
7.	Thrifty Rent-A-Car System, Inc.	15845 JFK Blvd. Houston, TX 77032-2317
8.	Thrifty Rent-A-Car System, Inc.	15 S. 2400 West Salt Lake City, UT 84116-2990
9.	DTG Operations, Inc.	1120 S. Laurel San Diego, CA 92101-1228
10.	DTG Operations, Inc.	5359 W. 63rd Street Chicago, IL 60638
11.	DTG Operations, Inc.	3410 E. Grimes Harlingen, TX 78550
12.	DTG Operations, Inc.	2780 Airways Blvd. Memphis, TN 38132
13.	Thrifty Rent-A-Car System, Inc.	2500 N. Sheridan Rd. Tulsa, OK 74115
14.	DTG Operations, Inc.	13500 Intrepid Lane (aka 10550 Daniels Parkway) Fort Myers, FL 33913-8821

Leased Real Property (Excluding Airport Locations)

	Street Address - Lease	City	ST	Lessor
1	8010 Airport Blvd, Suite 105 (See FN1)	Mobile	AL	LL&T Properties, Ltd.
2	5044 W. Cactus Road	Phoenix	AZ	ERMACO Investments 2, LLC
3	Chaparral Suites Hotel, 5501 N. Scottsdale Road	Scottsdale	AZ	Chaparral Suites Resort
4	2340 E. Elvira	Tucson	AZ	DFK Investments
5	1815 Bayshore Highway	Burlingame	CA	Lorraine Arnaudo
6	836 (840) Cowan Road	Burlingame	CA	Joann Prolo
7	5439 W. 102nd (MBGF Lot)	Los Angeles	CA	MBGF Properties
8	5440 W. Century Blvd.	Los Angeles	CA	5440/5500 W Century Blvd., LLC
9	5600 W. Arbor Vitae	Los Angeles	CA	The Oakstone Company
10	5630 Arbor Vitae Street	Los Angeles	CA	Socal Partners I
11	9310-9326 & 9400-9430 Bellanca Ave.	Los Angeles	CA	NSHE Lebanon, LLC
12	3500-3510 Irvine Avenue	Newport Beach	CA	Jacqueline Poladian
13	800 N. Haven Avenue, Ste. 230	Ontario	CA	RCI Ontario Equities
14	2401-2407 Pacific Highway	San Diego	CA	Stevan Denenberg
15	2499 Pacific Highway	San Diego	CA	Leonardini Family SD Property, LLC
16	3540 Estudillo	San Diego	CA	3500 Company, LLC
17	2500 Mason St. (Wharf Sheraton)	San Francisco	CA	CapStar San Francisco Company, LLC
18	360-364 O'Farrell Street	San Francisco	CA	Downtown Center Garage
19	1441-B Terminal Ave	San Jose	CA	Edward & Karen Sarafian
20	2152 Bristol Street	Santa Ana	CA	James F. Suruki
21	580 Spring Street	Windsor Locks	CT	580 Spring Street, LLC
22	17800 Biscayne Blvd.	Aventura	FL	Mazal 18 Development, LLC
23	6799 N. Atlantic Ave.	Cape Canaveral	FL	S&S Enterprises, Inc.
24	Holiday Inn Select / 3535 Ulmerton Rd. (FN2)	Clearwater	FL	St. Pete/Clearwater Airport Assoc.
25	1600 NE 7th Avenue	Dania Beach	FL	Shoppes of Wiles Road LLC
26	2605 S. Federal Highway	Delray Beach	FL	2605 S Federal Hwy LLC
27	3100 S. Federal Highway	Ft. Lauderdale	FL	Air & Port One LLC
28	1759 Airport Road	Jacksonville	FL	S&S Enterprises, Inc.
29	Naval Air Station Key West	Key West	FL	Navy Exchange
30	6051 W. Irlo Bronson (Howard Johnson's)	Kissimmee	FL	Howard Johnson Maingate East
31	1850 Hotel Plaza Blvd.	Lake Buena Vista	FL	Regal Sun Resort
32	2300 N. State Road # 7	Lauderdale Lakes	FL	Tucker Leasing, Inc.
33	3400 N. Federal Highway	Lighthouse Pt.	FL	3400 N. Federal Hwy, LLC (Joe & Don Stavola)
34	1851 Delaware Parkway	Miami	FL	A+ Mini Storage - Airport East, LLC
35	3760 NW South River Drive	Miami	FL	Marvin & Arlene Sokolow / Bert & Merilyn Sager
36	1520 Collins Avenue	Miami Beach	FL	Ocean Beach Properties
37	18401 Collins Avenue	Miami Beach	FL	Dezer Hotel Management, Ltd.
38	3801 Collins Avenue	Miami Beach	FL	Antoinette Nobile, P.A.

39	3637 Indian Creek Drive	Miami Beach	FL	Riverview Place Condominium Association, Inc.
40	10100 Int'l Drive (Int'l Plaza Resort & Spa)	Orlando	FL	Buena Vista Hospitality Group, DBA Int'l Plaza Resort & Spa
41	16211 NW 57th Ave. (formerly Hialeah)	Miami Gardens	FL	Canam Associates
42	13351 State Road 535	Orlando	FL	Vista Sun, Inc. dba Holiday Inn Resort LBV
43	2510 Jet Port Drive	Orlando	FL	Autonation Corporate Mgmt. Company
44	2828 Collingswood Drive	Orlando	FL	iStar Tara LLC
45	6515 International Drive (Int'l Palms Resort)	Orlando	FL	Int'l Palms Resort & Conference Center Orlando
46	5005 Gulf Blvd.	St. Petersburg	FL	B & B Company
47	1900 Capital Circle	Tallahassee	FL	Richard Wilson
48	1408 N. Westshore Blvd.,	Tampa	FL	Edgewood General Partnership
49	91831 Overseas Highway	Tavernier	FL	George Scott
50	221 Peachtree Center Ave.	Atlanta	GA	AmeriPark (IPC Investments)
51	4100 Global Gateway Connector	College Park	GA	Interpark
52	200 Watson Blvd (Interim Site to 112 S. 1st St)	Warner Robins	GA	Redevelopment Agency - City of Warner Robins
53	112 South First Street (Permanent Site)	Warner Robins	GA	Redevelopment Agency - City of Warner Robins
54	845 Kanoelehua Ave. (Hilo Baseyard)	Hilo (Hawaii)	HI	JH Moku Ola, LLC
55	1600 Kapiolani Blvd. #825 (Corp. Office)	Honolulu (Oahu)	HI	Pan Am I, LLC
56	2002 Kalakaua Avenue	Honolulu (Oahu)	HI	Bank of Hawaii
57	2055 Kalia Road (Hale Koa Hotel)	Honolulu (Oahu)	HI	Hale Koa
58	2490 Kalakaua Avenue (Pacific Beach)	Honolulu (Oahu)	HI	Koa Management, LLC
59	3131 Nimitz Highway	Honolulu (Oahu)	HI	CTC Investments (c/o caldwell Banker)
60	3147 Nimitz Highway	Honolulu (Oahu)	HI	Triple S Investments Corporation
61	King Kam Kona Beach Hotel(75-5560 Palani Rd)(FN2)	Kailua Kona	HI	HKK Management, Inc. (IWF KKH, LLC)
62	Fairmont Orchid Hotel & Resorts (FN2)	Kohala Coast	HI	WB-LCP Orchid Operators, LLC
63	Sheraton Kauai Resort (FN2)	Koloa (Kauai)	HI	Sheraton Kauai Resort
64	20-C Halawai Dr. (Kaanapali Baseyard)	Lahaina (Maui)	HI	300 Corporation
65	2995-E Aukele St. (Kauai Body Shop)	Lihue (Kauai)	HI	The Consolidated Corp.
66	3081 Peleke Street, Units A1 & A2	Lihue (Kauai)	HI	Calipjo Properties
67	1188 Lower Main Street	Wailuku (Maui)	HI	Furomoto Ohana Limited Partnership
68	2393 Airport Way	Boise	ID	Robert L. & Barbara B. Petersen
69	IDL Lot	Boise	ID	Idaho Dept. of Lands
70	5400 S. Kilbourn Ave.	Chicago	IL	Yonatham and Sona Youkhana
71	3901 N. Manheim Road	Schiller Park	IL	Great Lakes Property, LLC
72	8619 W. Kellogg	Wichita	KS	Harvey A. Flacks Trust
73	3700 Crittenden Drive	Louisville	KY	Newland Inc.
74	110 Mt. Auburn St.	Cambridge	MA	Harvard Square Hotel
75	36B Lee Burbank Hwy.	Revere	MA	Massachusetts Port Authority

76	40 Lee Burbank Hwy.	Revere	MA	Cobalt Properties
77	4520A St. Barnabas Road	Temple Hills	MD	St. Barnabas Rd. LLC
78	29111 Wick Road	Romulus	MI	29 Wick LLC
79	5125-B South Blvd (Seneca Square Shopping Cntr)	Charlotte	NC	Crosland,LLC
80	803 N. Regional Road	Greensboro	NC	Bank of the West
81	2800 Pleasant Grove Church Road	Morrisville	NC	Wilson, Mitchell, Bass & Workman
82	2110 E. Locust	Omaha	NE	Harvey A. Flacks Trust
83	313/314 Highlander Green	Manchester	NH	Barry Brensinger
84	3300 Las Vegas Blvd. (Treasure Island)	Las Vegas	NV	Treasure Island Corp.
85	22-61 94th St.	East Elmhurst	NY	Pacifica LaGuardia, LLC
86	90-25 25th Avenue	Jackson Heights	NY	Sam R. Bruno
87	90-25 25th Avenue (Fence Line Agmt)	Jackson Heights	NY	Ajhodia Singh
88	112-02 South Conduit Ave (JFK Long-Term Pkg)	Jamaica	NY	JFK Long-Term Parking, Inc.
89	146 W. 83rd St. (Dollar - Office)	New York	NY	West 83rd St. Realty Corp.
90	146 W. 83rd St. (Thrifty - Office)	New York	NY	West 83rd St. Realty Corp.
91	152 E. 87th St.	New York	NY	ASG Properties, LLC
92	157 W. 83rd St. (Garage)	New York	NY	Central Parking System
93	329-333 E. 22nd Street	New York	NY	22 East LLC
94	888 8th Avenue	New York	NY	Kinney Parking System, Inc.
95	99 Charles St.	New York	NY	Charles St. Garage Corp.
96	840 Stelzer Road	Columbus	OH	Datahami Limited Partnership
97	2700 W. National Road	Vandalia	OH	Datahami Limited Partnership
98	112 Main Parkway (Res Center)	Tahlequah	OK	Tahlequah Industrial Authority
99	5310 E. 31st St. (DTG Plaza 2)	Tulsa	OK	DTAG
100	7001 E. 38th St., Bays 7081-7087	Tulsa	OK	Space Center, Inc.
101	10800-10835 NE Holman Rd.	Portland	OR	Huling Brothers Properties, LLC
102	7001 Essington Ave.	Philadelphia	PA	Pingree 2000 Real Estate Holdings, LLC
103	7500 Holstein Ave.	Philadelphia	PA	7500 Holstein Partners, LP
104	2329 Post Road	Warwick	RI	Joni Auto Rentals, Inc.
105	3127 Mockingbird Lane	Dallas	TX	Southwest Airlines, Co.
106	3575 Lone Star Circle, Suite 414	Fort Worth	TX	Texas Motor Speedway, Inc.
107	1700 Smith Street (Crowne Plaza)	Houston	TX	Holiday Inn Crowne Plaza
108	2319 W. Holcombe Blvd. (Med Center)	Houston	TX	Chin H. & Shu C. Yang
109	4848 Guiton (Galleria)	Houston	TX	William C., III & Sharon K. Morris
110	Monroe & Panair Streets	Houston	TX	Powell Land Mgmt. Co.
111	6780 Southwest Freeway (Southwest Hilton)(FN2)	Houston	TX	Hospitality Ventures
112	2901 S. 23rd St., Suite A & B	McAllen	TX	Eduardo Andrade
113	747 N.E. Loop 410 (8790 Crownhill Blvd)	San Antonio	TX	Clearwater Real Estate , LLC
114	TxDOT 0.458-Acre Parcel Crownhill Blvd @ Broadway Street	San Antonio	TX	Texas DOT
115	TxDOT 0.778-acre Property Adjacent to 747 NE Loop 410	San Antonio	TX	Texas DOT
116	755 N.E. Loop 410	San Antonio	TX	Gary Zars Living Trust
117	2525 South Eads Street	Arlington	VA	Metropolitan Washington Airports Authority

118	2600/2610 Jefferson Davis Hwy.	Arlington	VA	B.M. Smith & Associates
119	2780-2804 Jefferson Davis Hwy.	Arlington	VA	B.M. Smith & Associates
120	3575 Military Highway	Norfolk	VA	Military Norvella Associates, L.L.P.
121	5912 Lewis Road	Sandston	VA	Ross Rennick
122	5914 Lewis Road	Sandston	VA	Porter Realty
123	1700 Williston Road	South Burlington	VT	Lowell T., Jr & Shelley C. Spillane
124	1710 Williston Road	South Burlington	VT	Lowell T., Jr & Shelley C. Spillane
125	93 Beswick Drive	White River Jct	VT	Lowell T., Jr & Shelley C. Spillane
126	1427 S. 192nd St.	SeaTac	WA	FA McEachern LLC
127	18820-18836 Int'l Blvd. (3027 S. 188th St.)	SeaTac	WA	Huling Brothers Properties, LLC
128	5151 S. Howell Avenue	Milwaukee	WI	La Macchia Real Estate IV LLC
129	6039 S. Howell Avenue	Milwaukee	WI	La Macchia Real Estate IV LLC
130	6280 Howell Avenue	Milwaukee	WI	Dominic & Frank Guiffre

Footnotes
(1) Assigned to licensee 1-Sep-2011; DTG does not operate this location but remains obligated until 12-Mar-2013 if licensee defaults.
(2) Tradeout Agreement - DTG's occupancy/possession arises from tradeout of space for vehicle use.

U.S. Airport Locations Subject to Concessions and/or Leases

	City	ST	Airport	Airport Authority/Lessor
US Airports
1	Albuquerque	NM	Albuquerque Int'l Sunport	City of Albuquerque
2	Atlanta	GA	Hartsfield-Jackson Atlanta Int'l Airport	City of Atlanta
3	Baltimore	MD	Baltimore-Washington Int'l Airport	Maryland Aviation Administration - MDOT
4	Boise	ID	Boise Airport	City of Boise
5	Boston	MA	Boston-Logan In'tl Airport	Massachusetts Port Authority
6	Charlotte	NC	Charlotte/Douglas Int'l Airport	City of Charlotte
7	Chicago	IL	Chicago Midway Int'l Airport	City of Chicago
8	Chicago	IL	Chicago O'Hare Int'l Airport	City of Chicago
9	Cincinnati	OH	Cincinnati/Northern Kentucky Int'l Airport	Kenton County Airport Board
10	Cleveland	OH	Cleveland Hopkins Int'l Airport	City of Cleveland
11	Columbus	OH	Port Columbus Int'l Airport	Columbus Regional Airport Authority
12	Corpus Christi	TX	Corpus Christi Int'l Airport	City of Corpus Christi
13	Dallas	TX	Dallas-Fort Worth Int'l Airport	Dallas-Fort Worth Int'l Airport Board
14	Dallas	TX	Dallas Love Field	City of Dallas, Texas
15	Daytona Beach	FL	Daytona Beach Int'l Airport	Volusia County
16	Daytona Beach	FL	Daytona Beach Int'l Airport	Volusia County
17	Denver	CO	Denver Int'l Airport	City and County of Denver

18	Des Moines	IA	Des Moines Int'l Airport	City of Des Moines, Iowa
19	Detroit	MI	Detroit Metro. Airport	Detroit Metropolitan Wayne County
20	El Paso	TX	El Paso Int'l Airport	City of El Paso, Texas
21	Fresno	CA	Fresno Yosemite Int'l Airport	City of Fresno
22	Fort Lauderdale	FL	Fort Lauderdale/Hollywood Int'l Airport	Broward County
23	Fort Myers	FL	Southwest Florida Int'l Airport	Lee County Port Authority
24	Greensboro	NC	Piedmont Triad Int'l Airport	Piedmont Triad Airport Authority
25	Harlingen	TX	Valley International Airport	City of Harlingen, Texas
26	Hartford	CT	Bradley Int'l Airport	State of Connecticut
27	Hilo (Hawaii)	HI	Hilo Int'l Airport	State of Hawaii - DOT
28	Honolulu (Oahu)	HI	Honolulu Int'l Airport	State of Hawaii - DOT
29	Houston	TX	William P. Hobby Airport	City of Houston, Texas
30	Houston	TX	George Bush Intercontinental Airport/Houston	City of Houston, Texas
31	Jacksonville	FL	Jacksonville Int'l Airport	Jacksonville Airport Authority
32	Kahului (Maui)	HI	Kahului Airport	State of Hawaii - DOT
33	Kailua Kona	HI	Kona Int'l Airport	State of Hawaii - DOT
34	Kansas City	MO	Kansas City Int'l Airport	City of Kansas City, Missouri
35	Key West	FL	Key West Int'l Airport	Monroe County
36	Las Vegas	NV	McCarran Int'l Airport	Clark County
37	Lihue (Kauai)	HI	Lihue Airport	State of Hawaii - DOT
38	Los Angeles	CA	Los Angeles Int'l Airport	City of Los Angeles
39	Louisville	KY	Louisville Int'l Airport	Regional Airport Authority of Louisville
40	Manchester	NH	Manchester-Boston Regional Airport	City of Manchester, New Hampshire
41	McAllen	TX	McAllen-Miller Int'l Airport	City of McAllen
42	Memphis	TN	Memphis Int'l Airport	Memphis Shelby County Airport Authority
43	Miami	FL	Miami Int'l Airport	Miami-Dade County, Florida
44	Milwaukee	WI	General Mitchell Int'l Airport	General Mitchell Int'l Airport
45	Minneapolis	MN	Minneapolis-St Paul Int'l Airport	Metropolitan Airports Commission
46	Naples	FL	Naples Muncipal Airport (Commercial Terminal)	City of Naples Aviation Authority
47	Nashville	TN	Nashville Int'l Airport	Metropolitan Nashville Airport Authority
48	New Orleans	LA	New Orleans Int'l Airport	City of New Orleans
49	New York	NY	John F. Kennedy Int'l Airport	Port Authority of New York and New Jersey
50	New York	NY	LaGuardia Int'l Airport	Port Authority of New York and New Jersey
51	Newark	NJ	Newark Int'l Airport	Port Authority of New York and New Jersey
52	Norfolk	VA	Norfolk Int'l Airport	Norfolk Airport Authority
53	Oakland	CA	Oakland Int'l Airport	Port of Oakland
54	Ontario	CA	Ontario Int'l Airport	City of Los Angeles
55	Orange County	CA	John Wayne Airport	County of Orange
56	Orlando	FL	Orlando Int'l Airport	Greater Orlando Aviation Authority
57	Palm Springs	CA	Palm Springs Int'l Airport	City of Palm Springs
58	Pensacola	FL	Pensacola Gulf Coast Regional Airport	City of Pensacola, Florida
59	Philadelphia	PA	Philadelphia Int'l Airport	City of Philadelphia

60	Phoenix	AZ	Phoenix Sky Harbor Int'l Airport	City of Phoenix
61	Pittsburgh	PA	Pittsburgh Int'l Airport	Allegheny County Airport Authority
62	Portland	OR	Portland Int'l Airport	Port of Portland
63	Providence	RI	T.F. Green State Airport	Rhode Island Airport Corporation
64	Raleigh/Durham	NC	Raleigh/Durham Int'l Airport	Raleigh/Durham Aiport Authority
65	Reno	NV	Reno-Tahoe Int'l Airport	Reno-Tahoe Airport Authority
66	Richmond	VA	Richmond Int'l Airport	Capital Reg'l Airport Comm.
67	Sacramento	CA	Sacramento Int'l Airport	County of Sacramento
68	San Antonio	TX	San Antonio Int'l Airport	City of San Antonio, Texas
69	San Diego	CA	San Diego Int'l Airport	San Diego County Board Airport Authority
70	San Francisco	CA	San Francisco Int'l Airport	City and County of San Francisco
71	San Jose	CA	Norman Y. Mineta San Jose Int'l Airport	City of San Jose
72	Sanford	FL	Orlando Sanford Int'l Airport	Orlando Sanford International, Inc.
73	Sanford	FL	Orlando Sanford Int'l Airport	Orlando/Sanford Domestic, Inc.
74	Sarasota	FL	Sarasota Bradenton Int'l Airport	Sarasota Manatee Airport Authority
75	Seattle	WA	Seattle-Tacoma Int'l Airport	Port of Seattle
76	Tallahassee	FL	Tallahassee Regional Airport	City of Tallahassee
77	Tampa	FL	Tampa Int'l Airport	Hillsborough County Aviation Authority
78	Tucson	AZ	Tucson Int'l Airport	Tucson Airport Authority
79	Tulsa	OK	Tulsa Int'l Airport	Tulsa Airport Improvements Trust
80	Washington	DC	Washington Dulles Int'l Airport	Metro. Washington Airport Auth.
81	West Palm Beach	FL	Palm Beach Int'l Airport	Palm Beach County
82	Wichita	KS	Wichita Mid-Continent Airport	Wichita Airport Authority

Non-Possessory Off-Airport Permits
1	Dayton	OH	James M. Cox Int'l Airport	City of Dayton, Ohio
2	Honolulu (Oahu)	HI	Honolulu Int'l Airport	State of Hawaii - DOT
3	Lahaina (Maui)	HI	Kapalua Airport	State of Hawaii - DOT
4	McAllen	TX	McAllen-Miller Int'l Airport	City of McAllen
5	St. Petersburg	FL	St. Petersburg-Clearwater Int'l Airport	Pinellas County, Florida
6	Tucson	AZ	Tucson Int'l Airport	Tucson Airport Authority
7	Washington	DC	Washington Reagan Nat'l Airport	Metro. Washington Airport Auth.

SCHEDULE 6.20(b)
Taxpayer and Organizational Identification Numbers

Loan Party	Taxpayer Identification Number	Organization Number
Dollar Thrifty Automotive Group, Inc.	73-1356520	None
DTG Operations, Inc.	73-1389882	1900503794
Dollar Rent A Car, Inc.	05-0542273	1900702669
DTG Supply, Inc.	73-1325498	1900467412
Thrifty, Inc.	73-1554876	1900614668
Thrifty Car Sales, Inc.	73-1554875	1900614669
Thrifty Rent-A-Car System, Inc.	73-0574010	1900254253
Thrifty Insurance Agency, Inc.	73-1564276	100168993
TRAC Asia Pacific, Inc.	73-1354213	1900482768

SCHEDULE 6.20(c)
Changes in Legal Name, State of Formation and Structure

Legal Name of Loan Party	Previous Legal Names Within Past 5 Years	Change in State of Formation in Past 5 Years	Change in Structure in Past 5 Years
Dollar Thrifty Automotive Group, Inc.	None	None	None
DTG Operations, Inc.	None	None	None
DTG Supply, Inc.	None	None	None
Dollar Rent A Car, Inc.	None	None	None
Thrifty, Inc.	None	None	None
Thrifty Car Sales, Inc.	None	None	None
Thrifty Rent-A-Car System, Inc.	None	None	None
TRAC Asia Pacific, Inc.	None	None	None
Thrifty Insurance Agency, Inc.	None	None	None

SCHEDULE 7.15
Post-Closing Obligations

1.           Mortgaged Properties

1.	*5310-5350 East 31st St.
Tulsa, OK 74135

2.	*4775 Swenson Street
Las Vegas, NV 89119-6696

3.	*2400 Miami Road
Ft. Lauderdale, FL 33316-3927

4.	*4405 Reese Drive
Irving, TX 75063-4018

5.	*15845 JFK Blvd.
Houston, TX 77032-2317

6.	*15 S. 2400 West
Salt Lake City, UT 84116-2990

7.	*1120 S. Laurel
San Diego, CA 92101-1228

8.	*13500 Intrepid Lane (aka 10550 Daniels Parkway)
 Fort Myers, FL 33913-8821

9.	7700 Esters Blvd.
Irving, TX 75063

10.	5359 W. 63rd Street
Chicago, IL 60638

11.	3410 E. Grimes
Harlingen, TX 78550

12.	2780 Airways Blvd.
Memphis, TN 38132

13.	2500 N. Sheridan Rd.
Tulsa, OK 74115

14.	Excluded Property: 4720 Spruce Street
Tampa, FL 33607

2. Account Control Agreements

Financial Institution	Loan Party / Account Holder	Date of Agreement	Account Number	Type
Amegy Bank, N.A.	Dollar Thrifty Automotive Group, Inc.	April 16, 2009	DOL03041 (Grand Cayman), 313260227- 00 (Money Market)	Securities Account
Amegy Bank, N.A.	Dollar Thrifty Automotive Group, Inc.	April 16, 2009	DOL02159	Securities Account
Bank of America, N.A.	Dollar Thrifty Automotive Group, Inc.	May 26, 2010	305001617168	Deposit Account
Bank of Hawaii	DTG Operations, Inc.	April 22, 2009	0017141635, 0017141724	Deposit Account
Bank of Montreal	Thrifty Rent-A-Car System, Inc.	April 16, 2009	0002 # 1221-988, 0002 # 4629-283	Deposit Account
Bank of Oklahoma, N.A.	Thrifty Rent-A-Car System, Inc.	April 20, 2009	209906503, 103416503, 209023016, 208302582	Deposit Account
Bank of Oklahoma, N.A.	Dollar Rent A Car, Inc.	April 20, 2009	209908846, 209027801	Deposit Account
Bank of Oklahoma, N.A.	Thrifty Car Sales, Inc.	April 20, 2009	208325649	Deposit Account
Bank of Oklahoma, N.A.	Dollar Thrifty Automotive Group, Inc.	April 16, 2009	207915503, 209023973, 209906459, 718-00106505, 208368978	Deposit Account
Bank of Oklahoma, N.A.	DTG Operations, Inc.	April 20, 2009	100159865, 207929396, 207929418, 207929473, 207929550, 208368978, 207940231, 208371486, 209024457, 209027570, 209027790, 209906789, 209909891	Deposit Account
BOSC, Inc. (an affiliate of Bank of Oklahoma)	Dollar Thrifty Automotive Group, Inc.	April 21, 2009	300382	Securities Account

Boston Financial Data Services, Inc. (as transfer agent of JPMorgan Prime Money Market Fund)	Dollar Thrifty Automotive Group, Inc.	Oct. 30, 2009	600069810	Fund Account
Deutsche Bank Trust Company Americas	Dollar Thrifty Automotive Group, Inc.	June 15, 2007	19005	Retained Distribution Account
Goldman, Sachs & Co. (as transfer agent on behalf of Goldman Sachs Trust)	Dollar Thrifty Automotive Group, Inc.	Aug. 2, 2010	1885056330	Securities
Harris N.A.	Dollar Thrifty Automotive Group, Inc.	April 26, 2010	244-155-8	Deposit Account
International Bank of Commerce	Dollar Thrifty Automotive Group, Inc.	March 16, 2009	1600357733	Deposit Account
JPMorgan Chase Bank, N.A.	DTG Operations, Inc.	July 22, 2009	831145024, 831145040, 831145065	Deposit Account
JPMorgan Chase Bank, N.A.	DTG Operations, Inc.	April 22, 2009	1083492, 1596173037, 627853336, 08806289359, 323363210, 475639081	Deposit Account
JPMorgan Chase Bank, N.A.	Dollar Thrifty Automotive Group, Inc.	May 17, 2010	2958113207	Deposit
Merrill Lynch, Pierce, Fenner & Smith Incorporated (replacing Banc of America Securities LLC)	Dollar Thrifty Automotive Group, Inc.	April 23, 2009 (amended November 1, 2010)	5S501A20 (replacing 249-01284)	Securities Account (Collateral Account for Deutsche Bank Trust Company Americas)
VP Distributors, Inc. as transfer agent of Virtus Insight Money Market Fund	Dollar Thrifty Automotive Group, Inc.	April 22, 2009	9051764	Mutual Fund Account

3. Intellectual Property Terminations

Secured Party	Grantor	Volume/Document at the United States Copyright Office	Date Recorded
Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston)	Dollar Thrifty Automotive Group, Inc.	Volume 3510 Doc. No. 089	May 3, 2004
Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston)	Thrifty Rent-A-Car System, Inc.	Volume 3510 Doc. No. 90	May 3, 2004

SCHEDULE 8.01
Liens Existing on the Closing Date

Debtor	Secured Party	Collateral	State	Jurisdiction	Original File Date and Number	Related Filings
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.	First Bank of Highland Park	Equipment Lease	DE	Department of State: Division Of Corporations	9/28/2007 #2007 3979878
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.	U.S. Bank National Association	Equipment Lease	DE	Department of State: Division Of Corporations	4/3/2008 #2008 1175833	Assignment 4/18/08; Assignment 10/15/10
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.	IBM Credit LLC	Equipment Lease	DE	Department of State: Division Of Corporations	5/1/2008 #2008 1516697
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	6/9/2003 #2003006902022	Amendment 3/9/04; Continuation 3/4/08
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	2/3/2004 #2004001314318	Continuation 11/25/08
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	2/24/2004 #2004002132014	Continuation 11/25/08

DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	2/25/2004 #2004002204014	Amendment 1/25/07; Continuaion 11/25/08
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	3/2/2004 #2004002431218	Continuation 11/25/08
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	4/7/2004 #2004004142926	Amendment 3/5/07; Continuation 1/7/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	4/20/2004 #2004004741830	Continuation 1/30/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	4/20/2004 #2004004741729	Continuation 1/30/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	5/19/2004 #2004006092326	Amendment 11/21/06; Continuation 2/26/09

DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	8/3/2004 #2004009498844	Continuation 5/5/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	8/19/2004 #2004010231518	Amendment 6/18/07; Continuation 5/26/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	9/15/2004 #2004011369935	Continuation 6/8/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	9/27/2004 #2004011865835	Amendment 6/18/07; Continuation 6/11/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	10/26/2004 #2004013103519	Continuation 7/29/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	12/10/2004 #2004014962331	Continuation 9/24/09

DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	1/6/2005 #2005000269731	Continuation 10/19/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	1/6/2005 #2005000269630	Continuation 10/19/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	1/14/2005 #2005000657833	Continuation 10/21/09
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	1/31/2005 #2005001233824	Continuation 12/28/09
DTG OPERATIONS, INC.	Sensomatic Electronics Corporation	Equipment Lien	OK	Oklahoma County Central Filing	2/1/2005 #2005001319526	Continuation 8/10/09; Amendment 1/12/10
DTG OPERATIONS, INC.	Key Equipment Finance	Equipment Lease	OK	Oklahoma County Central Filing	2/15/2005 #2005001897739	Continuation 1/8/10

DTG OPERATIONS, INC.	Deutsche Bank Trust Company Americas, as Master Collateral Agent	Lien on securitization assets	OK	Oklahoma County Central Filing	3/29/2006 #2006003670933	Continuation 1/18/11
DTG OPERATIONS, INC.	Gelco Corporation DBA GE Fleet Services	Equipment Lease	OK	Oklahoma County Central Filing	4/5/2006 #2006003989138	Continuation 3/21/11
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	4/14/2006 #2006004451426	Amendment 8/9/06
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	4/14/2006 #2006004451931	Amendment 8/14/06
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	5/23/2006 #2006006216326	Amendment 11/6/06
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	5/25/2006 #2006006312727	Amendment 8/22/06

DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	8/10/2006 #2006009727033	Amendment 3/7/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	8/24/2006 #2006010344626	Amendment 10/19/06
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	9/14/2006 #2006011141016	Amendment 3/9/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	9/14/2006 #2006011141117	Amendment 5/9/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	1/18/2007 #2007000672529	Amendment 6/18/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	1/18/2007 #2007000672630	Amendment 6/18/07

DTG OPERATIONS, INC.	US Bancorp	Equipment Lien	OK	Oklahoma County Central Filing	2/15/2007 #2007001820626
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	3/15/2007 #2007002997339	Amendment 6/18/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	3/15/2007 #2007002997440	Amendment 10/10/7
DTG OPERATIONS, INC.	Lasalle National Leasing Corporation	Equipment Lien	OK	Oklahoma County Central Filing	4/19/2007 #2007004648940
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lien	OK	Oklahoma County Central Filing	5/9/2007 #2007005491735	Amendment 9/13/07
DTG OPERATIONS, INC.	Deutsche Bank Trust Company Americas, as Master Collateral Agent	Lien on securitization assets	OK	Oklahoma County Central Filing	5/23/2007 #2007006134124	Continuation 11/10/09

DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lien	OK	Oklahoma County Central Filing	6/20/2007 #2007007489744
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lien	OK	Oklahoma County Central Filing	7/20/2007 #2007008800025	Amendment 12/27/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lien	OK	Oklahoma County Central Filing	7/20/2007 #2007008800126	Amendment 12/19/07
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lien	OK	Oklahoma County Central Filing	10/19/2007 #2007012634833	Amendment 4/10/08
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing	Equipment Lease	OK	Oklahoma County Central Filing	1/11/2008 #2008000480022	Amendment 5/16/08
DTG OPERATIONS, INC.	Lasalle National Leasing Corporation	Equipment Lien	OK	Oklahoma County Central Filing	1/30/2008 #2008001067428

DTG OPERATIONS, INC.	Lasalle National Leasing Corporation	Equipment Lien	OK	Oklahoma County Central Filing	2/7/2008 #2008001403631
DTG OPERATIONS, INC.	US Bancorp Oliver Allen Technology Leasing (Somerset Leasing Corp.)	Equipment Lien	OK	Oklahoma County Central Filing	2/28/2008 #2008002292227	Amendment 7/18/08; Assignment 7/30/08
DTG OPERATIONS, INC.	Lasalle National Leasing Corporation	Equipment Lien	OK	Oklahoma County Central Filing	3/26/2008 #2008003454531
DTG OPERATIONS, INC.	US Bancorp Equipment Finance Inc.	Equipment Lease	OK	Oklahoma County Central Filing	4/10/2008 #2008004125426	Amendment 3/18/09
DTG OPERATIONS, INC.	Lasalle National Leasing Corporation	Equipment Lien	OK	Oklahoma County Central Filing	5/5/2008 #2008005137834
DTG OPERATIONS, INC.	US Bancorp Equipment Finance Inc.	Equipment Lease	OK	Oklahoma County Central Filing	5/5/2008 #2008005138835

DTG OPERATIONS, INC.	US Bancorp Equipment Finance Inc.	Equipment Lease	OK	Oklahoma County Central Filing	6/2/2008 #2008006253228
DTG OPERATIONS, INC.	OFC Capital Corporation	Equipment Lease	OK	Oklahoma County Central Filing	7/17/2008 #20080082707532	Assignment 9/26/08
DTG OPERATIONS, INC.	Deutsche Bank Trust Companys Americas, as Master Collateral Agent	Lien on securitization assets	OK	Oklahoma County Central Filing	10/28/2010 #20101028021080130	Amendment 9/29/11
DTG OPERATIONS, INC.	Deutsche Bank Trust Companys Americas, as Master Collateral Agent	Lien on securitization assets	OK	Oklahoma County Central Filing	7/29/2011 #20110729020748880
DTG OPERATIONS, INC.	Deutsche Bank Trust Companys Americas, as Master Collateral Agent	Lien on securitization assets	OK	Oklahoma County Central Filing	10/26/2011 #20111026021057210

THRIFTY RENT-A-CAR SYSTEM, INC.	Zions First National Bank
All Debtor’s right,
title and interest in
and to 1) the
Facilities Charges as
defined in and
payable under the
Special Facilities
and Ground Lease
dated 9/1/99 and 2)
Usage Fees as
defined in the
Special Facilities
and Ground Lease
which said Facilities
Charges are payable
as assigned to Zions
First National Bank,
as trustee, under a
Trust Indenture
dated 9/1/99
between the City
and County of
Denver, CO and
Zions First National
Bank, as trustee.
		OK	Oklahoma County Central Filing	9/9/2004 #2004011141721	Amendment 6/12/09; Continuation 6/15/09; Amendment 12/22/10

SCHEDULE 8.02
Investments Existing on the Closing Date

Investor	Investment	Amount
Thrifty Rent-A-Car System, Inc.	Dollar Thrifty Automotive Group Canada Inc.	$72,985,684.00	Equity Investment
Dollar Thrifty Automotive Group Inc.	Ameriguard	$1,500,000.00	Equity Investment
DTG Operations, Inc.	Ameriguard	$2,750,000.00	Equity Investment
Thrifty, Inc.	Ameriguard	$150,000.00	Equity Investment
Thrifty Rent-A-Car System, Inc.	Ameriguard	$150,000.00	Equity Investment
Dollar Rent A Car, Inc.	Ameriguard	$150,000.00	Equity Investment
Thrifty Car Sales, Inc	Ameriguard	$150,000.00	Equity Investment
DTG Supply, Inc.	Ameriguard	$150,000.00	Equity Investment
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Automotive Group Canada Inc.	$9,063,000.00	Loan
Thrifty Rent-A-Car System, Inc.	Dollar Thrifty Automotive Group Canada Inc.	$17,901,177.00	Loan
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Europe Limited	$2,040,022.00	Intercompany Receivable
DTG Operations, Inc.	DCJ L.L.C.	$41,551.00	Note
Dollar Rent A Car, Inc.	American Loan Masters, Inc.	$51,499.00	Note
DTG Operations, Inc.	CDL International, Inc.	$18,080.00	Note
Dollar Thrifty Automotive Group, Inc.	Dollar Thrifty Automotive Group Canada Inc.	$8,350,600	Insurance LC

SCHEDULE 8.03
Indebtedness Existing on the Closing Date

Demand Capitalization Notes

Series 2007-1 Demand Cap Note	$10,000,000
Series 2010-3 Demand Cap Note	$50,000,000
Series 2011-1 Demand Cap Note	$75,000,000
Series 2011-2 Demand Cap Note	$75,000,000

SCHEDULE 11.02
Certain Addresses for Notices

If to Borrowers / Loan Parties:

Dollar Thrifty Automotive Group, Inc.
5330 E. 31st Street
Tulsa, Oklahoma  74135
Attention:  H. Clifford Buster III, Chief Financial Officer
Telephone:  (918) 669-2272
Fax: (918) 669-2970
Email:  cliff.buster@dtag.com

With a copy to:

Dollar Thrifty Automotive Group, Inc.
5330 E. 31st Street
Tulsa, Oklahoma  74135
Attention: Vicki Vaniman, General Counsel
Telephone:  (918) 669-3043
Fax:  (918) 669-3046
Email:  vicki.vaniman@dtag.com

Website address: www.dtag.com

If to Administrative Agent:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
Credit Services
Mail Code:  TX1-492-14-05
901 Main Street, Floor 14
Dallas, TX  75202
Attention:  Lori E. Norman
Telephone:  214-209-0590
Telecopier:  214-290-8380
Email:   lori.e.norman@baml.com

Bank of America, New York, NY
ABA # 026009593
Account Name:  Credit Services
Account No.:  001292000883
Attention:  Lori E. Norman
Reference: Dollar Thrifty Automotive Group, Inc.

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management
Mail Code: WA1-501-17-32
800 Fifth Avenue, Floor 17
Seattle, WA  98104
Attention:             Tiffany Shin
Assistant Vice President
Telephone:  206-358-0078
Telecopier:  415-343-0561
Email:  tiffany.shin@baml.com

SWING LINE LENDER (not for Auto-borrow):
Bank of America, N.A.
Credit Services
Mail Code:  TX1-492-14-05
901 Main Street, Floor 14
Dallas, TX  75202
Attention:  Lori E. Norman
Telephone:  214-209-0590
Telecopier:  214-290-8380
Email:  lori.e.norman @baml.com

Bank of America, New York, NY
ABA # 026009593
Account Name:  Credit Services
Account No.:  001292000883
Attention:  Lori E. Norman
Reference: Dollar Thrifty Automotive Group, Inc.

L/C ISSUER:
Standby Letters of Credit:

Bank of America, N.A.
Trade Operations-Standby LC
Mail Code: CA9-705-07-05
1000 West Temple Street, Floor 7
Los Angeles, CA  90012-1514
Attention:              Stella Rosales
Telephone:  213-417-9484
Telecopier:  213-457-8841
Email:  stella.rosales@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:  __________, 201__

To:           Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby gives you notice, pursuant to Section 2.02(a) of the Credit Agreement, that it requests (select one):

☐  A Borrowing of Base Rate Loans

☐  A Borrowing of Eurodollar Rate Loans

☐  A conversion of Base Rate Loans to Eurodollar Rate Loans

☐  A conversion of Eurodollar Rate Loans to Base Rate Loans

☐  A continuation of Eurodollar Rate Loans

1.           On _______________, 201__ (which is a Business Day).

2.           In the amount of $__________.

3.           For Eurodollar Rate Loans: with an Interest Period of __________ months.

The undersigned Borrower hereby represents and warrants that (a) after giving effect to the above-referenced Request for Credit Extension(s) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (b) each of the conditions set forth in Section 5.02 of the Credit Agreement has been satisfied on and as of the date of such Request for Credit Extension.

[signatures on following page]

[DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:_____________________________
Name:
Title:]

[DTG OPERATIONS, INC.,
an Oklahoma corporation

By:_____________________________
Name:
Title:]

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date: __________, 201_

To:           Bank of America, N.A., as Swing Line Lender

Cc:           Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby gives you notice, pursuant to Section 2.04(b) of the Credit Agreement and requests a Swing Line Loan:

1.           On __________, 201__ (a Business Day).

2.           In the amount of $__________.

With respect to such Borrowing of Swing Line Loans, the undersigned Borrower hereby represents and warrants that (a) after giving effect to such Borrowing of Swing Line Loans, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (b) each of the conditions set forth in Section 5.02 of the Credit Agreement has been satisfied on and as of the date of such Borrowing of Swing Line Loans.

[DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:______________________________
Name:
Title:]

[DTG OPERATIONS, INC.,
an Oklahoma corporation

By:______________________________
Name:
Title:]

EXHIBIT C

FORM OF REVOLVING NOTE

FOR VALUE RECEIVED, each of the undersigned (the “Borrowers”) hereby promise to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to any Borrower under that certain Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each of the Borrowers promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made in Dollars in immediately available funds in the manner provided in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:____________________________
Name:
Title:

DTG OPERATIONS, INC.,
an Oklahoma corporation

By:____________________________
Name:
Title:

EXHIBIT D

FORM OF SWING LINE NOTE

FOR VALUE RECEIVED, each of the undersigned (the “Borrowers”), hereby promise to pay to BANK OF AMERICA, N.A. or its registered assigns (the “Swing Line Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to any Borrower under that certain Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrowers, the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each of the Borrowers promise to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made in Dollars in immediately available funds in the manner provided in the Credit Agreement.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Swing Line Note is the Swing Line Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by the Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Swing Line Note and endorse thereon the date, amount and maturity of its Swing Line Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swing Line Note.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:_____________________________
Name:
Title:

DTG OPERATIONS, INC.,
an Oklahoma corporation

By:_____________________________
Name:
Title:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 201__

To:           Bank of America, N.A., as Administrative Agent

Re:
Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation, DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof and pursuant to Section 7.02(b) of the Credit Agreement that [he/she] is the _______________ of DTAG, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of DTAG, and that:

[Use following paragraph 1 for the fiscal year-end financial statements:]

[1.           Attached hereto as Schedule 1 are the year-end audited consolidated and unaudited consolidating financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of DTAG and its Subsidiaries ended as of the above date, and in the case of the consolidated financial statements, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1.           Attached hereto as Schedule 1 are the unaudited consolidated and consolidating financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of DTAG and its Subsidiaries ended as of the above date.  Such financial statements fairly present, in all material respects, the financial condition, statements of income or operations and cash flows of DTAG and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[select one:]

[2.  To the best knowledge of the undersigned during such fiscal period, no Event of Default has occurred and is continuing as of the date hereof.]

[or:]

[2.  To the best knowledge of the undersigned during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each Event of Default in existence as of the date hereof and its nature and status:]

3.           The calculation of the Corporate Leverage Ratio, the Corporate Interest Coverage Ratio and Corporate EBITDA, as of their respective dates or period, as applicable, set forth on Schedule 2 attached hereto are true and accurate.

4.           Set forth on Schedule 3 attached hereto is the true and accurate amount of Restricted Payments made by DTAG pursuant to Section 8.06(c) during such fiscal period.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, 201__.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:____________________________
Name:
Title:

Schedule 2
to Compliance Certificate

1.           Corporate Leverage Ratio

(a)           Corporate Debt

(i)           Non-Vehicle Indebtedness

(A)           Consolidated Funded Indebtedness
(other than Indebtedness of the type
described in clauses (c) and, to the
extent in respect of such type of
Indebtedness, clauses (h) and (i) of the
definition of “Funded Indebtedness”)                          $____________

(B)           to the extent included in such
Consolidated Funded Indebtedness
described in (a)(i)(A) above,
Vehicle Debt                                                      $____________

(C)           Non-Vehicle Indebtedness
[(a)(i)(A) – (a)(i)(B)]                                          $____________

(ii)           the aggregate of amount of all drawings
(which have not been reimbursed) under
each letter of credit, bond, bankers’
acceptance or similar obligation (including
Letters of Credit)                                                               $____________

(iii)           [(a)(i)(C) + (a)(ii)]                                                              $____________

(b)           Corporate EBITDA for the period of the four
fiscal quarters most recently ended

(i)           EBITDA

(A)           Adjusted Net Income for such period
(excluding extraordinary gains and
losses and any write-up (or write-down)
in the value of any asset)                                $____________

(B)           to the extent deducted in calculating
such Adjusted Net Income:  Aggregate
Interest Expense for such period                   $____________

(C)           to the extent deducted in calculating
such Adjusted Net Income:  the provision
for federal, state, local and foreign taxes
computed on the basis of income payable
by DTAG and its Subsidiaries
for such period                                                  $____________

(D)           to the extent deducted in calculating
such Adjusted Net Income:
depreciation and amortization
expense for such period                                   $____________

(E)           to the extent deducted in calculating
such Adjusted Net Income:
non-cash charges in respect of
non-cash awards under DTAG’s
incentive compensation programs                 $____________

(F)           EBITDA
[(b)(i)(A) + (b)(i)(B) + (b)(i)(C)
+ (b)(i)(D) + (b)(i)(E)]                                        $____________

(ii)           to the extent added in arriving at
such EBITDA for such period,
the aggregate amount of depreciation in
respect of Vehicles during such period                         $____________

(iii)           to the extent added in arriving at
such EBITDA for such period,
Vehicle Interest Expense during such period               $____________

(iv)           Corporate EBITDA
[(b)(i)(F) – [(b)(ii) + (b)(iii)]]                                             $____________

(c)           Corporate Leverage Ratio
[(a)(iii) / (b)(iv)]                                                                                   __________:1.0

2.           Corporate Interest Coverage Ratio

(a)           Corporate EBITDA [1(b)(iv) above] for the
period of the four fiscal quarters most recently
ended                                                                                                  $____________

(b)           Non-Vehicle Interest Expense for the period of
the four fiscal quarters most recently ended

(i)           Aggregate Interest Expense                                             $____________

(ii)           to the extent included in (b)(i) above for
such period, Vehicle Interest Expense                           $____________

(iii)           Non-Vehicle Interest Expense
[(b)(i) – (b)(ii)]                                                                    $____________

(c)           Corporate Interest Coverage Ratio
[(a) / (b)(iii)]                                                                                         __________:1.0

EXHIBIT F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of __________, 201__ is by and between __________, a __________ (the “New Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 7.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder.  Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the holders of the Obligations:

1.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each holder of the Obligations and the Administrative Agent, as provided in Article IV of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and shall have all the obligations of a Grantor thereunder as if it had executed the Security Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in, and a right of set off against, any and all right, title and interest of the New Subsidiary in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Security Agreement).

3.           The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and shall have all the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement.  Without limiting the generality of the foregoing terms of this paragraph 3, the New Subsidiary hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the holders of the Obligations, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Equity Interests identified on Schedule 6 hereto and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Subsidiary to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations (as defined in the Pledge Agreement).

4.           The New Subsidiary hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           The New Subsidiary’s exact legal name and state of formation are as set forth on the signature pages hereto.

(b)           The New Subsidiary’s taxpayer identification number and organizational identification number (if any) are set forth on Schedule 1 hereto.

(c)           The New Subsidiary has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure in the five years preceding the date hereof, except as set forth on Schedule 2 hereto.

(d)           Schedule 3 hereto includes all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) (I) not constituting Excluded Property, (II) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and (III) owned by the New Subsidiary as of the date hereof.  None of the IP Rights of the New Subsidiary set forth in Schedule 3 hereto is subject to any licensing agreement or similar arrangement, except as set forth on Schedule 3 hereto.

(e)           Schedule 4 hereto includes all Commercial Tort Claims in respect of which a complaint, counterclaim or similar motion has been filed with a Governmental Authority by the New Subsidiary seeking damages in an amount reasonably estimated to exceed $1,000,000 as of the date hereof.

(f)           Schedule 5 hereto lists all real property located in the United States that is owned or leased by the New Subsidiary as of the date hereof.

(g)           Schedule 6 hereto lists each Subsidiary of the New Subsidiary, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) the certificate number(s) of the certificates evidencing such Equity Interests and number and percentage of outstanding shares of each class owned by the New Subsidiary (directly or indirectly) of such Equity Interests and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

5.           The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 11.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

6.           This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF

THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the holders of the Obligations, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:_____________________________
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_______________________________
Name:
Title:

Schedule 1

Taxpayer Identification Number; Organizational Identification Number

Schedule 2

Changes in Legal Name or State of Formation;
Mergers, Consolidations and other Changes in Structure

Schedule 3

IP Rights

Schedule 4

Commercial Tort Claims

Schedule 5

Real Property Locations

Schedule 6

Equity Interests

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans and the guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	_____________________________________

2.	Assignee:	_____________________________________ [and is an
Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers:	Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) and DTG Operations, Inc., an Oklahoma corporation (“Operations”)

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the
Credit Agreement

5.	Credit Agreement:
Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the
“Credit Agreement”) among the Borrowers, the Guarantors, the
Lenders from time to time party thereto and Bank of America,
N.A., as Administrative Agent, Swing Line Lender and an L/C
Issuer.

6.           Assigned Interest:

Aggregate Amount of Revolving Commitment/Loans for all Lenders	Amount of Revolving Commitment/Loans Assigned1	Percentage Assigned of Revolving Commitment/Loans2

7.           Trade Date:                                __________________

8.           Effective Date:                           __________________

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:                                                                           [NAME OF ASSIGNOR]

By:____________________________
Name:
Title:

ASSIGNEE:                                                                           [NAME OF ASSIGNOR]

By:____________________________
Name:
Title:

 _________________________

1 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_____________________________
Name:
Title:

[Consented to:]4

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
a Delaware corporation

By:_____________________________
Name:
Title:

Consented to:

BANK OF AMERICA, N.A.,
as an L/C Issuer

By:_____________________________
Name:
Title:

Consented to:

BANK OF AMERICA, N.A.,
as Swing Line Lender

By:_____________________________
Name:
Title:

[                                          ],
as an L/C Issuer

By:_____________________________
Name:
Title:

_________________________

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of DTAG is required by the terms of the Credit Agreement.

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the state of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

EXHIBIT H - 1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201__

EXHIBIT H - 2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201__

EXHIBIT H - 3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201__

EXHIBIT H - 4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February [  ], 2012 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), DTG Operations, Inc., an Oklahoma corporation (“Operations” and together with DTAG, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to either Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By: _______________________

Name: ________________________

Title: ________________________

Date: ________ __, 201__

EXHIBIT J

FORM OF ENHANCEMENT LETTER OF CREDIT

APPLICATION AND AGREEMENT,

dated as of _________, 201_,

among

DTG OPERATIONS, INC.,

those Permitted Lessees from time to time

becoming additional Lessees hereunder,

RENTAL CAR FINANCE CORP.1,

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

and

BANK OF AMERICA, N.A.,

as the Series [TBD] Letter of Credit Provider

_________________________

1 Note: If SPC is not RCFC, appropriate adjustments need be made.

TABLE OF CONTENTS

Page

ARTICLE I. Definitions	2

Section 1.1	Definitions.	2

ARTICLE II. Issuance of Series [TBD] Letter of Credit; Reimbursement Obligation	2

Section 2.1	Issuance of Series [TBD] Letter of Credit; Substitute Series [TBD] Letter of Credit; Extensions of the Series [TBD] Letter of Credit.	2
Section 2.2	[Reserved].	5
Section 2.3	Reimbursement.	5
Section 2.4	Series [TBD] Letter of Credit Fees and Expenses.	6
Section 2.5	No Liability of Series [TBD] Letter of Credit Provider.	6
Section 2.6	Surrender of Series [TBD] Letter of Credit.	7
Section 2.7	Conditions Precedent to Issuance, Increase or Extension.	7
Section 2.8	Certain Eurocurrency Rate and Other Provisions under the Credit Agreement.	10
Section 2.9	Obligation Absolute.	11
Section 2.10	Events of Default.	11
Section 2.11	Grant of Security Interest.	13
Section 2.12	Guarantee.	13

ARTICLE III. Representations, Warranties and Covenants	13

Section 3.1	Representations and Warranties of the Lessees and DTAG.	13
Section 3.2	Affirmative Covenants of the Lessees and DTAG.	14
Section 3.3	Negative Covenants of the Lessees and DTAG.	16

ARTICLE IV. Miscellaneous	16

Section 4.1	Payments.	16
Section 4.2	Expenses.	16
Section 4.3	Indemnity.	17
Section 4.4	Notices.	17
Section 4.5	Amendments; Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.	18
Section 4.6	Waivers, etc.	19
Section 4.7	Severability.	19
Section 4.8	Term.	20
Section 4.9	Successors and Assigns.	20
Section 4.10	Counterparts.	20
Section 4.11	Further Assurances.	20
Section 4.12	Survival of Representations and Warranties.	20
Section 4.13	Obligation.	21
Section 4.14	Headings.	21
Section 4.15	Confidentiality.	21
Section 4.16	Additional Series [TBD] Letter of Credit Providers.	21
Section 4.17	Additional Subsidiary Lessees.	21
Section 4.18	Enhancement Letter of Credit Application and Agreement.	22
Section 4.19	Series [TBD] Letter of Credit Provider as Enhancement Provider and Third-Party Beneficiary.	22
Section 4.20	No Recourse; No Petition.	22

EXHIBITS

Exhibit A	--	Form of Series [TBD] Letter of Credit
Exhibit B	--	Form of Subsidiary Joinder in Enhancement Letter of Credit Application and Agreement
Exhibit C	--	Form of Notice Requesting Reduction in Series [TBD] Letter of Credit Amount

THIS ENHANCEMENT LETTER OF CREDIT APPLICATION AND AGREEMENT, dated as of [TBD], 201_ (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among DTG OPERATIONS, INC., an Oklahoma corporation (“DTG Operations”), those Permitted Lessees (as defined below) that become additional parties to this Agreement from time to time pursuant to the provisions of Section 4.17 hereof (such additional parties hereto and DTG Operations, each a “Lessee” and, collectively, the “Lessees”), RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation (“RCFC”), DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation as the Guarantor (“DTAG” or the “Guarantor”), and BANK OF AMERICA, N.A., as the Series [TBD] Letter of Credit Provider (“BofA” or the “Series [TBD] Letter of Credit Provider”).

RECITALS

1.           DTAG and DTG Operations, as Borrowers, the financial institutions signatory thereto as the lenders (each a “Lender” and, collectively, the “Lenders”), and BofA, in its capacity as administrative agent (in such capacity, the “Administrative Agent”), swingline lender and a letter of credit issuer thereunder, have entered into a Credit Agreement, dated as of February 16, 2012 (together with all amendments, supplements, amendments and restatements and other modifications from time to time thereafter made thereto, the “Credit Agreement”), pursuant to which, in conjunction with this Agreement, the Series [TBD] Letter of Credit (as defined in Section 2.1) is being issued as of even date herewith and the Lenders are participating in such issuance.

2.           DTAG, as Master Servicer, RCFC, DTG Operations, Deutsche Bank Trust Company Americas (“DBTCA”), as Master Collateral Agent, and certain additional parties thereto have entered into a Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007 (together with all amendments, supplements, amendments and restatements and other modifications from time to time thereafter made thereto, the “Master Collateral Agency Agreement”) pursuant to which (i) RCFC has granted to the Master Collateral Agent a first priority security interest in the RCFC Master Collateral (as defined therein) and (ii) the Lessees have granted to the Master Collateral Agent a first priority security interest in the Lessee Grantor Master Collateral (as defined therein), for the benefit of the parties identified from time to time as the Financing Sources and the Beneficiaries thereunder (as such terms are defined therein).

3.           RCFC, as lessor, the Lessees, as lessees and DTAG, as guarantor of certain of the Lessees’ obligations thereunder, have entered into the Master Motor Vehicle Lease and Servicing Agreement (Group [TBD]), dated as of [TBD] (together with all amendments, supplements, amendments and restatements and other modifications from time to time thereafter made thereto, the “Master Lease”), pursuant to which RCFC leases Vehicles (such capitalized term, together with all other capitalized terms used herein, shall have the meanings assigned thereto pursuant to Section 1.1) to the Lessees in their respective domestic daily rental business and DTAG in its capacity as guarantor has guaranteed certain of the obligations of the Lessees to RCFC thereunder.

4.           RCFC, as issuer (in such capacity, the “Issuer”), and DBTCA, as trustee (in such capacity, the “Trustee”), have entered into the Series [TBD] Supplement, dated as of [TBD] (together with all amendments, supplements, amendments and restatements and other modifications from time to time thereafter made thereto, the “Series [TBD] Supplement”), to the Amended and Restated Base Indenture, dated as of February 14, 2007 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture” and, together with the Series [TBD] Supplement and the other Supplements thereto, the “Indenture”), between RCFC and the Trustee, pursuant to which RCFC has issued the [TBD]% Rental Car Asset Backed Notes, Series [TBD] (the “Notes” or the “Series [TBD] Notes”).

5.           Contemporaneously with the execution and delivery of this Agreement, BofA, in its capacity as the Series [TBD] Letter of Credit Provider, is issuing the Series [TBD] Letter of Credit, dated as of even date herewith, (i) as credit support for amounts owed by the Lessees under the Master Lease and (ii) as credit support for amounts owed by DTAG under the Demand Note referred to in Section 4.15 of the Series [TBD] Supplement.

6.           The Lessees, RCFC, DTAG and BofA, in its capacity as the Series [TBD] Letter of Credit Provider, are entering into this Agreement to provide for the reimbursement by DTAG and the Lessees and the guarantee of the Lessees’ reimbursement obligations hereunder by DTAG, in each case to the extent and subject to the conditions set forth herein, of any amount paid by the Series [TBD] Letter of Credit Provider as a draw upon the Series [TBD] Letter of Credit.

NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

ARTICLE I.

Definitions

Section 1.1 Definitions.  As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Series [TBD] Supplement and (ii) the Definitions List attached as Schedule 1 to the Base Indenture, as such Definitions List may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the Base Indenture; provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the agreements referred to in clauses (i) and (ii) above, then the meaning assigned to such term in the Series [TBD] Supplement shall apply herein.

ARTICLE II.

Issuance of Series [TBD] Letter of Credit; Reimbursement Obligation

Section 2.1 Issuance of Series [TBD] Letter of Credit; Substitute Series [TBD] Letter of Credit; Extensions of the Series [TBD] Letter of Credit.  (a) The Series [TBD] Letter of Credit Provider hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue (i) as credit support for payments due under the Master Lease, the rights under which have been assigned by RCFC to the Trustee under the Series [TBD] Supplement (in respect of Credit Demands and Termination Demands (in each case as defined in the Series [TBD] Letter of Credit)), (ii) as support for a LOC Termination Disbursement under Section 4.16 of the Series [TBD] Supplement and (iii) as credit support for draws on the Demand Note under Section 4.15 of the Series [TBD] Supplement, an irrevocable Letter of Credit (as defined in the Credit Agreement) dated as of even date herewith in substantially the form attached hereto as Exhibit A, in an amount equal to $[__] (the “Series [TBD] Letter of Credit Commitment”), for a term expiring on [__] or, if such date is not a Business Day (as defined in the Credit Agreement), the immediately following Business Day (as defined in the Credit Agreement) or such later date to which the term is extended pursuant to Section 2.1(c) (the “Series [TBD] Letter of Credit Expiration Date”) (as such letter of credit may be amended, supplemented, amended and restated, substituted or replaced or otherwise modified from time to time in accordance with the terms hereof and thereof (including increases in the Series [TBD] Letter of Credit Commitment requested pursuant to Section 2.03 of the Credit Agreement and otherwise permitted pursuant to the terms of the Credit Agreement), the “Series [TBD] Letter of Credit”).  In furtherance of, and not in limitation of, the terms of the preceding sentence relating to amendments to the Series [TBD]

Letter of Credit, promptly following the Trustee’s receipt of written notice from DTAG, individually and on behalf of the Lessees, substantially in the form of Exhibit C hereto, requesting a reduction of the Series [TBD] Letter of Credit Amount (as defined in the Series [TBD] Letter of Credit), and in no event more than two (2) Business Days following the date of its receipt of such notice, the Trustee shall deliver to the Series [TBD] Letter of Credit Provider a Notice of Reduction of Series [TBD] Letter of Credit Amount substantially in the form of Annex D to the Series [TBD] Letter of Credit, which, upon receipt by the Series [TBD] Letter of Credit Provider, shall effect a reduction in the Series [TBD] Letter of Credit Amount as provided in such Notice (and shall automatically effect a reduction of the Series [TBD] Letter of Credit Amount hereunder).  Upon each Notice of Increase of the Series [TBD] Letter of Credit Amount (substantially in the form of Annex E to the Series [TBD] Letter of Credit) to the Trustee, the Letter of Credit Amount will be automatically increased.

(b)           If a successor Trustee is appointed, promptly following the appointment of such successor Trustee pursuant to the terms of the Series [TBD] Supplement and upon receipt of an Instruction to Transfer substantially in the form of Annex F to the Series [TBD] Letter of Credit and the original Series [TBD] Letter of Credit, and all reductions, increases and amendments, if any, the Series [TBD] Letter of Credit Provider shall endorse the Series [TBD] Letter of Credit to such successor Trustee.

(c)           If the Lessees wish to extend the Series [TBD] Letter of Credit Expiration Date for purposes of this Agreement and the Series [TBD] Letter of Credit, DTAG (on behalf of the Lessees) shall give the Series [TBD] Letter of Credit Provider and the Administrative Agent written notice in the form of a Request for Credit Extension (as defined in the Credit Agreement) to such effect not more than 75 days and not less than 45 days prior to the initial Series [TBD] Letter of Credit Expiration Date and thereafter not more than 75 days and not less than 45 days prior to each subsequent one-year anniversary of the date hereof, provided, however, that the additional term of the Series [TBD] Letter of Credit may not extend beyond the earlier of (i) two years from its date of extension and (ii) the Letter of Credit Facility Expiration Date (as defined in the Credit Agreement) in effect at the time of such extension.  If the Series [TBD] Letter of Credit Expiration Date is so extended, the Series [TBD] Letter of Credit Provider shall either (i) issue to the Trustee in exchange for and upon receipt of the then outstanding Series [TBD] Letter of Credit a substitute letter of credit having terms identical to the then outstanding Series [TBD] Letter of Credit but expiring on the Series [TBD] Letter of Credit Expiration Date, as so extended, or (ii) deliver to the Trustee an amendment to the then outstanding Series [TBD] Letter of Credit to reflect such extension of the Series [TBD] Letter of Credit Expiration Date.

(d)           If the conditions to the extension of the Series [TBD] Letter of Credit Expiration Date pursuant to paragraph (c) of this Section 2.1 that are set forth in Section 5.02 of the Credit Agreement and Section 2.7 of this Agreement are not satisfied (or waived) on the fortieth day preceding the Series [TBD] Letter of Credit Expiration Date then in effect, each of the Lessees shall use its best efforts (i) to obtain a successor institution to act as Series [TBD] Letter of Credit Provider or (ii), in the alternative, to otherwise credit enhance the Master Lease payments to be made by the Lessees with (A) the funding of the Series [TBD] Cash Collateral Account with cash in the amount of the Series [TBD] Letter of Credit Liquidity Amount immediately prior to any drawing referred to in subsection (f) below or the funding of the Series [TBD] Cash Liquidity Account in an amount sufficient to meet the conditions set forth in Section 5.1(b) of the Series [TBD] Supplement, (B) other cash collateral accounts, overcollateralization or subordinated securities or (C) subject to [TBD], a Surety Bond or other similar arrangements; provided, however, that (1) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (ii)(B) and (ii)(C) shall be subject to [TBD] and (2) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (i) and (ii)(C) shall, if the [TBD] ratings with respect to such substitute credit enhancement, if applicable, are less than [TBD], be subject to [TBD].

If such a successor institution or such other substitute credit enhancement is obtained, each of the Lessees and, if applicable, such successor institution shall (x) sign such documents and instruments as shall be appropriate to evidence such successor institution’s issuance of a substitute letter of credit or such other substitute credit enhancement, (y) cause the Trustee to return to the Series [TBD] Letter of Credit Provider the then outstanding Series [TBD] Letter of Credit and (z) deliver to the Trustee a substitute letter of credit having terms identical to the then outstanding Series [TBD] Letter of Credit but expiring on the Series [TBD] Letter of Credit Expiration Date as so extended and with such successor institution as the issuer thereof or deliver such other substitute credit enhancement.

(e)           If (i) DTAG (on behalf of the Lessees) does not request an extension of the Series [TBD] Letter of Credit Expiration Date or (ii) the conditions precedent to the extension of the Series [TBD] Letter of Credit Expiration Date pursuant to paragraph (c) of this Section 2.1 and Section 2.7(b) are not satisfied (or waived) and the Lessees do not obtain a successor Series [TBD] Letter of Credit Provider or other substitute credit enhancement prior to the date which is thirty (30) days prior to the Series [TBD] Letter of Credit Expiration Date, then DTAG (on behalf of the Lessees) shall immediately notify the Trustee in writing.

(f)           If (i) the [TBD] rating of the Series [TBD] Letter of Credit Provider has fallen below [TBD], or (ii) the Series [TBD] Letter of Credit Provider has notified DTAG (and has not retracted such notification) that its compliance with any of its obligations hereunder would be unlawful, each of the Lessees shall use its best efforts to obtain a successor institution to act as Series [TBD] Letter of Credit Provider that has [TBD] ratings of at least [TBD], or otherwise complies with the provisions of the Series [TBD] Supplement.

(g)           In the event that (i) the Series [TBD] Letter of Credit Provider shall have notified DTAG (and shall not have retracted such notification) that its compliance with any of its obligations hereunder or under the related Series [TBD] Letter of Credit would be unlawful, (ii) the Series [TBD] Letter of Credit Provider fails to extend its Series [TBD] Letter of Credit Expiration Date pursuant to Section 2.l(c), (iii) any of the Lessees or DTAG is required pursuant to Sections 3.01, 3.02 or 3.04 of the Credit Agreement to make any payment to or on behalf of the Series [TBD] Letter of Credit Provider (or would be so required on or prior to the next following date on which a payment hereunder is required to be made to or for any such Series [TBD] Letter of Credit Provider), (iv) the Series [TBD] Letter of Credit Provider shall have wrongfully failed to fund any LOC Credit Disbursement when required hereunder, or (v) the [TBD] rating of the Series [TBD] Letter of Credit Provider has fallen below [TBD], then the Lessees shall have the right at their own expense, upon notice to the Series [TBD] Letter of Credit Provider, to obtain a replacement Series [TBD] Letter of Credit from a replacement Series [TBD] Letter of Credit Provider (having [TBD] ratings of at least [TBD]) selected by DTAG (on behalf of the Lessees); provided, however, that DTAG (on behalf of the Lessees) or such replacement Series [TBD] Letter of Credit Provider, as the case may be, shall pay to such replaced Series [TBD] Letter of Credit Provider in same day funds on the date of such replacement the principal of and interest accrued to the date of payment on the LOC Credit Disbursements or LOC Termination Disbursement made by such replaced Series [TBD] Letter of Credit Provider hereunder and all other amounts accrued for such replaced Series [TBD] Letter of Credit Provider’s account or owed to it hereunder, including those amounts owed pursuant to Section 2.4 of this Agreement and Sections 3.01, 3.02 and 3.04 of the Credit Agreement (which are incorporated herein).  If such a replacement for the Series [TBD] Letter of Credit is obtained, each of the Lessees and, if applicable, such successor institution, shall sign such documents and instruments as shall be appropriate to evidence such successor institution’s issuance of a substitute letter of credit or such other substitute credit enhancement.  If a replacement Series [TBD] Letter of Credit Provider succeeds the Series [TBD] Letter of Credit Provider or other substitute credit enhancement is obtained to replace the Series [TBD] Letter of Credit, then the Lessees and, if applicable, such successor institution, shall (a) sign such documents and instruments as shall be appropriate to evidence such successor institution’s issuance of a substitute letter of credit or such other substitute credit enhancement,

(b) cause the return to the Series [TBD] Letter of Credit Provider of the then outstanding Series [TBD] Letter of Credit, and (c) deliver to the Trustee a substitute letter of credit having terms identical to the then outstanding Series [TBD] Letter of Credit but with such successor institution as the issuer thereof or deliver such other substitute credit enhancement.  DTAG shall provide prompt written notice to the Trustee of the appointment of any such successor institution in accordance with the terms of this Agreement.

Section 2.2 [Reserved].

Section 2.3 Reimbursement.  (a)  Each Lessee agrees to pay to the Series [TBD] Letter of Credit Provider on demand (which demand may be made on DTAG on behalf of the Lessees) on and after each date on which the Series [TBD] Letter of Credit Provider shall pay any LOC Credit Disbursement under the Series [TBD] Letter of Credit in respect of Series [TBD] Lease Payment Losses allocated to making a drawing under the Series [TBD] Letter of Credit, (A) an amount equal to the portion of such LOC Credit Disbursement allocable to amounts due and payable by such Lessee under the Master Lease (as determined by the Trustee or, in the absence of such determination, the Series [TBD] Letter of Credit Provider), plus (B) interest on any amount remaining unpaid by such Lessee to the Series [TBD] Letter of Credit Provider under clause (A) above, from (and including) the date such amount is paid by the Series [TBD] Letter of Credit Provider under the Series [TBD] Letter of Credit, until payment in full thereof (after as well as before judgment), in accordance with the terms of the Credit Agreement (which terms are incorporated herein by reference).  DTAG agrees to pay to the Series [TBD] Letter of Credit Provider on demand on and after each date on which the Series [TBD] Letter of Credit Provider shall pay any LOC Credit Disbursement under the Series [TBD] Letter of Credit allocable to amounts owed by DTAG under the Demand Note (as determined by the Trustee or, in the absence of such determination, the Series [TBD] Letter of Credit Provider) (A) an amount equal to the portion of such LOC Credit Disbursement so allocable, plus (B) interest on any amount remaining unpaid by DTAG to the Series [TBD] Letter of Credit Provider under the immediately preceding clause (A), from (and including) the date such amount is paid by the Series [TBD] Letter of Credit Provider under the Series [TBD] Letter of Credit until payment in full thereof (after as well as before judgment), in accordance with the terms of the Credit Agreement (which terms are incorporated herein by reference).

(b)           In the event of a LOC Termination Disbursement under the Series [TBD] Letter of Credit in accordance with Section 2.1(e) or (f) each Lessee agrees to pay to the Series [TBD] Letter of Credit Provider an amount equal to:

(i)      a percentage of the amount of such LOC Termination Disbursement that is allocable, as determined by the Trustee or, in the absence of such determination, the Series [TBD] Letter of Credit Provider, to amounts due and payable by such Lessee under the Master Lease (the “Lessee Termination Reimbursement Share”) and which in the aggregate for all such Lessees is equal to 100%;

plus

(ii)      interest on the Lessee Termination Reimbursement Share allocable to such Lessee remaining unpaid by such Lessee from the date of payment of such LOC Termination Disbursement by the Series [TBD] Letter of Credit Provider until payment in full of the Lessee Termination Reimbursement Share by such Lessee to the Series [TBD] Letter of Credit Provider (after as well as before judgment), at a rate per annum provided for by the terms of the Credit Agreement (which terms are incorporated herein by this reference).

Each Lessee shall pay its respective Lessee Termination Reimbursement Share of such LOC Termination Disbursement to the Series [TBD] Letter of Credit Provider on the date of such LOC Termination Disbursement in accordance with the terms of the Credit Agreement (which terms are incorporated herein by this reference).

(c)           Until the Series [TBD] Letter of Credit Provider is reimbursed for such LOC Termination Disbursement, the Series [TBD] Letter of Credit Provider may direct DTAG in writing (and DTAG shall provide such direction to the Trustee in accordance with the Series [TBD] Supplement) as to the investment in Permitted Investments of the funds in the Series [TBD] Cash Collateral Account from such LOC Termination Disbursement made under Section 2.1(e) or (f) and shall be entitled to receive the earnings thereon when such earnings are realized (the term “earnings” to include interest payable by each Lessee on amounts withdrawn from the Series [TBD] Cash Collateral Account) from such investments from time to time from the Series [TBD] Cash Collateral Account in accordance with the following clause (d) and Sections 4.17(c) and (d) of the Series [TBD] Supplement.  After reimbursement of the Series [TBD] Letter of Credit Provider for the full amount of the LOC Termination Disbursement, DTAG (on behalf of the Lessees) may direct investment in Permitted Investments of the funds on deposit in the Series [TBD] Cash Collateral Account and shall be entitled to receive the earnings thereon from such investments from time to time from releases of excess amounts from the Series [TBD] Cash Collateral Account in accordance with clause (d) below and [Sections 4.17(c) and (d)] of the Series [TBD] Supplement.

(d)           Earnings from investments in the Series [TBD] Cash Collateral Account shall be paid first, to the Series [TBD] Letter of Credit Provider to the extent accruing on the amount of a LOC Termination Disbursement made under Section 2.1(e) or (f) until the earlier of the date the Series [TBD] Letter of Credit Provider is reimbursed for such amount or the date interest begins to accrue on the full amount of such LOC Termination Disbursement and second, to the related Lessee.  Any amounts (other than earnings on investments) released from the Series [TBD] Cash Collateral Account in accordance with Section 4.17(d) of the Series [TBD] Supplement shall be paid to the Series [TBD] Letter of Credit Provider to the extent the Series [TBD] Letter of Credit Provider has not been fully reimbursed by the Lessees under clauses (a) and (c) above for LOC Credit Disbursements or a LOC Termination Disbursement.  Upon reimbursement in full to the Series [TBD] Letter of Credit Provider of amounts owed under clauses (a) and (c) above, amounts released from the Series [TBD] Cash Collateral Account in accordance with Section 4.17(d) of the Series [TBD] Supplement shall be paid to the Series [TBD] Collection Account.

(e)           After a LOC Termination Disbursement has been made, any withdrawals made by the Trustee from the Series [TBD] Cash Collateral Account in respect of Series [TBD] Lease Payment Losses (as notified to RCFC and the Lessees by the Trustee pursuant to Section 4.14 of the Series [TBD] Supplement) shall be reimbursed to the Series [TBD] Cash Collateral Account in accordance with Section 4.7 of the Series [TBD] Supplement.

Section 2.4 Series [TBD] Letter of Credit Fees and Expenses.  This Agreement hereby incorporates by reference as though fully set forth herein, all provisions of the Credit Agreement on the fees and expenses due and payable to the Series [TBD] Letter of Credit Provider in connection with issuance of the Series [TBD] Letter of Credit including, without limitation, Sections 2.03(i) and 11.04(a) thereof, and DTG Operations and DTAG each hereby agrees to pay such fees and expenses pursuant to and in the manner provided in the Credit Agreement.

Section 2.5 No Liability of Series [TBD] Letter of Credit Provider.  Each of the Lessees and DTAG acknowledges that the Series [TBD] Letter of Credit Provider is not responsible for any risks of acts or omissions of the Trustee and any other beneficiary or transferee of the Series [TBD] Letter of Credit with respect to its use of the Series [TBD] Letter of Credit.

Neither the Series [TBD] Letter of Credit Provider nor any of its respective employees, officers or directors shall be liable or responsible for:  (a) the use which may be made of the Series [TBD] Letter of Credit or any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, fraudulent or forged; (c) payment by the Series [TBD] Letter of Credit Provider against presentation of documents which do not comply with the terms of the Series [TBD] Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Series [TBD] Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Series [TBD] Letter of Credit; provided, however, that the Series [TBD] Letter of Credit Provider shall be liable to each Lessee to the extent of any direct, as opposed to consequential, damages suffered by such Lessee which were caused by (i) the Series [TBD] Letter of Credit Provider’s willful misconduct or gross negligence in determining whether documents presented under the Series [TBD] Letter of Credit comply with the terms of the Series [TBD] Letter of Credit (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) the Series [TBD] Letter of Credit Provider’s gross negligence in failing to make or willful failure to make lawful payment under the Series [TBD] Letter of Credit after the presentation to the Series [TBD] Letter of Credit Provider by the Trustee of a certificate strictly complying with the terms and conditions of the Series [TBD] Letter of Credit (as determined by a court of competent jurisdiction in a final and non-appealable decision).  In furtherance and not in limitation of the foregoing, the Series [TBD] Letter of Credit Provider may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 2.6 Surrender of Series [TBD] Letter of Credit.  Provided that the Series [TBD] Letter of Credit Provider is not then in default under the Series [TBD] Letter of Credit by reason of its having wrongfully failed to honor a demand for payment previously made by the Trustee under the Series [TBD] Letter of Credit, the Series [TBD] Letter of Credit Provider and DTAG (on behalf of itself and the Lessees) shall instruct the Trustee to surrender the Series [TBD] Letter of Credit to the Series [TBD] Letter of Credit Provider on the earliest of (i) the Series [TBD] Letter of Credit Expiration Date, (ii) the date on which the Series [TBD] Letter of Credit Provider honors a Certificate of Termination Demand presented under the Series [TBD] Letter of Credit to the extent of the Series [TBD] Letter of Credit Amount as in effect on such date, (iii) the date on which the Series [TBD] Letter of Credit Provider receives notice from the Trustee that the Series [TBD] Notes are paid in full, and (iv) the date on which the Series [TBD] Letter of Credit Provider receives written notice from the Trustee that an alternate letter of credit or other credit enhancement has been substituted for the Series [TBD] Letter of Credit.

Section 2.7 Conditions Precedent to Issuance, Increase or Extension.  (a)  The following constitute conditions precedent to the obligation of the Series [TBD] Letter of Credit Provider to issue the Series [TBD] Letter of Credit (provided, that such conditions will be deemed to be satisfied upon the issuance of the Series [TBD] Letter of Credit):

(i)         On the date of issuance of the Series [TBD] Letter of Credit, each condition precedent to the issuance of the Series [TBD] Letter of Credit set forth in Sections 5.01 and 5.02 of the Credit Agreement shall be satisfied (which conditions are hereby incorporated herein by this reference).

(ii)         On the date of issuance of the Series [TBD] Letter of Credit, all representations and warranties of each of the Lessees and DTAG contained in this Agreement and in each other Related Document to which any of the Lessees or DTAG is a party shall be true and correct immediately prior to, and after giving effect to, the issuance of the Series [TBD] Letter of Credit.

(iii)         On the date of issuance of the Series [TBD] Letter of Credit, and after giving effect to the transactions contemplated by this Agreement and the Series [TBD] Letter of Credit, there shall exist no Potential Event of Default or Event of Default under this Agreement.

(iv)         [Reserved].

(v)         The Series [TBD] Letter of Credit Provider shall have received (A) the favorable written opinions of counsel to each of the Lessees, DTAG and RCFC, dated the date hereof, covering such matters as the Series [TBD] Letter of Credit Provider may reasonably request, (B) copies of any representation letters or certificates (or similar documents) provided to the Trustee, any of the Lesees, DTAG or RCFC and (C) copies of all opinions delivered to the Trustee, as an addressee or with reliance letters.

(vi)         The Series [TBD] Letter of Credit Provider shall have received from each of the Lessees and DTAG (A) a copy of the resolutions of its Board of Directors or other governing body, certified as of the date hereof by the secretary or assistant secretary thereof, authorizing the execution, delivery and performance of this Agreement and the other Related Documents (and the procurement of the Series [TBD] Letter of Credit) and (B) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Agreement and the Related Documents to which it is a party.

(vii)         The Series [TBD] Letter of Credit Provider shall be reasonably satisfied with the final terms and conditions of the transactions contemplated hereby, including, without limitation, all legal and tax aspects thereof, and all documentation relating to the transactions shall be in form and substance reasonably satisfactory to the Series [TBD] Letter of Credit Provider.

(viii)         On the date of issuance of the Series [TBD] Letter of Credit, immediately prior to, and after giving effect to, the issuance of the Series [TBD] Letter of Credit, there shall be no action, suit, investigation, litigation or proceeding pending against or, to the knowledge of DTAG or any Lessee, threatened against or affecting any of DTAG or any Lessee, before any court or arbitrator or any governmental body, agency or official that (A) either individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of DTAG and the Lessees, taken as a whole, since December 31, 2010 or (B) which in any manner draws into question the legality, validity or enforceability of this Agreement or any Related Document, the consummation of the transactions contemplated hereby, or the ability of DTAG or any Lessee to comply with any of the respective terms thereunder.

(ix)         All governmental and third party consents and approvals necessary in connection with this Agreement and the Series [TBD] Letter of Credit or the transactions contemplated hereby or thereby shall have been obtained (without the imposition of any conditions that are not, in its reasonable judgment, acceptable to the Series [TBD] Letter of Credit Provider) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement or the Series [TBD] Letter of Credit or the transactions contemplated hereby or thereby.

(x)         The Series [TBD] Letter of Credit Provider shall have received such other documents (including, without limitation, an executed copy (or duplicate thereof) of each other Related Document) certificates, instruments, approvals or opinions as the Series [TBD] Letter of Credit Provider may reasonably request.

(xi)         The following shall be true and correct (and the Series [TBD] Letter of Credit Provider shall have received a certificate of each of the Lessees and RCFC as to the following):

(A)           [Reserved].

(B)           Each of the Lessees and RCFC shall not have sold, assigned, or otherwise encumbered any of the Vehicles purchased or otherwise financed with the proceeds of the Series [TBD] Notes except as permitted under the Related Documents.

(C)           RCFC and the Lessees shall each have assigned to the Master Collateral Agent a first priority security interest in its rights under the Eligible Vehicle Disposition Programs and amounts receivable from the Manufacturers pursuant to the Eligible Vehicle Disposition Programs.

(xii)         RCFC and the Lessees shall each have granted to the Master Collateral Agent, for the benefit of the Trustee on behalf of the Series [TBD] Noteholders, a first priority security interest in all Vehicles now or hereafter purchased or otherwise financed with the proceeds of the Series [TBD] Notes in accordance with the terms of the Series [TBD] Supplement.

(xiii)         The Series [TBD] Letter of Credit Provider shall have received any fees and expenses due and payable pursuant to Section 4.2 or pursuant to the Credit Agreement, including, without limitation, pursuant to Sections 2.03(i) and 11.04(a) thereof, and all reasonable legal fees and expenses.

(b)           The following constitute conditions precedent to the obligation of the Series [TBD] Letter of Credit Provider to extend the Series [TBD] Letter of Credit Expiration Date or increase the Series [TBD] Letter of Credit Commitment (provided that such conditions will be deemed to be satisfied upon such extension or increase with respect to the Series [TBD] Letter of Credit):

(i)         On the date of extension or increase, each condition precedent to the issuance of the Series [TBD] Letter of Credit set forth in Section 5.02 of the Credit Agreement shall continue to be satisfied (which conditions are hereby incorporated herein by this reference).

(ii)         On the date of extension or increase with respect to the Series [TBD] Letter of Credit, all representations and warranties of each of the Lessees and DTAG contained in this Agreement and in each other Related Document to which any of the Lessees or DTAG is a party shall be true and correct immediately prior to, and after giving effect to, the extension or increase with respect to the Series [TBD] Letter of Credit.

(iii)         On the date of extension or increase with respect to the Series [TBD] Letter of Credit, and after giving effect to the transactions contemplated by this Agreement and the Series [TBD] Letter of Credit, there shall exist no Potential Event of Default or Event of Default under this Agreement.

(iv)         [Reserved].

(v)         On the date of extension or increase with respect to the Series [TBD] Letter of Credit, immediately prior to, and after giving effect to, the extension or increase with respect to the Series [TBD] Letter of Credit, there shall be no action, suit, investigation, litigation or proceeding pending against or, to the knowledge of DTAG or any Lessee, threatened against or affecting any of DTAG or any Lessee, before any court or arbitrator or any governmental body, agency or official that (A) either individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of DTAG and the Lessees, taken as a whole, since December 31, 2010, or (B) which in any manner draws into question the legality, validity or enforceability of this Agreement or any Related Document, the consummation of the transactions contemplated hereby, or the ability of DTAG or any Lessee to comply with any of the respective terms thereunder.

(vi)         All governmental and third-party consents and approvals necessary in connection with this Agreement and the Series [TBD] Letter of Credit or the transactions contemplated hereby or thereby shall continue to be in effect (without the imposition of any conditions that are not, in its reasonable judgment, acceptable to the Series [TBD] Credit Provider); and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement or the Series [TBD] Letter of Credit or the transactions contemplated hereby or thereby.

(vii)         The Series [TBD] Letter of Credit Provider shall have received such other documents (including, without limitation, an executed copy (or duplicate thereof) of each other Related Document) certificates, instruments, approvals or opinions as the Series [TBD] Letter of Credit Provider may reasonably request.

(viii)         The following shall be true and correct (and the Series [TBD] Letter of Credit Provider shall have received a certificate of each of the Lessees and RCFC as to the following):

(A)           [Reserved].

(B)           Each of the Lessees and RCFC shall not have sold, assigned, or otherwise encumbered any of the Vehicles purchased or otherwise financed with the proceeds of the Series [TBD] Notes except as permitted under the Related Documents.

(C)           The Master Collateral Agent shall continue to have a first priority security interest in the rights of RCFC and the Lessees under the Eligible Vehicle Disposition Programs and amounts receivable from the Manufacturers pursuant to the Eligible Vehicle Disposition Programs.

(ix)         The Master Collateral Agent, for the benefit of the Series [TBD] Noteholders, shall continue to have a first priority security interest (as granted by RCFC and the Lessees) in all Vehicles now or hereafter purchased or otherwise financed with the proceeds of the Series [TBD] Notes in accordance with the terms of the Series [TBD] Supplement.

(x)         The Series [TBD] Letter of Credit Provider shall have received any fees and expenses due and payable pursuant to Section 4.2 or pursuant to the Credit Agreement including, without limitation, pursuant to Sections 2.03(i) and 11.04(a) thereof, and all reasonable legal fees and expenses.

Section 2.8 Certain Eurocurrency Rate and Other Provisions under the Credit Agreement.  This Agreement hereby incorporates by reference as though fully set forth herein all provisions of the Credit Agreement set forth under Sections 2.13, 3.01 through 3.07, 11.08 and 11.13 thereof, including, without limitation, as if the LOC Disbursements referred to herein were Loans (as defined in the Credit Agreement) under the Credit Agreement.

Section 2.9 Obligation Absolute.  The payment obligations of each of DTAG and each Lessee under this Agreement and any other agreement or instrument relating to the Series [TBD] Letter of Credit to reimburse the Series [TBD] Letter of Credit Provider with respect to each LOC Disbursement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(a)           any lack of validity or enforceability of this Agreement, the Series [TBD] Letter of Credit or any other Related Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of either of DTAG or any Lessee in respect of the Series [TBD] Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related Documents;

(c)           the existence of any claim, set-off, defense or other right which either of DTAG or any Lessee may have at any time against the Trustee or any other beneficiary or any transferee of the Series [TBD] Letter of Credit (or any persons or entities for whom the Trustee, any such beneficiary or any such transferee may be acting), or any other person or entity, whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

(d)           any statement or any other document presented under the Series [TBD] Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(e)           any statement or any other document presented under the Series [TBD] Letter of Credit proving to be insufficient in any respect;

(f)           payment by the Series [TBD] Letter of Credit Provider under the Series [TBD] Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Series [TBD] Letter of Credit;

(g)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of each of DTAG and each Lessee in respect of the Series [TBD] Letter of Credit; or

(h)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, DTAG, any Lessee or a guarantor.

Section 2.10 Events of Default.  Upon the occurrence and continuance of any of the following events (herein referred to as an “Event of Default”):

(a)           any Lessee (or DTAG on behalf of such Lessee) shall fail to pay any LOC Credit Disbursement owing by such Lessee or any amounts owing by such Lessee for LOC Termination Disbursements on the date when such amount is due;

(b)           any Lessee (or DTAG on behalf of any such Lessee) shall fail to pay any interest, fees or other amounts payable under this Agreement or the Credit Agreement, in each case within three Business Days of the date when such interest, fees or other amounts are due;

(c)           any representation, warranty, certification or statement made by any Lessee, RCFC or DTAG in this Agreement or in any other Related Document to which it is a party, or any certificate, financial statement or other document delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made and after the expiration of any grace period applicable thereto;

(d)           RCFC shall fail to make any payment in respect of any Indebtedness when due or within any applicable grace period, which Indebtedness is in an outstanding principal amount in excess of $100,000;

(e)           an Event of Bankruptcy shall have occurred with respect to RCFC;

(f)           any judgment or order for the payment of money in excess of $100,000 (to the extent not covered by insurance provided by a carrier that has not disputed coverage) shall be rendered against RCFC and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)           an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing;

(h)           DTAG shall default in the performance or observance of any agreement or covenant contained in clause (i) of Section 2.12 or clause (b) of Section 3.2;

(i)           any Lessee or DTAG shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 2.10, and such default shall not be cured to the Series [TBD] Letter of Credit Provider’s reasonable satisfaction within a period of 30 days from the date on which the Series [TBD] Letter of Credit Provider has given written notice thereof to such Lessee or DTAG;

(j)           any Lessee or DTAG shall default in the performance or observance of any agreement or covenant contained in any Related Document (other than this Agreement, the Master Lease or as otherwise provided in this Section 2.10), and such default shall not be cured to the Series [TBD] Letter of Credit Provider’s reasonable satisfaction within a period of 30 days from the date on which the Series [TBD] Letter of Credit Provider has given written notice thereof to such Lessee or DTAG (provided, that such 30-day cure period shall be a period consisting of fifteen (15) days in the case where such default relates to the failure of DTAG, as Master Servicer, to perform or observe any agreement or covenant contained in the Master Collateral Agency Agreement); or

(k)           any Related Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Lessee, DTAG or RCFC, or any Lessee, DTAG or RCFC shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability;

then, the Series [TBD] Letter of Credit Provider may by notice to DTAG on behalf of the applicable Lessee or Lessees, in the case of an Event of Default caused by or regarding any such Lessee or Lessees, (i) declare (to the extent not theretofore due and payable) the principal amount of outstanding LOC Credit Disbursements and the Lessee Termination Reimbursement Share of outstanding LOC Termination Disbursements, if any, to be due and payable, together with accrued interest thereon and all other sums payable by such Lessee or Lessees, hereunder and thereunder, whereupon the same shall become due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by such Lessee or Lessees and DTAG and (ii) deem an amount equal to any undrawn portion of the Series [TBD] Letter of Credit to have been paid or disbursed (notwithstanding that such amount may not in fact have been so paid or disbursed), and DTAG and the Lessees shall be immediately obligated to reimburse the Series [TBD] Letter of Credit Provider the amount deemed to have been so paid or disbursed by the Series [TBD] Letter of Credit Provider as if a demand had been made by the Series [TBD] Letter of Credit Provider to the Lessees under Section 2.3 hereof and any amounts so received by the Series [TBD] Letter of Credit Provider shall be maintained and applied in accordance with Section 2.14 of the Credit Agreement, and, in any case, the Series [TBD] Letter of Credit Provider may take any other action permitted to be taken by it hereunder, under any Related Document or under applicable law or otherwise; provided that if an Event of Bankruptcy shall have occurred with respect to any Lessee or DTAG all sums payable by the Lessees and DTAG hereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Lessees and DTAG.

“Potential Event of Default” shall mean, for purposes of this Agreement, any occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default hereunder.

Section 2.11 Grant of Security Interest.  As security for the prompt and complete payment and performance of the obligations of each of the Lessees hereunder to the Series [TBD] Letter of Credit Provider, each of the Lessees hereby acknowledges and confirms its respective pledge, hypothecation, assignment, transfer and delivery to the Master Collateral Agent under the Master Collateral Agency Agreement for the benefit of the Series [TBD] Letter of Credit Provider under Section 2.1 of the Master Collateral Agency Agreement of a continuing, second priority security interest in the Lessee Grantor Master Collateral, whether now existing or hereafter created, subject to the terms and priorities set forth therein and in the other Related Documents, including, without limitation, the security interest in such collateral granted by each of the Lessees pursuant to the Master Lease and by RCFC to the Trustee for the benefit of any Series of Notes outstanding.

Section 2.12 Guarantee.  The Guarantor confirms its guarantee under Section 11.19 of the Credit Agreement.

ARTICLE III.

Representations, Warranties and Covenants

Section 3.1 Representations and Warranties of the Lessees and DTAG.  Each of the Lessees hereby represents and warrants (which representations and warranties shall be deemed made on the date of issuance of the Series [TBD] Letter of Credit and on the date of each extension (if any) of the Series [TBD] Letter of Credit and each increase (if any) of the Series [TBD] Letter of Credit Commitment) to the Series [TBD] Letter of Credit Provider (and each of the Lenders under the Credit Agreement), as to itself, and DTAG represents and warrants (which representations and warranties shall be deemed made on the date of issuance of the Series [TBD] Letter of Credit and on the date of each extension (if any) of the Series [TBD] Letter of Credit and each increase (if any) of the Series [TBD] Letter of Credit Commitment), to the Series [TBD] Letter of Credit Provider (and each of the Lenders under the Credit Agreement), as to itself and as to each of the Lessees that:

(a)           Authorization; Enforceability.  Each of the Lessees and DTAG has full power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by each of the Lessees and DTAG and is, and each of the other Related Documents to which any of the Lessees or DTAG is a party is, a legal, valid and binding obligation of any such Lessee and DTAG, as applicable, enforceable against such Lessee or DTAG in accordance with its terms.

(b)           Compliance.  The execution, delivery and performance, in accordance with their respective terms, by each of the Lessees and DTAG of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any material law with respect to any of the Lessees or DTAG, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or other organizational documents of any of the Lessees or DTAG or under any material indenture, agreement, or other instrument to which any of the Lessees or DTAG is a party or by which its properties may be bound or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of the Lessees except Permitted Liens.

(c)           [Reserved].

(d)           Master Lease Representations.  The representations and warranties made by each of the Lessees in the Master Lease are true and correct in all material respects.

(e)           Vehicles.  Each Program Vehicle was, on the date of purchase thereof or thereafter became, a Group [TBD] Vehicle that was eligible for inclusion under an Eligible Vehicle Disposition Program, and each Non-Program Vehicle was, on the date of purchase thereof or thereafter became, a Group [TBD] Vehicle that qualified as an Eligible Vehicle.

(f)           Representations and Warranties under the Credit Agreement.  Each of the representations and warranties of DTAG set forth in the Credit Agreement, including, without limitation, those set forth in Article VI of the Credit Agreement, is true and correct and is hereby incorporated herein by this reference.

Section 3.2 Affirmative Covenants of the Lessees and DTAG.  So long as the Series [TBD] Letter of Credit has not expired or any amount is owing to the Series [TBD] Letter of Credit Provider hereunder, each of the Lessees and DTAG agrees that, unless at any time the Series [TBD] Letter of Credit Provider shall otherwise expressly consent in writing, it will, and in the case of DTAG, it will cause each of the Lessees to:

(a)           Affirmative Covenants under the Credit Agreement.  Comply with each of the affirmative covenants applicable to it set forth in the Credit Agreement including, without limitation, those set forth in Article VII thereof, which affirmative covenants are hereby incorporated herein by this reference;

(b)           Events of Default.  Furnish, or cause to be furnished to the Series [TBD] Letter of Credit Provider, as soon as possible but in any event within three Business Days after the occurrence of any Event of Default or a Potential Event of Default under this Agreement, a written statement of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (each, an “Authorized Officer”) of DTAG or an Authorized Officer of the applicable Lessee, as the case may be, describing such event and the action that DTAG or the applicable Lessee, as the case may be, proposes to take with respect thereto;

(c)           Certain Information.  Furnish, or cause to be furnished to the Series [TBD] Letter of Credit Provider, promptly upon the delivery to RCFC by DTAG, a copy of the financial information and other materials required to be delivered by DTAG to RCFC pursuant to Section 24.4 of the Master Lease (other than the VIN list as required by Section 24.4(f) of the Master Lease);

(d)           Manufacturers.  Furnish, or cause to be furnished to the Series [TBD] Letter of Credit Provider, promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of an Eligible Vehicle Disposition Program;

(e)           Other.  Furnish, or cause to be furnished to the Series [TBD] Letter of Credit Provider, promptly, from time to time, such other information, documents, or reports with respect to the Master Lease Collateral (as defined in the Master Lease) or the condition or operations, financial or otherwise, of DTAG or any Lessee as the Series [TBD] Letter of Credit Provider may from time to time reasonably request in order to protect the interests of the Series [TBD] Letter of Credit Provider under or as contemplated by this Agreement or any other Related Document;

(f)           Maintenance of the Vehicles.  Maintain and cause to be maintained in good repair, working order, and condition, reasonable wear and tear excepted, all of the Vehicles in accordance with each Lessee’s respective ordinary business practices with respect to all other vehicles owned thereby and shall use its best efforts to maintain the Program Vehicles as Group [TBD] Vehicles that are eligible under a Eligible Vehicle Disposition Program and the Non-Program Vehicles as Group [TBD] Vehicles that are Eligible Vehicles, in each case except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the Series [TBD] Letter of Credit Provider under this Agreement or the likelihood of repayment of its obligations hereunder, and, from time to time, make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles;

(g)           Maintenance of Separate Existence.  Each Lessee and DTAG acknowledge their receipt of a copy of those certain opinion letters issued by Latham & Watkins LLP, dated [TBD], addressing the issue of substantive consolidation as it may relate to DTAG and [TBD].  Each of the Lessees, DTAG and [TBD] hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person, except as may be confirmed as not required in a subsequent or supplemental opinion of Latham & Watkins LLP addressing the issue of substantive consolidation as it may relate to DTAG and [TBD];

(h)           Verification of Titles.  Upon the request of the Series [TBD] Letter of Credit Provider, cause a title check by a Person acceptable to the Master Collateral Agent on a reasonable number of the Vehicles, including verification that the titles reflect the pledge to the Master Collateral Agent, and shall cause the results of such title check to be furnished to the Master Collateral Agent with a copy for the Series [TBD] Letter of Credit Provider; and

(i)           Copies of Amendments.  Promptly provide to the Series [TBD] Letter of Credit Provider copies of any amendments to the Series [TBD] Supplement and the Definitions List attached as Schedule 1 to the Base Indenture.

Section 3.3 Negative Covenants of the Lessees and DTAG.  So long as the Series [TBD] Letter of Credit has not expired or any amount is owing to the Series [TBD] Letter of Credit Provider hereunder, each of the Lessees and DTAG agrees that, unless at any time the Series [TBD] Letter of Credit Provider shall otherwise expressly consent in writing, it will not and, in the case of DTAG, will not permit any Lessee to:

(a)           Negative Covenants under the Credit Agreement.  Fail to comply with each of the negative covenants applicable to it set forth in the Credit Agreement including, without limitation, those set forth in Article VIII thereof, which negative covenants are hereby incorporated herein by this reference.

(b)           Liens.  Create or permit to exist any Lien with respect to the Group [TBD] Collateral or the Master Lease Collateral now or hereafter existing or acquired, except for Permitted Liens.

(c)           Use of Vehicles.  Use or authorize the Vehicles to be used in any manner (i) that would make such Vehicles that are Program Vehicles ineligible for repurchase or sale under the applicable Eligible Vehicle Disposition Program, (ii) for any illegal purposes or (iii) that could subject the Vehicles to confiscation.

(d)           Additional Lessees.  Permit any Person to become a lessee under the Master Lease unless prior to becoming a lessee thereunder such Person has become a Lessee hereunder in accordance with the terms hereof.

ARTICLE IV.

Miscellaneous

Section 4.1 Payments.  (a)  Unless otherwise specified herein, all payments to the Series [TBD] Letter of Credit Provider hereunder shall be made in lawful currency of the United States and in immediately available funds prior to [TBD] (New York City time) on the date such payment is due by wire transfer to the Series [TBD] Letter of Credit Provider, Account Name:  [TBD] at BofA, or to such other office or account maintained by the Series [TBD] Letter of Credit Provider as the Series [TBD] Letter of Credit Provider may direct.

(b)           Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment, unless otherwise provided herein, shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, commissions or fees, if any, in connection with such payment.

Section 4.2 Expenses.  Each of the Lessees agrees to pay all costs and reasonable expenses incurred by the Series [TBD] Letter of Credit Provider (including, without limitation, reasonable attorneys’ fees and expenses), if any, in connection with the preparation, execution and delivery, administration, enforcement, amendment or waiver of the obligations of the Lessees or DTAG under this Agreement or any other Related Document or any other agreement furnished hereto or in connection herewith or in connection with any negotiations arising out of any Potential Event of Default under this Agreement or any events or circumstances that may give rise to a Potential Event of Default under this Agreement and with respect to presenting claims in or otherwise participating in any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any ancillary proceedings.

The Lessees each agree to pay on demand all reasonable expenses of the Series [TBD] Letter of Credit Provider in connection with the filing, recording, refiling or rerecording of this Agreement, the Related Documents and/or any UCC financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof.

In addition, each of the Lessees shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Series [TBD] Letter of Credit (or any payment thereunder or transfer thereof), any other Related Document and any such other documents, and agree to save the Series [TBD] Letter of Credit Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 4.3 Indemnity.  The Lessees each agree to indemnify and hold harmless the Series [TBD] Letter of Credit Provider and, in their capacities as such, officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants of the Series [TBD] Letter of Credit Provider, from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Series [TBD] Letter of Credit Provider may incur or which may be claimed against the Series [TBD] Letter of Credit Provider by any Person whatsoever (including reasonable fees and expenses of counsel) in each case arising out of or by reason of or in connection with, or in connection with the preparation of a defense of, any investigation, litigation or proceeding arising out of, relating to or in connection with the execution and delivery of, or payment of any LOC Credit Disbursement or LOC Termination Disbursement payable by the Lessees under the Series [TBD] Letter of Credit or this Agreement or any other Related Document, or any acts or omissions of any of the Lessees in connection herewith or therewith, or any transactions contemplated hereby or thereby (whether or not consummated), or any inaccuracies or alleged inaccuracies in any material respect or any untrue statement or alleged untrue statement of any of the Lessees contained or incorporated by reference in any Related Document or the omission or alleged omission by any of the Lessees to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading, except to the extent that such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of the Series [TBD] Letter of Credit Provider or a breach by the Series [TBD] Letter of Credit Provider (or its agents or employees or any other Person under its control) of its obligations under the Series [TBD] Letter of Credit, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction, and provided that any such Lessee shall be required to indemnify the Series [TBD] Letter of Credit Provider, in connection with prosecuting or defending any such claims, for reasonable attorneys’ fees and expenses.

Section 4.4 Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and addressed, delivered or transmitted to such party at its address or telecopy number set forth below, or at such other address or telecopy number, as the case may be, as such party may hereafter specify for the purpose by notice to the other party.  Each such notice, request or communication shall be deemed to have been duly given or made when delivered, or five (5) Business Days after being deposited in the mail, postage prepaid and return receipt requested, or in the case of facsimile notice, when electronic confirmation thereof is received by the transmitter.

If to DTAG:

Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, OK  74135
Attention:  H. Clifford Buster III
Telephone:  (918) 669-2272
Telecopier:  (918) 669-2970

If to RCFC:

Rental Car Finance Corp.
5330 East 31st Street
Tulsa, OK  74135
Attention:  H. Clifford Buster III
Telephone:  (918) 669-2272
Telecopier:  (918) 669-2970

If to the Series [TBD] Letter of Credit Provider:

Bank of America, N.A.
[MAILING ADDRESS]
Attention:  [__]
Telephone:  [__]
Telecopier:  [__]

If to DTG Operations:

5330 East 31st Street
Tulsa, OK  74135
Attention:  H. Clifford Buster III
Telephone:  (918) 669-2272
Telecopier:  (918) 669-2970

If to an Additional Lessee:

At the address for notices to such Additional Lessee set forth in the related Affiliate Joinder in Enhancement Letter of Credit Application and Agreement.

If to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention:  Corporate Trust Division
Telecopier:  (212) 553-2462

Section 4.5 Amendments; Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  (a)  This Agreement and the rights and obligations of the parties hereunder may not be amended or otherwise modified orally but only by an instrument in writing signed by the Series [TBD] Letter of Credit Provider and each other party hereto against whom enforcement of such amendment or modification is sought.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, THE LESSEES, DTAG AND RCFC HEREBY IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE LESSEES, DTAG AND RCFC, IN EACH CASE, HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE LESSEES, DTAG AND RCFC, AS APPLICABLE, AND AGREE NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE LESSEES, DTAG AND RCFC.  THE LESSEES, DTAG AND RCFC FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE LESSEES, DTAG AND RCFC AT ITS OR THEIR ADDRESS SET FORTH ABOVE IN SECTION 4.4, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  THE LESSEES, DTAG AND RCFC HEREBY IRREVOCABLY WAIVE ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER RELATED DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SERIES [TBD] LETTER OF CREDIT PROVIDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LESSEE, DTAG OR RCFC IN ANY OTHER JURISDICTION.

(c)           THE LESSEES, DTAG AND RCFC HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.6 Waivers, etc.  Neither any failure nor any delay on the part of the Series [TBD] Letter of Credit Provider in exercising any right, power or privilege hereunder or under the Series [TBD] Letter of Credit or any other Related Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.  The remedies herein and in the Related Documents are cumulative and not exclusive of any remedies provided by law.

Section 4.7 Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.8 Term.  This Agreement shall remain in full force and effect until the reimbursement of all LOC Disbursements by the Lessees or DTAG, as the case may be, and the payment by the Lessees or DTAG, as the case may be, of all other amounts payable hereunder, notwithstanding the earlier termination of the Series [TBD] Letter of Credit.

Section 4.9 Successors and Assigns.  This Agreement shall be binding upon the Series [TBD] Letter of Credit Provider and its successors and assigns, each Lessee and its successors and assigns, DTAG and its successors and assigns, and RCFC and its successors and assigns; provided, however, that none of the Lessees, DTAG or RCFC may transfer or assign any of its obligations, rights, or interests hereunder without the prior written consent of the Series [TBD] Letter of Credit Provider; and provided further, however, that the Series [TBD] Letter of Credit Provider may at any time (i) assign all or a portion of its obligations under the Series [TBD] Letter of Credit and its rights under this Agreement to a successor institution satisfying the requirements set forth in Section 4.16(a) of the Series [TBD] Supplement; provided further, however, that (x) DTAG shall have consented in writing to such assignment (which consent shall not be unreasonably withheld), and (y) such assignment shall be for an amount at least equal to $5,000,000, or (ii) grant participations to any other Person, in all or part of its obligations under the Series [TBD] Letter of Credit and its rights under this Agreement (it being understood and agreed that the Lessees shall have no obligation to give notices to any such participant, that such participation will not in any way reduce the Series [TBD] Letter of Credit Provider’s commitment to make LOC Disbursements hereunder, and that such participation (other than a participation held by a Lender pursuant to the Credit Agreement) shall not increase the obligations (including with respect to costs and expenses) of the Lessees hereunder); provided that the Series [TBD] Letter of Credit Provider shall be entitled to receive any increased costs or indemnities payable hereunder incurred by the Series [TBD] Letter of Credit Provider or such participant to the extent not in excess of such amounts calculated as if there were no participation.  The Series [TBD] Letter of Credit Provider hereby acknowledges and agrees that any such disposition will not alter or affect the Series [TBD] Letter of Credit Provider’s direct obligations to the Trustee, and that none of the Lessees, DTAG or RCFC shall have any obligations to have any communication or relationship with any participant in order to enforce such obligations of the Series [TBD] Letter of Credit Provider hereunder and under the Series [TBD] Letter of Credit.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

Section 4.10 Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

Section 4.11 Further Assurances.  The Lessees, DTAG and RCFC each agree to do such further acts and things and to execute and deliver to the Series [TBD] Letter of Credit Provider such additional assignments, agreements, powers and instruments as are reasonably required by the Series [TBD] Letter of Credit Provider to carry into effect the purposes of this Agreement and under the Related Documents or to better assure and confirm to the Series [TBD] Letter of Credit Provider its rights, powers and remedies hereunder and under the Related Documents.

Section 4.12 Survival of Representations and Warranties.  All representations and warranties contained herein or made in writing by DTAG, the Lessees and RCFC in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Series

[TBD] Letter of Credit Provider or on its behalf and shall continue so long as and until such time as all obligations hereunder and under the Related Documents shall have been paid in full.  The obligations of the Lessees under Sections 2.5, 4.1, 4.2 and 4.3 shall in each case survive any termination of this Agreement, the payment in full of all obligations hereunder or under any other Related Document and the termination of the Series [TBD] Letter of Credit.

Section 4.13 Obligation.  Each of the Series [TBD] Letter of Credit Provider and each of the Lessees understands and agrees that the Series [TBD] Letter of Credit is irrevocable and the obligations of the Series [TBD] Letter of Credit Provider as issuer thereof shall be unaffected by any default hereunder, including, without limitation any failure to pay the amounts due and payable to the Series [TBD] Letter of Credit Provider under Section 2.4.  No failure of any of the Lessees (or any person or organization acting on behalf thereof) or the Trustee to take any action (whether required hereunder or otherwise), nor any action taken by any of the Lessees shall be asserted by the Series [TBD] Letter of Credit Provider as a defense to payment under the Series [TBD] Letter of Credit (except for the failure of any documents presented thereunder to comply with the terms of the Series [TBD] Letter of Credit) or as the basis of a right of set off by the Series [TBD] Letter of Credit Provider against its obligations to make any such payment.

Section 4.14 Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 4.15 Confidentiality.  The Series [TBD] Letter of Credit Provider agrees that it shall not disclose any Confidential Information (as defined below) to any Person without the consent of DTAG, the Lessees or RCFC, as applicable, other than (a) to the Series [TBD] Letter of Credit Provider’s Affiliates and to the Administrative Agent, the Lenders and their respective officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or (d) as otherwise permitted by Section 11.07 of the Credit Agreement (which is incorporated herein by reference).

“Confidential Information” means information that DTAG, the Lessees or RCFC furnishes to the Series [TBD] Letter of Credit Provider on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Series [TBD] Letter of Credit Provider from a source other than DTAG, the Lessees or RCFC.

Section 4.16 Additional Series [TBD] Letter of Credit Providers.  The Series [TBD] Letter of Credit Provider acknowledges and agrees that the Lessees may obtain Series [TBD] Letter of Credit Provider commitments from additional Series [TBD] Letter of Credit Providers from time to time, provided such commitments are, unless the Series [TBD] Letter of Credit Provider otherwise consents, on the same terms and provisions as this Agreement and provide for obligations that rank pari passu with each Lessee’s obligations hereunder.

Section 4.17 Additional Subsidiary Lessees.  Any “Permitted Lessee” (as defined in the Master Lease) that is a Subsidiary of DTAG shall have the right to become a “Lessee” under and pursuant to the terms of this Agreement by complying with the provisions of Section 28.1 of the Master Lease and the provisions of this Section 4.17.  In the event a Permitted Lessee desires to become a “Lessee” under this Agreement, then the Guarantor and such Permitted Lessee shall execute and deliver to the Series [TBD] Letter of Credit Provider and the Trustee:

(i)           an Affiliate Joinder in Enhancement Letter of Credit Application and Agreement in the form attached hereto as Exhibit B (each, an “Affiliate Joinder in Enhancement Letter of Credit Application and Agreement”);

(ii)           copies of the documentation set forth in clauses (a) through (j) of Section 28.1 of the Master Lease;

(iii)           an Officers’ Certificate and an opinion of counsel each stating that the joinder described in clause (i) above by such Permitted Lessee complies with this Section 4.17 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iv)           any additional documentation that the Series [TBD] Letter of Credit Provider or the Trustee may reasonably require to evidence the assumption by such Permitted Lessee of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by each of the Trustee and the Series [TBD] Letter of Credit Provider of original executed copies of the applicable Subsidiary Joinder in Enhancement Letter of Credit Application and Agreement executed by such Permitted Lessee and the Guarantor, such Permitted Lessee shall for all purposes be deemed to be a “Lessee” for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder and upon the request of DTAG, the Series [TBD] Letter of Credit Provider shall deliver, in exchange for the outstanding Series [TBD] Letter of Credit, a substitute Letter of Credit substantially in the form of Exhibit A hereto, having terms identical to the then outstanding Series [TBD] Letter of Credit but naming such Permitted Lessee(s) as additional Lessee(s) thereunder.

Section 4.18 Enhancement Letter of Credit Application and Agreement.  This Agreement is an Enhancement Letter of Credit Application and Agreement executed pursuant to the Credit Agreement.  In the event that, after construing the terms of this Agreement and the Credit Agreement in a manner that would seek to avoid any purported inconsistency or conflict between the terms of this Agreement, on the one hand, and the terms of the Credit Agreement, on the other hand, such inconsistency or conflict cannot be avoided, the terms of this Agreement shall control.

Section 4.19 Series [TBD] Letter of Credit Provider as Enhancement Provider and Third-Party Beneficiary.  The Lessees, RCFC and DTAG each hereby acknowledges and agrees that the Series [TBD] Letter of Credit Provider is (i) an “Enhancement Provider” (as such term is used in the Base Indenture) and (ii) without limiting the effect of any other provision contained in the Base Indenture or the Series [TBD] Supplement, a third-party beneficiary of the provisions set forth in Article 11 of the Base Indenture, Section 8.6 of the Series [TBD] Supplement and Section 22 of the Master Lease.

Section 4.20 No Recourse; No Petition.  (a)  Each of the parties hereto hereby covenants and agrees that:

(i)           no recourse shall be had for the payment of any amount owing in respect of any disbursement made under this Agreement or the Series [TBD] Letter of Credit or for the payment of any fee hereunder or thereunder or any other obligation or claim arising out of or based upon this Agreement or the Series [TBD] Letter of Credit against RCFC or any stockholder, employee, officer, director or incorporator of RCFC based on their status as such or their actions in connection therewith; and

(ii)           prior to the date which is one year and one day after the payment in full of any Notes issued by RCFC pursuant to the Indenture, such party will not institute against, or join with any other Person in instituting against, RCFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 12.15 of the Base Indenture and subject to any retained rights set forth therein (it being agreed and understood that nothing contained herein shall preclude participation by any such party in assertion or defense of its claims in any such proceeding involving RCFC);

provided, however, that nothing in this clause (a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from RCFC to such party pursuant to any Related Document (other than this Agreement) to which RCFC is a party.

(b)           In the event that any such party takes action in violation of clause (a)(ii), RCFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such party against RCFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

(c)           The provisions of this Section 4.20 shall survive the termination of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP,
INC.

By:____________________________________
Name:
Title:

RENTAL CAR FINANCE CORP.

By:____________________________________
Name:
Title:

LESSEE:

DTG OPERATIONS, INC.

By:____________________________________
Name:
Title:

BANK OF AMERICA, N.A., as the Series [TBD]
Letter of Credit Provider

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

EXHIBIT A
to
ENHANCEMENT LETTER OF CREDIT
APPLICATION AND AGREEMENT

IRREVOCABLE LETTER OF CREDIT

No. [__]

[____], 201_

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York 10005
Telecopier:  (212) 553-2462
Attention:  Corporate Trust Division

Dear Sir or Madam:

The undersigned, Bank of America, N.A. (the “Series [TBD] Letter of Credit Provider”) hereby establishes, at the request and for the account of Dollar Thrifty Automotive Group, Inc. (“DTAG”), DTG Operations, Inc. (“DTG Operations”), and each of the [insert names of any other Lessees] (together with DTG Operations, the “Lessees”) in that certain Enhancement Letter of Credit Application and Agreement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Enhancement Letter of Credit Application and Agreement”), among the Lessees, the Series [TBD] Letter of Credit Provider, Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), and DTAG in your favor as Trustee under that certain Series [TBD] Supplement, dated as of [TBD] (as the same may be amended, supplemented or otherwise modified from time to time, the “Series [TBD] Supplement”), between RCFC, as the issuer, and Deutsche Bank Trust Company Americas, as Trustee (in such capacity, the “Trustee”), to the Amended and Restated Base Indenture, dated as of February 14, 2007, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between RCFC and the Trustee, this Irrevocable Letter of Credit No. [__] (the “Series [TBD] Letter of Credit”), in the aggregate maximum amount of [__] DOLLARS ($[__]) (such amount, as the same may be reduced, increased and reinstated from time to time as provided herein, being the “Series [TBD] Letter of Credit Amount”), effective immediately and expiring at 12:00 noon (New York time) at our New York office at [__], Facsimile No.:  [__] (such office or any other office which may be designated by the Series [TBD] Letter of Credit Provider by written notice delivered to you, being the “Series [TBD] Letter of Credit Provider’s Office”) on [__] (or, if such date is not a Business Day (as defined below), the immediately following Business Day) (the “Scheduled Letter of Credit Expiration Date”).  You are referred to herein (and in each Annex hereto) as the Trustee.

The Series [TBD] Letter of Credit Provider irrevocably authorizes you to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more drawings by one or more of the Trustee’s drafts, each drawn on the Series [TBD] Letter of Credit Provider at the Series [TBD] Letter of Credit Provider’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate purported to be signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series [TBD] Letter of Credit Amount as in effect on such Business Day and (2) in a single drawing by the Trustee’s draft, drawn on the Series [TBD] Letter of Credit Provider at the Series

[TBD] Letter of Credit Provider’s Office, payable at sight on a Business Day, and accompanied by the Trustee’s written and completed certificate purported to be signed by the Trustee in substantially the form of Annex B attached hereto (such draft accompanied by such certificate being a “Termination Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series [TBD] Letter of Credit Amount as in effect on such Business Day, provided, that only one Termination Demand may be made hereunder.  Any Credit Demand or Termination Demand may be delivered by facsimile transmission to the Series [TBD] Letter of Credit Provider’s Office. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are required or authorized by law to close in New York City, New York.  Upon the Series [TBD] Letter of Credit Provider honoring any Credit Demand presented hereunder, the Series [TBD] Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand.  In addition to the foregoing reduction, the Series [TBD] Letter of Credit Amount shall automatically be reduced to zero and this Series [TBD] Letter of Credit shall be terminated upon the Series [TBD] Letter of Credit Provider honoring any Termination Demand presented to it hereunder.

The Series [TBD] Letter of Credit Amount shall be automatically reinstated with respect to reimbursement of any Credit Demand when and to the extent, but only when and to the extent, that (i) the Series [TBD] Letter of Credit Provider is reimbursed by any of the Lessees or DTAG (on behalf of any of the Lessees), as the case may be, in full for any amount drawn hereunder by any Credit Demand and (ii) the Series [TBD] Letter of Credit Provider receives written notice from DTAG in substantially the form of Annex C attached hereto certifying that no Event of Bankruptcy (as defined in Annex C attached hereto) with respect to DTAG, DTG Operations, or any other Lessee has occurred and is continuing; provided, however, that the Series [TBD] Letter of Credit Amount shall, in no event, be reinstated to an amount greater than the Series [TBD] Letter of Credit Amount as in effect immediately prior to such Credit Demand.

The Series [TBD] Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Series [TBD] Letter of Credit Provider in substantially the form of Annex D attached hereto.  The Series [TBD] Letter of Credit Amount shall be automatically increased upon receipt by the Trustee of written notice from the Series [TBD] Letter of Credit Provider in substantially the form of Annex E attached hereto stating that the Series [TBD] Letter of Credit Amount has been increased and setting forth the amount of such increase.

Each Credit Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Series [TBD] Letter of Credit Provider at the Series [TBD] Letter of Credit Provider’s Office.  If the Series [TBD] Letter of Credit Provider receives any Credit Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series [TBD] Letter of Credit, not later than [TBD] (New York City time) on a Business Day prior to the termination hereof, the Series [TBD] Letter of Credit Provider will make such funds available by [TBD] (New York City time) on the same day in accordance with your payment instructions.  If the Series [TBD] Letter of Credit Provider receives any Credit Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series [TBD] Letter of Credit, after [TBD] (New York City time) on a Business Day prior to the termination hereof, the Series [TBD] Letter of Credit Provider will make the funds available by[TBD] (New York City time) on the next succeeding Business Day in accordance with your payment instructions.  If you so request the Series [TBD] Letter of Credit Provider, payment under this Series [TBD] Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to your respective accounts in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account.

Upon the earliest of (i) the date on which the Series [TBD] Letter of Credit Provider honors a Termination Demand presented hereunder, (ii) the date on which the Series [TBD] Letter of Credit Provider receives written notice from you that an alternate letter of credit or other credit enhancement has been substituted for this Series [TBD] Letter of Credit, (iii) the date on which the Series [TBD] Letter of Credit Provider receives written notice from you that the Series [TBD] Notes are paid in full and (iv) the Scheduled Letter of Credit Expiration Date, this Series [TBD] Letter of Credit shall automatically terminate.

This Series [TBD] Letter of Credit is transferable only in its entirety to any transferee(s) who you certify to the Series [TBD] Letter of Credit Provider has succeeded you, as Trustee under the Series [TBD] Supplement, and may be successively transferred only in its entirety.  Transfer of this Series [TBD] Letter of Credit to such transferee shall be effected by the presentation to the Series [TBD] Letter of Credit Provider of this Series [TBD] Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto.  Upon such presentation the Series [TBD] Letter of Credit Provider shall forthwith transfer this Series [TBD] Letter of Credit to the transferee and endorse this Series [TBD] Letter of Credit in favor of the transferee.

This Series [TBD] Letter of Credit sets forth in full the undertaking of the Series [TBD] Letter of Credit Provider, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts and the ISP98 (defined below).

This Series [TBD] Letter of Credit is subject to the International Standby Practice, ICC Publication No. 590 (the “ISP98”), and, as to matters not covered by the ISP98, shall be governed by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.

Communications with respect to this Series [TBD] Letter of Credit shall be in writing and shall be addressed to the Series [TBD] Letter of Credit Provider at the Series [TBD] Letter of Credit Provider’s Office, specifically referring to the number of this Series [TBD] Letter of Credit.

Very truly yours,

BANK OF AMERICA, N.A., as the Series [TBD] Letter of Credit Provider

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

ANNEX A

CERTIFICATE OF CREDIT DEMAND

Bank of America, N.A.
[ADDRESS]
Telecopier:  [__]
Attention:  [__]

Certificate of Credit Demand under the Irrevocable Letter of Credit No. [__] (the “Series [TBD] Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [TBD], 201_, issued by Bank of America, N.A., as the Series [TBD] Letter of Credit Provider, in favor of Deutsche Bank Trust Company Americas, as the Trustee.

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Series [TBD] Letter of Credit Provider as follows:

1.  Deutsche Bank Trust Company Americas is the Trustee under the Series [TBD] Supplement referred to in the Series [TBD] Letter of Credit.

2.  As of the date of this certificate, there exist [Series [TBD] Lease Payment Losses (as such term is defined in the Series [TBD] Supplement referred to in the Series [TBD] Letter of Credit) allocated to making a drawing under the Series [TBD] Letter of Credit pursuant to Sections 4.7(a)(iii)(A), (b)(iii)(A) or (c)(iii)(A) of such Series [TBD] Supplement]2 [an amount due and payable by Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), under the Demand Note (the “Demand Note”) issued by DTAG to Rental Car Finance Corp. pursuant to Section 4.15(a) of the Series [TBD] Supplement has not been deposited into the Series [TBD] Collection Account (as defined in the Series [TBD] Supplement referred to in the Series [TBD] Letter of Credit)]3 in the amount of $___________.

3.  The Trustee is making a drawing under the Series [TBD] Letter of Credit [as required by Section 4.14(b) of the Series [TBD] Supplement for an amount equal to $___________, which amount is equal to the lesser of (i) the Series [TBD] Lease Payment Losses (as defined in the Series [TBD] Supplement) allocated to making a drawing under the Series [TBD] Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c)(iii)(A), as applicable, of the Series [TBD] Supplement, and (ii) the Available Draw Amount (as defined in the Series [TBD] Supplement) on the date of this certificate]4 [as required by Section 4.15(b) of the Series [TBD] Supplement for an amount equal to $_________, which amount is equal to the lesser of (i) (A) that portion of the amount demanded under the Demand Note (as defined in the Series [TBD] Supplement) as specified in Section 4.15(a) of the Series [TBD] Supplement that has not been deposited into the Series [TBD] Collection Account (as defined in the Series [TBD] Supplement) as of [TBD] (New York City time) on the date of this certificate, in the case where this certificate is being provided pursuant to [Section 4.15(b)] of the Series [TBD] Supplement as a result of the circumstance described in [Section 4.15(b)(x)] of the Series [TBD] Supplement, (B) the amount of the stayed demand for payment in the case where this certificate is being provided pursuant to [Section 4.15(b)] of the Series [TBD] Supplement as a result of the circumstance described in [Section 4.15(b)(y)] of the Series [TBD] Supplement or (C) the amount avoided and recovered in the case where this certificate is being provided pursuant to [Section 4.15(b)] of the Series

___________________________

2Include this text if Credit Demand is pursuant to [Section 4.14(b)] of the Series [TBD] Supplement.

3Include this text if Credit Demand is pursuant to [Section 4.15(b)] of the Series [TBD] Supplement.

4Include this text if Credit Demand is pursuant to [Section 4.14(b)] of the Series [TBD] Supplement.

[TBD] Supplement as a result of the circumstance described in [Section 4.15(b)(z)] of the Series [TBD] Supplement and (ii) Available Draw Amount (as defined in the Series [TBD] Supplement)]5 (the “Series [TBD] LOC Credit Disbursement”).  The Series [TBD] LOC Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series [TBD] Letter of Credit on the date of this certificate.

4.  The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to Deutsche Bank Trust Company Americas, as Trustee].

5.  The Trustee acknowledges that, pursuant to the terms of the Series [TBD] Letter of Credit, upon the Series [TBD] Letter of Credit Provider honoring the draft accompanying this certificate, the Series [TBD] Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this _____ day of ____________, ___.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

___________________________

5Include this text if Credit Demand is pursuant to Section [4.15(b)] of the Series [TBD] Supplement.

ANNEX B

CERTIFICATE OF TERMINATION DEMAND

Bank of America, N.A.
[ADDRESS]
Telecopier:  [__]
Attention:  [__]

Certificate of Termination Demand under the Irrevocable Letter of Credit No.  [__] (the “Series [TBD] Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [TBD], 201_, issued by Bank of America, N.A., as the Series [TBD] Letter of Credit Provider, in favor of Deutsche Bank Trust Company Americas, as the Trustee.

The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Series [TBD] Letter of Credit Provider as follows:

1.  Deutsche Bank Trust Company Americas is the Trustee under the Series [TBD] Supplement referred to in the Series [TBD] Letter of Credit.

2.           Pursuant to Section 4.16 of the Series [TBD] Supplement, the Trustee, in its capacity as such, is making a drawing in the amount (the “Termination Demand Amount”) equal to the lesser of (A) the Series [TBD] Invested Amount (as defined in the Series [TBD] Supplement) as of the date of this certificate and (B) the Series [TBD] Letter of Credit Amount as in effect on the date of this certificate.

3.  The amount of the draft accompanying this certificate is $_________ which is equal to the Termination Demand Amount as of the date hereof.  The Termination Demand Amount does not exceed the amount that is available to be drawn by the Trustee under the Series [TBD] Letter of Credit on the date of this certificate.

4.  The amount of the draft shall be delivered pursuant to the following instructions:

[insert payment instructions (including payment date) for wire to Deutsche Bank Trust Company Americas, as Trustee]

5.  The Trustee acknowledges that, pursuant to the terms of the Series [TBD] Letter of Credit, upon the Series [TBD] Letter of Credit Provider honoring the draft accompanying this certificate, the Series [TBD] Letter of Credit Amount shall automatically be reduced to zero and the Series [TBD] Letter of Credit shall terminate and be immediately returned to the Series [TBD] Letter of Credit Provider.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this _____ day of _______________, ____.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

ANNEX C

CERTIFICATE OF REINSTATEMENT OF
SERIES [TBD] LETTER OF CREDIT AMOUNT
Bank of America, N.A.
[ADDRESS]
Telecopier:  [__]

Attention:  [__]

Certificate of Reinstatement of Series [TBD] Letter of Credit Amount under the Irrevocable Letter of Credit No. [__] (the “Series [TBD] Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [TBD], 201_, issued by Bank of America, N.A., as the Series [TBD] Letter of Credit Provider, in favor of Deutsche Bank Trust Company Americas, as the Trustee.

The undersigned, a duly authorized officer of Dollar Thrifty Automotive Group, Inc., hereby certifies to the Series [TBD] Letter of Credit Provider as follows:

1.  As of the date of this certificate, the Series [TBD] Letter of Credit Provider has been reimbursed in full by [                     ] in the amount of $ [                     ] in respect of the Credit Demand made on ______________.

2.  As of the date of this certificate, no Event of Bankruptcy with respect to Dollar Thrifty Automotive Group, Inc. (“DTAG”), DTG Operations, Inc. (“DTG Operations”), or any other Lessee has occurred and is continuing. “Event of Bankruptcy”, with respect to DTAG, DTG Operations, or any other Lessee, means (a) a case or other proceeding shall be commenced, without the application or consent of such person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such person or all or any substantial part of its assets, or any similar action with respect to such person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such person shall be entered in an involuntary case under The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et. seq., (the “Bankruptcy Code”) or any other similar law now or hereafter in effect; or (b) such person shall commence a voluntary case or other proceeding under the Bankruptcy Code or any applicable insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) a corporation or similar entity or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).

3.  Accordingly, pursuant to the terms and conditions of the Series [TBD] Letter of Credit, the Series [TBD] Letter of Credit Amount is hereby reinstated in the amount of $[                    ] so that the Series [TBD] Letter of Credit Amount after taking into account such reinstatement is in an amount equal to $[                    ].

IN WITNESS WHEREOF, Dollar Thrifty Automotive Group, Inc. has executed and delivered this certificate on this ____ day of __________, ____.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title:

ANNEX D

NOTICE OF REDUCTION OF SERIES [TBD] LETTER OF CREDIT AMOUNT

Bank of America, N.A.
[ADDRESS]
Telecopier:  [__]

Attention:  [__]

Notice of Reduction of Series [TBD] Letter of Credit Amount under the Irrevocable Letter of Credit No. [__] (the “Series [TBD] Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [TBD], 201_, issued by Bank of America, N.A., as the Series [TBD] Letter of Credit Provider, in favor of Deutsche Bank Trust Company Americas, as the Trustee.

The undersigned, a duly authorized officer of the Trustee, hereby notifies the Series [TBD] Letter of Credit Provider as follows:

1.  The Trustee has received a notice pursuant to the Enhancement Letter of Credit Application and Agreement authorizing it to request a reduction of the Series [TBD] Letter of Credit Amount to $___________ and is delivering this notice in accordance with the terms of the Enhancement Letter of Credit Application and Agreement.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this ____ day of _____________, ____.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

ANNEX E

NOTICE OF INCREASE OF SERIES [TBD] LETTER OF CREDIT AMOUNT

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York 10005
Telecopier:  (212) 553-2462

Attention:  Corporate Trust Division

Notice of Increase of Series [TBD] Letter of Credit Amount under the Irrevocable Letter of Credit No. [__] (the “Series [TBD] Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [TBD], 201_, issued by Bank of America, N.A., as the Series [TBD] Letter of Credit Provider, in favor of Deutsche Bank Trust Company Americas, as the Trustee.

The undersigned, duly authorized officers of the Series [TBD] Letter of Credit Provider, hereby notify the Trustee as follows:

1.  The Series [TBD] Letter of Credit Provider has received a request from DTG Operations, Inc. to increase the Series [TBD] Letter of Credit Amount by $________, and the Series [TBD] Letter of Credit Provider is permitted to increase the Series [TBD] Letter of Credit Amount by such amount.

2.  The aggregate maximum amount of the Series [TBD] Letter of Credit is increased to $________from $________ pursuant to and in accordance with the terms and provisions of the Series [TBD] Letter of Credit.

IN WITNESS WHEREOF, the Series [TBD] Letter of Credit Provider has executed and delivered this certificate on this ____ day of __________, _____.

BANK OF AMERICA, N.A., as the Series [TBD] Letter of Credit Provider

By:____________________________________
Name:
Title:

ANNEX F

INSTRUCTION TO TRANSFER

Bank of America, N.A.
[ADDRESS]
Telecopier:  [__]

Attention:  [__]

Re:  Irrevocable Letter of Credit No. [__]

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

_________________

[Name of Transferee]

_______________

[Address]

all rights of the undersigned beneficiary to draw under the above-captioned letter of credit (the “Series [TBD] Letter of Credit”) issued by the Series [TBD] Letter of Credit Provider named therein in favor of the undersigned.  We certify that the transferee has succeeded the undersigned as Trustee under the Series [TBD] Supplement (as defined in the Series [TBD] Letter of Credit).

By this transfer, all rights of the undersigned beneficiary in the Series [TBD] Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series [TBD] Letter of Credit pertaining to transfers.

The Series [TBD] Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Series [TBD] Letter of Credit Provider transfer the Series [TBD] Letter of Credit to our transferee and that the Series [TBD] Letter of Credit Provider endorse the Series [TBD] Letter of Credit returned herewith in favor of the transferee.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

EXHIBIT B
to
THE ENHANCEMENT LETTER OF CREDIT
APPLICATION AND AGREEMENT

FORM OF AFFILIATE JOINDER IN ENHANCEMENT LETTER OF

CREDIT APPLICATION AND AGREEMENT

THIS AFFILIATE JOINDER IN ENHANCEMENT LETTER OF CREDIT APPLICATION AND AGREEMENT (this “Joinder”) is executed as of _____________ ____, _____, by _______________, a ____________________________________ (“Joining Party”), and delivered to each of Bank of America, N.A., as the Series [TBD] Letter of Credit Provider (in such capacity, the “Series [TBD] Letter of Credit Provider”) and Deutsche Bank Trust Company Americas, as the Trustee (in such capacity, the “Trustee”), pursuant to that certain Enhancement Letter of Credit Application and Agreement, dated as of [TBD], 201_ (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Enhancement Letter of Credit Application and Agreement”), among the Series [TBD] Letter of Credit Provider, DTG Operations, Inc., any Permitted Lessees from time to time becoming Lessees thereunder, Rental Car Finance Corp. and Dollar Thrifty Automotive Group, Inc.  Capitalized terms used herein but not defined herein shall have the meanings provided for in the Enhancement Letter of Credit Application and Agreement.

RECITALS:

WHEREAS, the Joining Party is a Permitted Lessee; and

WHEREAS, the Joining Party desires to become a “Lessee” under and pursuant to Section 4.17 of the Enhancement Letter of Credit Application and Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Joining Party, the Joining Party agrees as follows:

A G R E E M E N T :

1.  The Joining Party hereby represents and warrants to and in favor of the Series [TBD] Letter of Credit Provider and the Trustee that (i) the Joining Party is a Permitted Lessee, (ii) all of the conditions required to be satisfied pursuant to Section 4.17 of the Enhancement Letter of Credit Application and Agreement in respect of the Joining Party becoming a Lessee thereunder have been satisfied and (iii) all of the representations and warranties contained in Section 3.1 of the Enhancement Letter of Credit Application and Agreement with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

2.  The Joining Party hereby agrees to assume all of the obligations of a “Lessee” under the Enhancement Letter of Credit Application and Agreement and agrees to be bound by all of the terms, covenants and conditions therein.

3.  By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Enhancement Letter of Credit Application and Agreement.  By its execution and delivery of this Joinder, DTAG acknowledges that the Joining Party is a Lessee for all purposes under the Enhancement Letter of Credit Application and Agreement.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

[Name of Joining Party]

By:____________________________________
Name:
Title:

Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title:

EXHIBIT C
to
THE ENHANCEMENT LETTER OF CREDIT
APPLICATION AND AGREEMENT

REQUEST FOR REDUCTION OF

SERIES [TBD] LETTER OF CREDIT AMOUNT

Deutsche Bank Trust Company Americas, as Trustee
60 Wall Street
New York, New York 10005
Telecopier:  (212) 553-2462

Attention:  Corporate Trust Division

Request for Reduction of Series [TBD] Letter of Credit Amount under the Enhancement Letter of Credit Application and Agreement, dated as of [TBD], 201_ (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Enhancement Letter of Credit Application and Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among DTG Operations, Inc., those additional Permitted Lessees from time to time becoming parties thereto, Rental Car Finance Corp., Dollar Thrifty Automotive Group, Inc. and Bank of America, N.A., as the Series [TBD] Letter of Credit Provider.

The undersigned, a duly authorized officer of Dollar Thrifty Automotive Group, Inc., individually and on behalf of the Lessees, hereby certifies to Deutsche Bank Trust Company Americas in its capacity as the Trustee under the Series [TBD] Supplement referred to in the Enhancement Letter of Credit Application and Agreement (the “Trustee”) as follows:

1.  The Series [TBD] Letter of Credit Amount as of the date of this request prior to giving effect to the reduction of the Series [TBD] Letter of Credit Amount requested in paragraph 2 of this request is $__________.

2.  The Trustee is hereby requested pursuant to Section 2.1 (a) of the Enhancement Letter of Credit Application and Agreement to execute and deliver to the Series [TBD] Letter of Credit Provider a Notice of Reduction of Series [TBD] Letter of Credit Amount substantially in the form of Annex D to the Series [TBD] Letter of Credit (the “Notice of Reduction”) for a reduction in the Series [TBD] Letter of Credit Amount by an amount equal to $___________.  The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 2.1(a) of the Enhancement Letter of Credit Application and Agreement), and to provide for the reduction pursuant to the Notice of Reduction to be as of ________, ________.  The undersigned understands that the Trustee will be relying on the contents hereof.  The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the Series [TBD] Letter of Credit Amount not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.

3.  To the best of the knowledge of the undersigned, (i) the Series [TBD] Letter of Credit Amount will be $____________, (ii) the Series [TBD] Available Subordinated Amount will be $____________, (iii) the Series [TBD] Cash Liquidity Amount will be $____________ and (iv) the Enhancement Amount will be $____________, in each case as of the date of the reduction requested in paragraph 2 of this request.

4.  The Series [TBD] Letter of Credit Amount after giving effect to the reduction requested in paragraph 2 of this request will not cause (i) the Series [TBD] Letter of Credit Amount to be less than the Series [TBD] Minimum Letter of Credit Amount, (ii) the Series [TBD] Available Subordinated Amount to be less than the Series [TBD] Minimum Subordinated Amount, (iii) the Series [TBD] Enhancement Amount to be less than the Series [TBD] Minimum Enhancement Amount, or (iv) the Series [TBD] Liquidity Amount to be less than the Series [TBD] Minimum Liquidity Amount, in each case as of the date the reduction requested in paragraph 2 of this request.

5.  The undersigned acknowledges and agrees that the execution and delivery of this request by the undersigned constitutes a representation and warranty by the undersigned to each of the Series [TBD] Letter of Credit Provider and the Trustee that, as of the date on which the Series [TBD] Letter of Credit Amount is reduced by the amount set forth in paragraph 2 of this request, each of the statements set forth in this request is true and correct to the best of the knowledge of the undersigned.

6.  The undersigned agrees that if on or prior to the date as of which the Series [TBD] Letter of Credit Amount is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify each of the Series [TBD] Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in Section 4.4 of the Enhancement Letter of Credit Application and Agreement and the request set forth herein to reduce the Series [TBD] Letter of Credit Amount shall be deemed canceled upon receipt by each of the Series [TBD] Letter of Credit Provider and the Trustee of such notice in writing.

IN WITNESS WHEREOF, Dollar Thrifty Automotive Group, Inc., individually and on behalf of the Lessees, has executed and delivered this request on this ____ day of __________, ____.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:____________________________________
Name:
Title: